UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT

OF 1934

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DIGITALGLOBE, INC.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 10, 2012

Dear Stockholder:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of DigitalGlobe, Inc., to be held at the Grand Hyatt Denver located at 1750 Welton Street, Denver, CO 80202 in the Mt. Oxford Room, on Tuesday, May 22, 2012, at 9:00 a.m. Mountain Daylight Time. The formal notice of the Annual Meeting appears on the following page. The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please ensure that your shares are represented by voting in advance of the meeting as instructed on the Notice of Internet Availability of Proxy Materials, on the Internet, via a toll-free number or, if you request a paper or e-mail copy of the proxy materials, by completing, signing and returning the proxy card that is provided. If you submit your proxy without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

On behalf of the Board of Directors, thank you for your continued support of DigitalGlobe. We look forward to seeing you on May 22, 2012.

Sincerely,

Jeffrey R. Tarr
President and Chief Executive Officer DIGITALGLOBE, INC. 1601 Dry Creek Drive, Suite 260 Longmont, Colorado 80503 (303) 684-4000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2012

To the Stockholders of DigitalGlobe, Inc.:

The Annual Meeting of Stockholders of DigitalGlobe, Inc. will be held at the Grand Hyatt Denver located at 1750 Welton Street, Denver, CO 80202 in the Mt. Oxford Room, on Tuesday, May 22, 2012, at 9:00 a.m. Mountain Daylight Time for the following purposes:

1. To vote for the election of three Class III Directors to our Board of Directors, each for a three-year term expiring at the Annual Meeting in 2015 and until their successors are duly elected and qualified;

2. To vote on the amendment of the 2007 Employee Stock Option Plan;

3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012;

4. To hold an advisory vote on executive compensation; and

5. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The Board of Directors has fixed the close of business on March 26, 2012, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

The Company has elected to take advantage of the Securities and Exchange Commission (the “SEC”) rules that allow issuers to furnish proxy materials to their stockholders on the Internet. The Company believes these rules allow it to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. Accordingly, stockholders of record at the close of business on March 26, 2012, will receive a Notice of Internet Availability of Proxy Materials and may vote at the Annual Meeting and any adjournment or postponement thereof. DigitalGlobe expects to mail the Notice of Internet Availability of Proxy Materials on or about April 12, 2012.

Your vote is very important. Whether or not you expect to attend the Annual Meeting, please vote, as instructed in the Notice of Internet Availability of Proxy Materials, via the Internet or the telephone, as promptly as possible in order to ensure your representation at the Annual Meeting. Alternatively, you may follow the procedures outlined in the Notice of Internet Availability of Proxy Materials to request a paper proxy card to submit your vote by mail. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

By Authorization of the Board of Directors,
Sincerely,

Daniel L. Jablonsky
Senior Vice President, Secretary and General Counsel
Longmont, Colorado
April 10, 2012

PROXY STATEMENT

This Proxy Statement is furnished to you, the stockholders of DigitalGlobe, Inc., or the Company, a Delaware corporation, as part of our Board of Directors’ solicitation of proxies to be voted at the 2012 Annual Meeting of Stockholders, or the Annual Meeting, to be held on Tuesday, May 22, 2012, at 9:00 a.m. Mountain Daylight Time, and at any postponement or adjournment thereof.

We are also furnishing a copy of our Annual Report on Form 10-K for the year ended December 31, 2011, which includes our 2011 financial statements. The Annual Report is not, however, part of the proxy materials.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 22, 2012

Pursuant to the rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or the Notice of Internet Availability, to our stockholders of record. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice of Internet Availability. We intend to mail the Notice of Internet Availability on or about April 12, 2012 to all stockholders entitled to vote at the Annual Meeting.

Stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability or may request to receive a paper copy of the proxy materials by mail or electronic copy by electronic mail on a one-time or ongoing basis. Instructions on how to request a printed copy by mail or electronically may be found on the Notice of Internet Availability of Proxy Materials and on the website referred to in that notice.

The Notice of Internet Availability will also identify the date, the time and location of the Annual Meeting; the matters to be acted upon at the meeting and the Board of Directors’ recommendation with regard to each matter; a toll-free telephone number, an e-mail address, and a website where stockholders can request to receive, free of charge, a paper or e-mail copy of the Proxy Statement, our Annual Report and a form of proxy relating to the Annual Meeting; information on how to access and vote the form of proxy; and information on how to obtain directions to attend the meeting and vote in person should stockholders choose to do so.

We have organized this year’s Proxy Statement into three sections. You should read all three sections.

Section I. Questions and answers: this section provides answers to frequently asked questions.

Section II. Proxy proposals: this section provides information about the proposals to be voted on at the Annual Meeting.

Section III. Other required information: this section provides information that is required by law to be included in our Proxy Statement and which has not otherwise been included in Sections I and II.

SECTION I.

QUESTIONS AND ANSWERS

What am I voting on?

At the Annual Meeting, our stockholders will be voting on the following proposals:

1. Proposal No. 1 — the election of three Class III Directors (Nick S. Cyprus, Warren C. Jenson, and Kimberly Till) to our Board of Directors, each for a three-year term expiring at our Annual Meeting in 2015 and until their successors are duly elected and qualified;

2. Proposal No. 2 — the approval of the amendment of the 2007 Employee Stock Option Plan;

3.  Proposal No. 3 — the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012; and

4.  Proposal No. 4 — an advisory vote on executive compensation.

How does the Board of Directors recommend I vote on each of the proposals?

Our Board of Directors recommends you vote your shares:

•	FOR election to our Board of Directors of each of the three nominees for director named in Proposal No. 1;

•	FOR approval of amendment to the 2007 Employee Stock Option Plan (Proposal No. 2);

•	FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal No. 3); and

•	FOR the approval, on an advisory basis, of our executive compensation (Proposal No. 4).

When and Where is the Annual Meeting?

The Grand Hyatt Denver located at 1750 Welton Street, Denver, CO 80202 in the Mt. Oxford Room, on Tuesday, May 22, 2012, at 9:00 a.m. Mountain Daylight Time.

Who can attend the Annual Meeting?

All stockholders as of March 26, 2012, the record date, can attend the Annual Meeting. You will need to have a valid picture identification to be admitted. If your shares are held through a broker, bank or nominee (that is, in “street name”), you are considered the beneficial holder of such shares and if you would like to attend the Annual Meeting, you will need to contact your bank or broker and request a “legal proxy”. You must bring the legal proxy to the Annual Meeting along with your valid picture identification. In order to expedite admission to the Annual Meeting, you are encouraged to register in advance by following the “Advance Registration Instructions” of these materials.

Who is entitled to vote at the meeting?

Stockholders of record as of the close of business on March 26, 2012, which is known as the record date, are entitled to vote at the Annual Meeting. If you are the beneficial owner of shares held in “street name” through a broker, bank or nominee, the Notice of Internet Availability is being forwarded to you by your broker, bank or nominee. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or nominee that holds your shares, giving you the right to vote the shares at the meeting.

Even if you plan to attend the Annual Meeting, we recommend that you submit a proxy in advance of the Annual Meeting so that your vote will be counted if you later decide not to attend the Annual Meeting.

How do I vote?

You can vote on matters that properly come before the Annual Meeting in one of four ways: via the Internet, or by telephone, or by submitting a proxy by mail or by voting your shares in person at the meeting.

To submit a proxy via the Internet or by telephone, please refer to the instructions on the Notice of Internet Availability. If your shares are registered in the name of a bank, brokerage firm or other nominee, you also are eligible to submit voting instructions electronically over the Internet or by telephone. Your broker voting instruction form will provide instructions for such alternative methods of voting. If you submit your proxy via the Internet or by telephone, you do not have to return your voting form by mail. To submit a proxy by mail, you must request a paper proxy card by following the instructions on the Notice of Internet Availability. Once you receive the paper proxy card, please sign and date each proxy card or voting form you receive and return it in the postage-paid envelope.

If you are a stockholder of record and submit a proxy via the Internet, by telephone or by mail without making voting selections, your shares will be voted FOR election to our Board of Directors of each of the three nominees for director named in Proposal No. 1, FOR Proposal No. 2 to approve the amendment to the 2007 Employee Stock Option Plan; FOR Proposal No. 3 to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, as outlined in Section II of this Proxy Statement, and FOR Proposal No.4 regarding the advisory vote on executive compensation.

You have the right to revoke your proxy at any time before your shares are actually voted at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy by:

•	notifying our corporate Secretary, Daniel L. Jablonsky, in writing;

•	signing and returning a later-dated proxy card;

•	submitting a new proxy electronically via the Internet or by telephone; or

•	voting in person at the Annual Meeting.

If you are the beneficial owner of shares held in “street name” by a broker, bank or nominee, you may change your vote by submitting new voting instructions to your broker, bank or nominee, or, if you have obtained a legal proxy from your broker, bank or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Please note that attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

How will voting on any other business be conducted?

Other than the proposals described in Section II of this Proxy Statement, we know of no other business to be considered at the Annual Meeting. However, if any other matters are properly presented at the meeting or any postponement or adjournment thereof, your proxy, if properly submitted, authorizes Daniel L. Jablonsky, our Secretary and General Counsel, and Yancey L. Spruill, our Chief Financial Officer and Treasurer, to vote in their discretion on those matters.

Who will count the vote?

Representatives of American Stock Transfer & Trust Company, LLC will serve as the inspector of election at the Annual Meeting and will count the vote.

Who will bear the cost of soliciting votes?

The Company will bear all attendant costs of the solicitations of proxies. These costs include the expense of preparing and mailing the Notice of Internet Availability, any paper proxy solicitation materials and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials to beneficial owners of our common stock. We may conduct further solicitation personally, telephonically, through the Internet or by facsimile through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. We may generate other expenses in connection with the solicitation of proxies.

What does it mean if I receive more than one Notice of Internet Availability or set of proxy materials?

It probably means your shares are registered differently and are in more than one account. Please follow the voting instructions on each Notice of Internet Availability, proxy card or voting form you received. Or, submit your proxy or voting instructions electronically or by telephone by following the instructions set forth on each Notice of Internet Availability, proxy card or voting form to ensure that all your shares are voted.

How many shares can vote?

As of the record date, March 26, 2012, 46,608,702 shares of our common stock were outstanding. Each share of our common stock outstanding and each unvested share of restricted stock with voting rights on the record date is entitled to one vote on each of the three director nominees and one vote on each other matter that may be presented for consideration and action by the stockholders at the Annual Meeting.

What constitutes a quorum?

A quorum is a majority of the shares of our common stock outstanding on the record date, present in person or by proxy, and entitled to vote at the Annual Meeting. Because there were 46,608,702 eligible votes as of the record date, we will need at least 23,304,352 votes present in person or by proxy at the Annual Meeting for a quorum to exist.

What happens if my shares are held by a broker?

If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, that person will nevertheless be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated as broker non-votes). Proposals 1, 2, and 4 are “non-discretionary” items. Accordingly, if you do not give instructions to your broker, your shares will not be voted with respect to these matters. Proposal 3 is considered discretionary and may be voted upon by your broker if you do not give instructions.

What is the voting requirement to approve each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed

Proposal 1 — Election of three Class III Directors	Plurality of Votes Cast	No

Proposal 2 — Approval of the Amendment to the 2007 Employee Stock Option Plan	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy	No

Proposal 3 — Ratification of independent registered public accounting firm for 2012	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy	Yes

Proposal 4 — Advisory vote on executive compensation	Majority of the Shares Entitled to Vote and Present in Person or Represented by Proxy	No

Each stockholder will be entitled to vote the number of shares of common stock held as of the record date by that stockholder for each director position to be filled. Stockholders will not be allowed to cumulate their votes in the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

How will “broker non-votes” and abstentions be treated?

“Broker non-votes” are shares held by brokers for which the broker lacks discretionary power to vote and never received voting instructions from the beneficial owner of the shares. Broker non-votes are counted for purposes of calculating a quorum. However, when the broker notes on the proxy card that it lacks discretionary authority to vote shares on a particular proposal and has not received voting instructions from the beneficial owner, those shares are not deemed to be entitled to vote for the purpose of determining whether stockholders have approved the matter and, therefore, will not be counted in determining the outcome for that particular proposal. Thus, a broker non-vote will not impact our ability to obtain a quorum and will not otherwise affect the outcome of the vote on a proposal that requires a plurality of votes cast (Proposal 1) or the approval of a majority of the votes present in person or represented by proxy and entitled to vote (Proposals 2 and 4).

As described above, a properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. For Proposals 2, 3 and 4, a properly executed proxy marked “ABSTAIN” with respect to the proposal has the same effect as a vote against the matter. Regardless, a properly executed proxy marked “WITHHOLD AUTHORITY” or “ABSTAIN” will be counted for purposes of determining whether a quorum is present.

When must notice of business to be brought before an annual meeting be given and when are stockholder proposals due for the 2013 Annual Meeting?

Advance Notice Procedures Under our bylaws, business, including director nominations, may be brought before an annual meeting if it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the discretion of our Board of Directors or by a stockholder entitled to vote who has delivered notice to our corporate secretary (containing certain information specified in our bylaws) not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting (for next year’s annual meeting, no earlier than the close of business on January 22, 2013, and no later than the close of business on February 21, 2013). These requirements are separate from and in addition to the requirements of the SEC that a stockholder must meet in order to have a stockholder proposal included in next year’s Proxy Statement.

Stockholder Proposals for the 2013 Annual Meeting. If you are submitting a proposal to be included in next year’s Proxy Statement, you may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by our corporate secretary at our executive offices no later than December 14, 2012.

How do I obtain a copy of the Annual Report on Form 10-K that DigitalGlobe filed with the SEC?

A copy of our most recent Annual Report on Form 10-K has been furnished with this proxy material. If you desire a paper or e-mail copy of our Annual Report on Form 10-K, we will provide one to you free of charge upon your written request to our Vice President of Investor Relations at 1601 Dry Creek Drive, Suite 260, Longmont, Colorado 80503, or you may access it on our Investor Relations website at http://investor.digitalglobe.com.

How may I obtain a separate set of proxy materials?

If you share an address with another stockholder, you may receive only one Notice of Internet Availability or set of proxy materials (including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2011) unless you have provided contrary instructions. If you wish to receive a separate Notice of Internet Availability or set of proxy materials, please request the additional copies by contacting our Vice President of Investor Relations at 1601 Dry Creek Drive, Suite 260, Longmont, Colorado 80503, or by telephone at (303) 684-4000. A separate Notice of Internet Availability or set of proxy materials will be sent promptly following receipt of your request.

If you are a stockholder of record and wish to receive a separate Notice of Internet Availability or set of proxy materials in the future, or if you are a stockholder at a shared address to which we delivered multiple copies of the Notice of Internet Availability and you desire to receive one copy or notice in the future, please contact our Vice President of Investor Relations at 1601 Dry Creek Drive, Suite 260, Longmont, Colorado 80503, or by telephone at (303) 684-4000.

If you hold shares beneficially in street name, please contact your broker, bank or nominee directly if you have questions, or require additional copies of the Notice of Internet Availability, this Proxy Statement or our Annual Report on Form 10-K for the year ended December 31, 2011.

SECTION II.

PROXY PROPOSALS

1.     ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine directors. Our Amended and Restated Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors, each serving staggered three-year terms. At this year’s Annual Meeting, we will be electing three directors, each to serve a term of three years expiring at our 2015 Annual Meeting and until his or her successor is duly elected and qualified. The nominees are Nick S. Cyprus, Warren C. Jenson, and Kimberly Till.

Each of the nominees standing for election is presently a Class III member of our Board of Directors. The Board of Directors, acting upon the recommendation of the Governance and Nominating Committee, recommends that the stockholders vote in favor of the election of the nominees named in this Proxy Statement to serve as members of our Board of Directors.

The six directors whose terms do not expire in 2012 are expected to continue to serve after the Annual Meeting until such time as their respective terms of office expire and their successors are duly elected and qualified.

If, at the time of the Annual Meeting, any of the nominees should be unable or decline to serve, the person named as proxy on the proxy card will vote for such substitute nominee or nominees as our Board of Directors recommends, or vote to allow the resulting vacancy to remain open until filled by our Board of Directors, as our Board of Directors recommends. Each of the nominees has consented to be named in this Proxy Statement and to serve if elected.

It is the policy of the Board that all directors are encouraged to attend the Annual Meeting. Such attendance is not mandatory. All of the Company’s directors then serving attended last year’s Annual Meeting.

Following is biographical information about each nominee and each director.

Nominees

Each of the nominees for director has been approved by the Board, upon the recommendation of the Governance and Nominating Committee, for submission to the stockholders. All nominees are currently serving on the Board.

In evaluating candidate qualifications for service on the Board and its committees, the Governance and Nominating Committee considers several factors, including professional experience, educational background, the candidate’s other time commitments, prior performance history on the Board (if applicable), and the candidate’s independence. Please see Section III of this Proxy Statement, Other Required Information, Director Meetings and Committees, Governance and Nominating Committee, for a more detailed discussion on director nomination considerations.

The individuals standing for election are:

Nick S. Cyprus, age 58, joined the Board of Directors of DigitalGlobe in 2009. Mr. Cyprus is Vice President, Controller and Chief Accounting Officer of General Motors Company. Prior to joining General Motors Company, from May 2004 to March 2006, Mr. Cyprus served as Senior Vice President, Controller, and Chief Accounting Officer of Interpublic Group of Companies. From 1999 to 2004, Mr. Cyprus was Vice President, Controller, and Chief Accounting Officer at AT&T Corporation. Mr. Cyprus holds a Master of Business Administration from New York University’s Stern School of Business and a Bachelor of Science Degree in Accounting from Fairleigh Dickinson University in New Jersey. Mr. Cyprus is also a certified public accountant.

In considering Mr. Cyprus for nomination to the Board, the Board noted that Mr. Cyprus brings to the Board extensive financial reporting and internal controls experience, having served as the Chief Accounting Officer for several large publicly traded companies, including his current position with General Motors Company. In addition, Mr. Cyprus is a certified public accountant and meets all SEC requirements for audit committee financial experts. The Board also took note of the fact that Mr. Cyprus’ contributions to the Company since he joined the

Board, including his service as Chair of the Audit Committee were significant, particularly with regard to execution of certain financial risk management and financial oversight responsibilities. The Board believes that Mr. Cyprus’ skills and experience continue to significantly contribute to the expertise of the Board. Mr. Cyprus does not currently serve on any other boards and has confirmed to the Board his availability and commitment to spending the time necessary on Company matters. Mr. Cyprus meets the independence requirements of the New York Stock Exchange, or the NYSE, and the SEC.

Warren C. Jenson, age 55, has served as a director of DigitalGlobe since 2008. Mr. Jenson is Chief Financial Officer of Acxiom Corporation. From 2008 through 2011 he served as Chief Operating Officer and Chief Financial Officer for Silver Spring Networks. From 2002 to 2008, Mr. Jenson served as Executive Vice President, Chief Financial Officer and Administrative Officer of Electronic Arts Inc. Before joining Electronic Arts, Mr. Jenson served as the Senior Vice President and Chief Financial Officer for Amazon.com, Inc. from 1999 to 2002. From 1998 to 1999, he served as the Chief Financial Officer and Executive Vice President for Delta Air Lines. Prior to that, he worked in several positions as part of the General Electric Company. Most notably, he served as Chief Financial Officer and Senior Vice President for the National Broadcasting Company, a subsidiary of General Electric. He has a Bachelor of Science in Accounting and a Master of Accountancy-Business Taxation from Brigham Young University.

In considering Mr. Jenson for nomination to the Board, the Board noted that Mr. Jenson brings to the Board significant strategic, operational and financial reporting and internal controls experience, having served as the Chief Financial Officer for several large publicly traded companies and recently as Chief Operating Officer of Silver Spring Networks. In addition, the Board considered Mr. Jenson’s experience in the media content business, having worked at NBC, Amazon.com and Electronic Arts, noting that such experience has value to the Company as it continues to develop its commercial business unit. The Board also took note of Mr. Jenson’s service on the Board to date and in particular the contributions made as Chair of the Compensation Committee. Mr. Jenson also meets the applicable SEC requirements for audit committee financial experts, providing additional depth to the financial experience of the Board. Mr. Jenson currently serves as a director of MarkMonitor, a privately held corporation and has confirmed to the Board his availability and commitment to spending the time necessary on Company matters. Mr. Jenson also meets the independence requirements of the NYSE and SEC.

Mr. Jenson was designated for consideration for nomination by Morgan Stanley & Co. Incorporated pursuant to the Morgan Stanley Investor Agreement, described more fully below.

Kimberly Till, age 56 has served as a director of DigitalGlobe since October 2010. Ms. Till is the former President and Chief Executive Officer of Harris Interactive, a global leader in custom market research and publishers of The Harris Poll®, a position she held from October 2008 through June 2011. Ms. Till joined Harris Interactive in October 2008 and was responsible for the global management of the company. She also served as a director of the firm. Prior to joining Harris Interactive from 2006 to 2008, Ms. Till was the President and then the Chief Executive Officer, North America for Taylor Nelson Sofres, or TNS, which was the world’s second largest market research company, where she was responsible for the U.S. and Canadian custom businesses. Before TNS, from 2003 to 2006, Ms. Till served as Vice President of the U.S. and then the Worldwide Media and Entertainment Group at Microsoft. She was responsible for the Worldwide Media & Entertainment Vertical in the Communications Sector. Earlier in her career, Ms. Till served as Senior Vice President and General Manager of AOL International, as Senior Vice President of Strategic Planning and Marketing for Sony Corporation of America, reporting directly to the Chairman and also held key strategic and operational roles with Euro Disney and Disney Interactive in Europe. Ms. Till holds a Bachelor of Arts in History from the University of Alabama, a Master of Business Administration from Harvard Business School, and a Juris Doctorate from Duke Law School.

In considering Ms. Till for nomination to the Board, the Board noted that Ms. Till brings to the Board significant experience in commercializing and delivering content at companies including Harris Interactive, Disney, Sony and Microsoft, and that such experience has value to the Company as it continues to develop its commercial business unit. The Board also noted Ms. Till’s extensive experience in doing business in Europe, Asia and Latin America. Ms. Till meets the independence requirements of the NYSE and SEC and has confirmed to the Board her ability and commitment to spending the time necessary on Company matters.

The Board of Directors unanimously recommends that stockholders vote FOR each of the nominees set forth above.

Other Directors

The following persons represent the members of our Board of Directors as of April 5, 2012 whose terms of office do not expire until after the Annual Meeting and who are therefore not standing for re-election at the Annual Meeting:

Name	Age	Position	Annual Meeting at Which Term Expires
Jeffrey R. Tarr	49	Class I Director and CEO	2013
Paul M. Albert, Jr.	69	Class I Director	2013
James M. Whitehurst	44	Class I Director	2013
Alden Munson Jr.	69	Class II Director	2014
Eddy Zervigon	43	Class II Director	2014
General Howell M. Estes III	70	Class II Director	2014

Jeffrey R. Tarr, age 49, joined the Board of Directors of DigitalGlobe in April 2011 and currently serves as a director and our President and Chief Executive Officer. Prior to joining us, from 2008 to 2010, Mr. Tarr served as the President and Chief Operating Officer of IHS Inc., a leading global source of information and insight in energy, economics, geopolitical risk, environmental sustainability and supply chain management. Before becoming President and Chief Operating Officer of IHS in 2008, Mr. Tarr was Co-President and Co-Chief Operating Officer (2007-2008) and President and COO of one of the company’s two operating divisions (2004-2007). Mr. Tarr led Hoover’s Inc. from 2001 through 2004. He served as the CEO, President and a director from 2001 and additionally as Chairman from 2002 until the acquisition of the company by The Dun & Bradstreet Corporation in 2003. Subsequent to the acquisition, Mr. Tarr served as President of the Hoover’s subsidiary. Prior to that, Mr. Tarr served as President and Chief Executive Officer of All.com Inc. Earlier in his career, Mr. Tarr held senior level positions at US WEST, TecMagik and International Development Group. Mr. Tarr began his career with Bain & Company. Mr. Tarr is a director of The Corporate Executive Board Company, a provider of research and analysis focused on strategy, operations and general management issues. Mr. Tarr holds a Master of Business Administration from Stanford University and an A.B. from Princeton University’s Woodrow Wilson School of Public and International Affairs.

In considering the eligibility of Mr. Tarr for continued service on the Board, the Board noted Mr. Tarr’s position as Chief Executive Officer of the Company. The Board believes it is appropriate to have the Chief Executive Officer of the Company on the Board to facilitate more detailed discussion around the Company’s strategic objectives, internal controls, risk assessment and management, and overall performance. The Board believes that the skills and experience that Mr. Tarr brings to the position of Chief Executive Officer, including leadership in building growth companies, apply equally to his ability to serve the stockholders of the Company as a member of the Board of Directors.

Mr. Tarr is not considered an independent director and, accordingly, he does not serve on any Board committees and is not compensated for his service as a director.

Paul M. Albert, Jr., age 69, has served as a director of DigitalGlobe since 1999. Mr. Albert is Chairman of Albert Investments, which oversees family financial activities, and a corporate director. From 1996 to 2006, he was a finance and capital markets consultant engaged primarily by global financial institutions as an educator of their bankers and as an expert witness on their behalf in litigation. He was a director of SpectraSite Inc. from 2003 to 2005, when it merged with American Tower Corporation, and then served on the Board of American Tower Corporation until 2006. Prior to this, he was a director of CAI Wireless Systems, Inc. and of Teletrac Inc. In his capacity as a corporate director, he has served on audit, compensation, finance, governance, operating and risk committees, often as committee chairman. Mr. Albert also serves as a director of two chapters of the National Association of Corporate Directors: the New York Chapter since 2003 and the Connecticut Chapter since 2010. From 1970 to 1996, he was an investment banker, holding senior officer positions at Morgan Stanley & Co. and Prudential Securities. He has an A.B. from Princeton University and a M.B.A. from Columbia University Business School.

In considering the eligibility of Mr. Albert for continued service on the Board, the Board noted Mr. Albert’s institutional knowledge of the Company, his tenure and contributions as former chair of the Company’s Audit Committee, his status as an audit committee financial expert under applicable SEC regulations, his overall board of director experience, and his extensive experience with U.S. and international capital markets. The Board also noted that Mr. Albert meets all SEC and NYSE independence requirements for board and committee service, and that Mr. Albert was not currently serving on any other boards. The Board believes that Mr. Albert’s long standing experience with the Company, and in particular his knowledge and expertise with regard to the Company’s financial reporting history and business practices, will continue to contribute to the Company’s governance abilities.

Mr. Albert was designated for consideration for nomination by Morgan Stanley & Co. Incorporated pursuant to the Morgan Stanley Investor Agreement, described more fully below.

James M. Whitehurst, age 44, joined the DigitalGlobe Board of Directors in August 2009. Mr. Whitehurst is President and CEO of Red Hat, the maker of Linux and other enterprise software, a position he has held since January 2008. Mr. Whitehurst previously served as Chief Operating Officer for Delta Air Lines from July 2005 to July 2007, and as Chief Network and Planning Officer from May 2004 to July 2005. From 2002 to 2004, Mr. Whitehurst served as Senior Vice President – Finance, Treasury & Business Development for Delta. Prior to joining Delta, Mr. Whitehurst held multiple positions of increasing authority at the Boston Consulting Group. Mr. Whitehurst holds a Bachelor of Arts in economics and computer science from Rice University, a General Course Degree from the London School of Economics, and a Master of Business Administration from Harvard Business School.

In considering the eligibility of Mr. Whitehurst for continued service on the Board, the Board noted Mr. Whitehurst’s significant experience as a top senior executive at both a large publicly traded company, Delta Air Lines, as well as with a high growth software company, Red Hat. The Board believes Mr. Whitehurst’s experience within these diverse business environments allow him to bring valued insight and expertise to the Company, particularly with regard to development and execution of the Company’s strategy. In addition, Mr. Whitehurst brings significant experience with risk assessment and risk management, gained through his role as Chief Operating Officer of Delta Air Lines, as well as in his current position with Red Hat. The Board also noted that Mr. Whitehurst was not serving on any other boards and had confirmed his time availability for service on the Company’s Board. Mr. Whitehurst also meets all SEC and NYSE requirements of independence, as well as the SEC requirements for audit committee financial experts.

Mr. Whitehurst was designated for consideration for nomination by Morgan Stanley & Co. Incorporated pursuant to the Morgan Stanley Investor Agreement, described more fully below.

General Howell M. Estes III, age 70, has served as a director of DigitalGlobe since 2007 and in February 2011 was elected to serve as Chairman of the Board. General Estes is the President of Howell Estes & Associates, Inc., a consulting firm engaged primarily by aerospace companies worldwide. General Estes serves on the Board of Trustees for The Aerospace Corporation and the Boards of Directors of Analytical Graphics, Inc. and the Air Force Academy Foundation. From 1965 to 1998, he served in the U.S. Air Force. At the time of his retirement from the Air Force, he was Commander-in-Chief of the North American Aerospace Defense Command and the United States Space Command and also Commander of the Air Force Space Command. In addition to a Bachelor of Science Degree from the Air Force Academy, he holds a Master of Arts Degree in Public Administration from Auburn University and is a graduate of the Program for Senior Managers in Government at Harvard’s JFK School of Government.

In considering the eligibility of General Estes for continued service on the Board, the Board noted that General Estes brings to the Board a combination of military and defense experience, and general business experience, that make him uniquely qualified to contribute to matters involving the Company’s defense and intelligence business segment, including the EnhancedView program. In addition, General Estes has significant board of director experience and key leadership experience gained from his military career. The Board also noted that General Estes possesses the security clearances necessary to allow him to be briefed on the Company’s classified business, thus allowing the Board to have insight into to all aspects of the Company’s business. General Estes meets all SEC and NYSE qualifications for independence, and has demonstrated through past performance his availability and willingness to spend the necessary time on Company matters.

Alden Munson Jr., age 69, has served as a director of DigitalGlobe since 2009. Mr. Munson is a Senior Fellow at the Potomac Institute for Policy Studies. From May 2007 to June 2009, Mr. Munson served in the U.S. Intelligence Community, where he was the Deputy Director of National Intelligence for Acquisition. From 2000 to 2007, Mr. Munson was an independent consultant to government and industry on defense, space, and intelligence matters.

He had an association with the investment banking firm Windsor Group from 2000 to 2004. From 1997 to 1999, Mr. Munson served as Senior Vice President and Group Executive of the Information Systems Group at Litton Corp. and, previously, from 1973 to 1997, as Vice President in various groups within TRW Inc., including the System Integration Group, the Space and Electronics Group and the Information Systems Group. He began his career at the Aerospace Corporation, where from 1966 to 1973 he provided system engineering support on space and intelligence programs. Mr. Munson was named a Pioneer of National Reconnaissance in 2000 and received the National Intelligence Distinguished Service Medal in 2009. Mr. Munson earned a Bachelor of Science with distinction and departmental honors in mechanical engineering from San Jose State University and a Master of Engineering in mechanical engineering from the University of California at Berkeley.

In considering the eligibility of Mr. Munson for continued service on the Board, the Board noted that Mr. Munson’s background and experience in leadership positions within U.S. government intelligence agencies brings to the Board specialized expertise regarding the use of Company products and services by the U.S. government defense and intelligence agencies. The Board observed that this insight is particularly helpful for evaluating strategic considerations given the proportion of the Company’s business that is derived from the defense and intelligence segment. The Board also noted the depth of Mr. Munson’s business experience gained from over thirty years of working with private sector aerospace and defense contractors. Mr. Munson also meets all SEC and NYSE independence requirements and is not currently serving on any other Boards of Directors.

Eddy Zervigon, age 43, has served as a director of DigitalGlobe since 2004. Mr. Zervigon was formerly a Managing Director of Morgan Stanley & Co. Incorporated in the Principal Investments Group and has been with Morgan Stanley & Co. Incorporated from 1997 through February 2012. Mr. Zervigon also serves as a director of Stadium Capital and Bloom Energy. Mr. Zervigon has a Bachelor of Arts from Florida International University and a Master of Business Administration from the Amos Tuck School of Business at Dartmouth College. Mr. Zervigon is also a certified public accountant.

In considering the eligibility of Mr. Zervigon for continued service on the Board, the Board noted that Mr. Zervigon brings to the Board significant institutional knowledge regarding the Company, having served on the Board since 2004. The Board also took note of the fact that Mr. Zervigon meets the SEC requirements for an audit committee financial expert and the Board considers such qualifications to have significant merit in contributing to the overall level of financial reporting experience on the Board. Mr. Zervigon has also demonstrated through past performance his willingness and ability to commit necessary time and resources to Company matters.

Investor Agreement

On April 28, 2009, we entered into an Investor Agreement with Morgan Stanley & Co. Incorporated. For so long as Morgan Stanley & Co. Incorporated or its affiliates continue to be the record and beneficial owner of shares representing 25% or more of our outstanding common stock, Morgan Stanley & Co. Incorporated or its affiliates will have the right to designate for nomination five of the nine nominees for our Board of Directors, at least three of whom must be independent under the NYSE rules. For so long as Morgan Stanley & Co. Incorporated or its affiliates continues to be the record and beneficial owner of shares representing less than 25% but 20% or more of our outstanding common stock, Morgan Stanley & Co. Incorporated or its affiliates will have the right to designate for nomination four members of the nine nominees for our Board of Directors, at least three of whom must be independent under the NYSE rules. For so long as Morgan Stanley & Co. Incorporated or its affiliates continues to be the record and beneficial owner of shares representing less than 20% but 15% or more of our outstanding common stock, Morgan Stanley & Co. Incorporated or its affiliates will have the right to designate for nomination three members of the nine nominees for our Board of Directors, all of whom must be independent under the NYSE rules. Independent directors originally proposed for nomination are not required to resign as Morgan Stanley & Co common stock ownership thresholds are reduced. Our Board of Directors may determine, in good faith, not to nominate any of Morgan Stanley & Co. Incorporated or its affiliates designated nominees, if such nomination would constitute a breach of its fiduciary duties or applicable law or violate our amended and restated certificate of incorporation, bylaws, corporate governance guidelines or similar policies, or if such designated nominees are reasonably likely not to be independent under NYSE rules. In addition, as long as Morgan Stanley & Co. Incorporated or its affiliates continue to be the record and beneficial owner of shares representing at least 15% of our outstanding common stock, at least one of Morgan Stanley & Co. Incorporated or its affiliates’ director nominees shall be appointed to each of our standing committees. At such time that Morgan Stanley & Co. Incorporated or its affiliates become the record and beneficial owner of shares representing less than 15% of our outstanding common stock, Morgan Stanley & Co. Incorporated or its affiliates will no longer have the right to designate for nomination any nominees for our Board of Directors. In the event of a change in the number of members of our Board of Directors, Morgan Stanley & Co. Incorporated or its affiliates will have the right to designate a proportional amount of the members of the nominees for our Board of Directors to most closely approximate the rights described above. If, however, the number of nominees for our Board of Directors designated for nomination by Morgan Stanley & Co. Incorporated or its affiliates is reduced as a result of a decrease in the record and beneficial ownership of shares of our common stock by Morgan Stanley & Co. Incorporated or its affiliates, any subsequent acquisition of shares of our common stock by Morgan Stanley & Co. Incorporated or its affiliates will not result in the right of Morgan Stanley & Co. Incorporated or its affiliates to designate for nomination additional nominees for our Board of Directors. As of the March 26, 2012 record date, Morgan Stanley Principal Investments, Inc., an affiliate of Morgan Stanley & Co. Incorporated, held approximately 16.0% of our outstanding common stock. Four of our current independent directors, including two nominees for reelection at the 2012 Annual Meeting were originally proposed for nomination by Morgan Stanley & Co., Incorporated. Accordingly, Morgan Stanley & Co., Incorporated is entitled to propose one director for nomination for election at the May 22, 2012 Annual Meeting.

2.     APPROVAL OF AMENDMENT TO THE 2007 EMPLOYEE STOCK OPTION PLAN

In June 2007, our Board of Directors adopted, and, in June 2007, our stockholders subsequently approved, our 2007 Employee Stock Option Plan (the “2007 Plan”). In March 2008, our Board of Directors amended the 2007 Plan to provide that participants have three months from the end of their continuous service with the Company (other than due to death or disability or by the Company for “cause”) to exercise any vested options. There were 5,000,000 shares of common stock initially reserved for issuance under the 2007 Plan at the effective time thereof after adjusting for our stock split in connection with our initial public offering in 2009. The 2007 Plan also contains an “evergreen” provision, which provides for an increase of 2% of the share reserve, or 100,000 shares, on the anniversary of the effective date of the 2007 Plan. In March 2012, the Company gave Morgan Stanley Smith Barney, the third-party administrator of the 2007 Plan, formal notice of the implementation of the evergreen provision to increase the total share reserve by 400,000 shares.

As of March 30, 2012, awards (net of canceled or expired awards) covering an aggregate of 5,287,810 shares of common stock had been granted under the 2007 Plan following the adoption thereof. As a result, as of March 30, 2012, 112,190 shares of common stock (plus any shares that might in the future be returned to the 2007 Plan as a result of cancellations or expiration of awards) remained available for future grant under the 2007 Plan, which number includes the application of the 2007 Plan’s evergreen provision.

As of March 30, 2012, the Company had issued outstanding options covering an aggregate of 4,444,641 shares of common stock and outstanding awards other than options covering an aggregate of 600,570 shares of common stock. The weighted average exercise price of all outstanding options as of March 30, 2012 was approximately $20.94 and the weighted average remaining term of such options was approximately 7.8 years. As of March 30, 2012, there were 46,608,702 shares of our common stock outstanding. On March 30, 2012, the last reported sale price of our common stock as quoted on the New York Stock Exchange was $13.35 per share.

On April 9, 2012, our Board approved an amendment to the 2007 Plan, subject to stockholder approval, to provide for the following changes to the 2007 Plan:

•	increase the number of shares authorized for issuance under the 2007 Plan by an additional 3,400,000 shares to an aggregate total of 8,800,000 shares;

•	remove the “evergreen” provision under the 2007 Plan;

•	provide that no participant under the Plan may be granted awards in any calendar year in excess of 2,000,000 shares;

•	remove the provision in the 2007 Plan providing for single trigger acceleration to a portion of outstanding awards on a change in control;

•

revise the definition of change in control under the plan to provide that a change in control requires a sale of all or substantially all of the Company’s assets or the actual liquidation or dissolution of the Company as opposed to simply stockholder approval of such matters;

•	extend the term of the 2007 Plan for 10 years from the date the amendment and restatement was approved by the Board;

•	clarify that direct and indirect “repricings” of stock options and share appreciation rights are impermissible absent stockholder approval;

•

provide for the ability to grant awards subject to stockholder-approved performance criteria in order to allow the awards to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code); and

•	other administrative changes and updates.

Our Board adopted this amendment to ensure that we can continue to grant stock options, restricted stock, performance share units and other stock awards under the 2007 Plan at levels determined appropriate by our Board and Compensation Committee and provide for other updates to the 2007 Plan that the Board determined were advisable. We believe that our ability to provide employees with attractive equity-based incentives is critical to our ability to successfully recruit, retain and motivate talented employees capable of helping us achieve our long-term objectives. We believe the grant of stock options, restricted stock, performance share units and other stock awards encourages employees to build long-term stockholder value.

The 2007 Plan is structured in a manner such that awards granted under it can (but need not) satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code (Section 162(m)). In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1,000,000 paid in any one year to the Company’s chief executive officer or any of the Company’s three other most highly compensated executive officers (other than the Company’s chief financial officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s stockholders every five years. For purposes of Section 162(m), the material terms include (i) the individuals eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid to an individual under the performance goal. Each of these aspects is discussed below, and stockholder approval of this Proposal 2 also constitutes approval of each of these aspects of the 2007 Plan for purposes of the approval requirements of Section 162(m).

Stockholders are requested in this Proposal 2 to approve the amendment to the 2007 Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the 2007 Plan. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this proposal has been approved. A copy of the 2007 Plan, as proposed to be amended and restated, is appended to this proxy statement as Annex A.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

2007 EMPLOYEE STOCK OPTION PLAN

The following summary of the 2007 Plan is qualified in its entirety by the specific language of the 2007 Plan, as proposed to be amended and restated, which is included in this proxy statement as Annex A.

Stock Awards

The 2007 Plan provides for the grant of incentive stock options, nonstatutory stock options, share appreciation rights, restricted shares, restricted share units, and unrestricted shares, which may be granted to employees, non-employee directors, and consultants and may vest on the basis of time, performance or a combination thereof. Incentive stock options granted under the 2007 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code and the rules and regulations promulgated thereunder. Nonstatutory stock options granted under the 2007 Plan are not intended to qualify as incentive stock options under the Code. Share appreciation rights granted under the 2007 Plan may be tandem rights, concurrent rights or independent rights. See “Federal Income Tax Information” for a discussion of the tax treatment of awards. To date, the Company has granted stock options, unrestricted shares and restricted shares under the 2007 Plan. As of March 30, 2012, the Company had approximately 709 full-time employees and eight non-employee directors. Although the 2007 Plan provides for the grant of stock awards to consultants, historically the Company has not made any such stock awards to consultants.

Share Reserve

Subject to approval by the stockholders of the proposed amendment to the 2007 Plan, an aggregate of 8,800,000 shares of common stock will be reserved for issuance under the 2007 Plan. There were 5,400,000 shares of common stock reserved for issuance under the 2007 Plan as of March 30, 2012, including the implementation of the evergreen provision through such date.

No person may be granted awards covering more than 2,000,000 shares of common stock of the Company under the 2007 Plan during any calendar year. If a stock award granted under the 2007 Plan expires or otherwise terminates without being exercised in full, the shares of common stock of the Company not acquired pursuant to the stock award will again become available for subsequent issuance under the 2007 Plan.

If any shares subject to a stock award are (a) withheld to satisfy income and employment withholding taxes, (b) used to pay the exercise price of an option in a net exercise arrangement or (c) tendered to the Company to pay the exercise price of an option, the number of shares subject to the stock award that are not delivered to the participant shall be available for subsequent issuance under the 2007 Plan.

Administration

The Board has delegated its authority to administer the 2007 Plan to the Compensation Committee. Subject to the terms of the 2007 Plan, the Board or an authorized committee, collectively referred to hereinafter as the plan administrator, will determine the recipients, dates of grant, the numbers and types of stock awards to be granted, and the terms and conditions of any stock awards under the 2007 Plan, including the period of their exercisability and vesting. Subject to the limitations set forth below, the plan administrator will also determine the exercise price of options granted, the consideration to be paid for restricted share awards, and the strike price of share appreciation rights. The plan administrator may not “reprice” any awards under the 2007 Plan without stockholder approval.

Stock Options

Incentive and nonstatutory stock options may be granted pursuant to incentive and nonstatutory stock option grant notices and agreements adopted by the plan administrator. The plan administrator will determine the exercise price for a stock option, provided that the exercise price of an incentive stock option and a nonstatutory stock option cannot be less than 100% of the fair market value of the common stock of the Company on the date of grant. Options granted under the 2007 Plan vest at the rate specified by the plan administrator.

Generally, the plan administrator will determine the term of stock options granted under the 2007 Plan, up to a maximum of 10 years (except in the case of certain incentive stock options, as described below). Unless the terms of an optionee’s stock option agreement provide otherwise, if an optionee’s relationship with the Company ceases for any reason other than disability or death, the optionee may exercise any vested options for a period of three months following the cessation of service. If an optionee’s service relationship with the Company ceases due to disability or death (or an optionee dies within a certain period following cessation of service), the optionee or a beneficiary may exercise any vested options for a period of 6 months in the event of disability, and 12 months in the event of death. The option term may be extended by ten days in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (a) cash or check, (b) the tender of common stock previously owned by the optionee, (c) a broker-assisted cashless exercise, and (d) any combination of the foregoing.

Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionee may designate a beneficiary, however, who may exercise the option following the optionee’s death.

Tax Limitations on Incentive Stock Options

Incentive stock options may be granted only to employees of the Company. The aggregate fair market value, determined at the time of grant, of shares of common stock of the Company with respect to incentive stock options that are exercisable for the first time by an optionee during any calendar year under all of the Company’s stock plans may not exceed $100,000. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the total combined voting power of the Company unless (a) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (b) the term of the incentive stock option does not exceed five years from the date of grant.

Restricted Share Awards and Unrestricted Share Awards

Restricted share awards and unrestricted share awards may be granted pursuant to grant notices and agreements adopted by the plan administrator. Such awards may be granted in consideration for (a) cash or check, (b) past or future services rendered to the Company or (c) any other form of legal consideration. Shares of common stock acquired under a restricted share award may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the plan administrator, or may be granted with no forfeiture or other vesting restrictions. Rights to acquire shares under a restricted share award may be transferred only upon such terms and conditions as set by the plan administrator. Additionally, dividend equivalents may be credited in respect to shares covered by a restricted share award upon the vesting of such shares. Except as otherwise provided in the applicable award agreement, restricted share awards that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Restricted Share Unit Awards and Performance Share Units

Restricted share unit awards, which include the performance share unit awards, may be granted pursuant to award grant notices and agreements adopted by the plan administrator. Restricted share unit awards may be granted in consideration for any form of legal consideration. A restricted share unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted share unit award agreement. Additionally, dividend equivalents may be credited in respect to shares covered by a restricted share unit award. Except as otherwise provided in the applicable award agreement, restricted share units that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Share Appreciation Rights

Share appreciation rights may be granted pursuant to share appreciation rights grant notices and agreements adopted by the plan administrator. The plan administrator determines the strike price for a share appreciation right, which cannot be less than 100% of the fair market value of the common stock of the Company on the date of grant. Upon the exercise of a share appreciation right, the Company will pay the participant an amount no greater than the product of (a) the excess of the per share fair market value of the common stock of the Company on the date of exercise over the strike price, multiplied by (b) the number of shares of common stock with respect to which the share appreciation right is exercised. A share appreciation right granted under the 2007 Plan will vest at the rate specified by the plan administrator.

The plan administrator will determine the term of share appreciation rights granted under the 2007 Plan, up to a maximum of 10 years. If a participant’s service relationship with the Company ceases, then the participant, or the participant’s beneficiary, may exercise any vested share appreciation right for the same period (or such longer or shorter period specified in the share appreciation rights agreement) under which an optionee can exercise an option after the date such service relationship ends. In no event, however, may a share appreciation right be exercised beyond the expiration of its term.

Changes to Capital Structure

In the event that there is a specified type of change in the capital structure of the Company, such as a stock split, appropriate adjustments will be made to the number of shares reserved under the 2007 Plan and the number of shares and exercise price or strike price, if applicable, of all outstanding stock awards.

Change in Control

In the event of a change in control, the plan administrator has the discretion to take one or more of the following actions with respect to outstanding stock awards:

•	arrange for assumption, continuation, or substitution of a stock award by a surviving or acquiring entity (or its parent company);

•	arrange for the lapse of any reacquisition or repurchase rights applicable to any shares of common stock of the Company issued pursuant to a stock award;

•	arrange for the payment of cash or other consideration to participants in exchange for the satisfaction and cancellation of outstanding awards;

•

provide that to the extent that an award is not exercised prior to consummation of a transaction in which the award is not being assumed or substituted, such award shall terminate upon such consummation; or

•	make such other modifications or adjustment to outstanding awards or the 2007 Plan as the plan administrator deems necessary or appropriate.

The plan administrator has the discretion to provide different acceleration of vesting and exercisability arrangements upon or after a change-in-control transaction as may be provided in a written agreement between the Company and a participant.

Certain of the forms of option award agreement, restricted share award grant notice and restricted share unit award grant notice adopted by the Board of Directors under the 2007 Plan provide that in the event a participant’s service relationship with the Company or a successor entity is terminated without cause within 12 months following the effective date of certain specified change-in-control transactions, the vesting and exercisability of the option or restricted share award, as the case may be, will accelerate in full.

The form of performance share unit award agreement adopted by the Board of Directors under the 2007 Plan provides that in the event of a change in control, the earned number of performance share units shall be calculated based upon the actual performance goal attainment through the date of the change in control and any performance share units that are not determined as having been achieved based on actual performance shall be forfeited. If the performance share units are not assumed by the successor entity, the recipient shall receive the consideration received in the change in control transaction for each earned performance share unit held on the effective date of such transaction. If the performance share units are assumed by the successor entity, the earned performance share units shall vest on their vesting date unless the participant’s service relationship with the Company or a successor entity is terminated without cause within 12 months following the effective date of certain specified change-in-control transactions in which case the earned performance share units shall vest on the termination date.

Amendment

The plan administrator may amend the 2007 Plan in any respect it deems necessary, subject to limitations of applicable law. However, except with respect to the adjustments described above to be made in the event that there is a specified type of change in the capital structure of the Company, stockholder approval is required for any amendment to the 2007 Plan that (a) materially increases the number of shares of common stock available for issuance, (b) materially expands the class of individuals eligible to receive stock awards, (c) materially increases the benefits accruing to participants or materially reduces the price at which shares of common stock may be issued or purchased under the 2007 Plan, (d) materially extends the term of the 2007 Plan or (e) expands the types of stock awards available for issuance under the 2007 Plan, in each case only to the extent required by applicable law or listing requirements.

Performance Goals

Awards under the 2007 Plan may be made subject to the attainment of performance goals relating to one or more of the following business criteria: (1) cash flow including either operating cash flow, cash flow from operations or free cash flow (before or after dividends), (2) net income, earnings per share or net income growth or earnings per share growth, (3) earnings before interest, taxes, depreciation and amortization (EBITDA) or earnings or EBITDA margin percentage, (4) stock price on an absolute or relative basis, (5) return on equity, (6) total stockholder return, (7) return on capital or investment (including return on total capital, return on invested capital, or return on investment), (8) return on assets or net assets, (9) market capitalization, (10) economic value added, (11) debt leverage (debt to capital) or reduction in debt leverage, (12) revenue, (13) ) operating income, (14) operating profit or net operating profit, (15) operating profit margin or net profit margin, (16) return on operating revenue, (17) cash from operations, (18) operating ratio, (19) operating revenue, or (20) operating revenue growth (collectively, the “Performance Criteria”).

The Performance Criteria may be used to measure the performance of the Company as a whole or with respect to any business unit, subsidiary or business segment of the Company, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous period results or to a designated comparison group, in each case as specified by the Compensation Committee. To the extent consistent with Section 162(m) of the Code, the Compensation Committee (A) shall appropriately adjust any evaluation of performance under a Performance Criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the acquisition or disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with standards established by the Accounting Principles Board or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (B) may appropriately adjust any evaluation of performance under a Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company.

Federal Income Tax Information

Incentive Stock Options. Incentive stock options under the 2007 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss. Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (a) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (b) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options, Restricted Share Awards and Restricted Share Unit Awards. Nonstatutory stock options, restricted share awards and restricted share unit awards granted under the 2007 Plan generally have the following federal income tax consequences.

There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. The Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act. The Company is not entitled to any tax deduction in connection with the disposition of the stock.

Share Appreciation Rights. No taxable income is realized upon the receipt of a share appreciation right, but upon exercise of the share appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the share appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

Section 162(m). As described above, Section 162(m) generally limits the ability of publicly-held companies to deduct compensation paid during a fiscal year to any named executive officer (other than the chief financial officer) in excess of $1,000,000, unless such compensation qualifies as “performance-based compensation” (as defined in Section 162(m)) or meets another exception specified in Section 162(m). Generally, awards granted under the Plan may be designed to be deductible by the Company, without regard to the limit set by Section 162(m); however, the Plan does permit awards to be granted that would be subject to such limit and that would not qualify as “performance-based compensation” or meet another exception in Section 162(m). In such case, the Company’s deductions with respect to such awards would be subject to the limitations imposed by Section 162(m).

New Plan Benefits

Awards are granted under the 2007 Plan in the discretion of the plan administrator. Accordingly, it is not possible to determine the number, name or position of persons who will benefit from the 2007 Plan amendment, if it is approved by stockholders, or the terms of any such benefits. However, the Company’s 2011 compensation for non-employee directors provides for specified grants of unrestricted stock as discussed below under “Director Compensation.” The following table presents certain information with respect to awards granted under the 2007 Plan as of March 31, 2012, to (i) the Company’s named executive officers, (ii) all executive officers as a group, (iii) all non-employee directors as a group, and (iv) all non-executive officer employees as a group.

	2007 Plan
Name and position	Number of shares of Common Stock Underlying Options	Number of shares of Common stock Underlying Restricted Stock Granted
Jeffrey R. Tarr, President and Chief Executive Officer	275,836	78,790
Yancey L. Spruill, Executive Vice President, Chief Financial Officer and Treasurer	209,293	44,384
A. Rafay Khan, Senior Vice President, Commercial	156,774	37,705
H. John Oechsle, Executive Vice President, Strategy & Product	105,343	30,624
J. Alison Alfers, Vice President, Defense & Intelligence	161,599	31,952
Jill D. Smith, Former President and Chief Executive Officer	401,374	103,273
All Current Executive Officers as a Group	1,937,347	540,826
All Current Non-Employee Directors as a Group	157,998	63,757
All Current Employees as a Group (including all current non-executive officers)	3,413,842	196,727

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides certain information with respect to our equity compensation plans in effect as of December 31, 2011:

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options and rights (b)(1)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders 2007 Employee Stock Option Plan (2)	3,210,062	$24.47	953,668
1999 Equity Incentive Plan (3)	286,138	12.50	—
All plans approved by security holders	3,496,200	23.49	953,668
Equity compensation plans not approved by security holders	—	—	—
Total	3,496,200	$23.49	953,668

(1)	Does not take into account 371,777 restricted stock awards and restricted stock units granted to directors and officers under our 2007 Employee Stock Option Plan and 1999 Equity Incentive Plan.
(2)	Number of securities remaining available under the 2007 Employee Stock Option Plan as of December 31, 2011 does not take into account 400,000 shares subject to the evergreen provision of such plan. As discussed above, the Company provided its third-party service provider administering the 2007 Plan formal notice of the implementation of such evergreen provision in March 2012.
(3)	We no longer grant equity awards under this plan although stock options remain outstanding under such plan.

3.     RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the accounting firm of PricewaterhouseCoopers LLP as the independent registered public accounting firm to conduct the 2012 annual audit of our financial statements. This matter is nevertheless being submitted to the stockholders to afford them the opportunity to express their views. If this proposal is not approved at the Annual Meeting by the affirmative vote of stockholders holding a majority of the shares present in person or by proxy at the meeting and entitled to vote on this proposal, the Audit Committee intends to reconsider its appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer any questions concerning the independent registered public accounting firm’s areas of responsibility, and will have an opportunity to make a statement if he or she desires to do so.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP.

4.     ADVISORY VOTE ON EXECUTIVE COMPENSATION

Consistent with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and the corresponding final rules adopted by the Securities and Exchange Commission on January 25, 2011, implementing the Dodd-Frank Act and taking into consideration the results of the Company’s “say on frequency” vote at its 2011 annual meeting of stockholders, the Company is providing stockholders with the opportunity to cast an advisory vote on the compensation of our executives, as described in detail under the heading “Compensation Discussion and Analysis”.

We consider the strength and quality of our senior leadership team to be a core component of our strategy for the success of our business. Accordingly, our executive compensation program is designed to attract, retain and motivate top talent. We seek to achieve this goal through a compensation program that rewards Company achievement of annual, long term and strategic goals, as well as recognizing individual contributions to achievement of Company results. Our executive compensation program is comprised of a combination of base salary, annual cash incentives, and annual long-term equity incentives. As an executive’s level of responsibility and position increases, a greater portion of his or her total compensation is based on variable or incentive pay. Only base salary is assured so that the majority of overall compensation is at risk for our executives. We believe that this emphasis on incentive based compensation serves to strongly align the interests of our executives with the interests of our stockholders.

The Compensation Discussion and Analysis, beginning on page 30 of this Proxy Statement, describes in more detail our executive compensation program, and the considerations and decisions of the Compensation Committee in 2011. The primary compensation related action in 2011 was the Company’s entry into an Employment Agreement with our CEO, Mr. Jeffrey R. Tarr. In February 2011, the Company entered into an Employment Agreement with Mr. Jeffrey R. Tarr, providing for a total compensation package comprised of approximately 15.6% fixed compensation and approximately 84.4% variable or at risk compensation based on achievement of Company performance and strategic objectives.

The Company requests stockholder approval of the compensation paid to our named executive officers as described in this proxy statement and we are asking stockholders to vote FOR the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

The Board of Directors unanimously recommends a vote “FOR” the above resolution.

The vote on the compensation of our named executive officers is advisory and, accordingly, the results are not binding on the Company. Our Compensation Committee, however, values the input of our stockholders and will consider the results of the vote when making future compensation decisions for our named executive officers.

SECTION III.

OTHER REQUIRED INFORMATION

Executive Officers

The following table sets forth information about our executive officers as of April 5, 2012. Each of our executive officers serves at the pleasure of the Board of Directors:

Name	Age	Position

Jeffrey R. Tarr	49	President and Chief Executive Officer

Yancey L. Spruill	44	Executive Vice President, Chief Financial Officer and Treasurer

Walter S. Scott	54	Executive Vice President and Chief Technical Officer

H. John Oechsle	49	Executive Vice President, Strategy and Product

Daniel L. Jablonsky	42	Senior Vice President, Secretary and General Counsel

Scott M. Hicar	45	Senior Vice President and Chief Information Officer

Jeffrey S. Kerridge	50	Senior Vice President and General Manager of Defense and Intelligence

A. Rafay Khan	47	Senior Vice President, Commercial Sales

Timothy M. Hascall	58	Senior Vice President, Operations

Grover N. Wray	51	Senior Vice President, Chief Human Resources Officer

Marcy A. Steinke-Fike	48	Senior Vice President, Government Affairs

Please see Section II of this Proxy Statement, Proxy Proposals, Other Directors for Mr. Tarr’s biography.

Yancey L. Spruill joined DigitalGlobe in 2004, and currently serves as our Executive Vice President, Chief Financial Officer and Treasurer. Prior to joining us, from 2000 to 2004, Mr. Spruill served as a Principal in the Investment Banking group at Thomas Weisel Partners. Additionally, Mr. Spruill’s prior investment banking experience includes roles at Lehman Brothers Inc. and at J.P. Morgan & Company. Mr. Spruill also served in several manufacturing engineering roles with Corning Incorporated and The Clorox Company. Mr. Spruill holds a Bachelor of Electrical Engineering from Georgia Tech and a Master of Business Administration from the Amos Tuck School of Business at Dartmouth College.

Dr. Walter S. Scott is our founder and currently serves as our Executive Vice President and Chief Technical Officer. From 1986 through 1992, Dr. Scott held a number of technical, program and department management positions at the Lawrence Livermore National Laboratory, including serving as the Assistant Associate Director of the Physics Department. Prior to this, Dr. Scott served as President of Scott Consulting, a Unix systems and applications consulting firm. Dr. Scott holds a Bachelor of Arts in Applied Mathematics, magna cum laude, from Harvard College and a Doctorate and Master of Science in Computer Science from the University of California, Berkeley.

H.  John Oechsle joined DigitalGlobe in April 2010 and currently serves as our Executive Vice President, Strategy and Product and Marketing. From 2003 until October 2009, Mr. Oechsle served as Senior Vice President of Technology and Content and Chief Information Officer for IHS Inc. Mr. Oechsle has served as Chief Information Officer and Vice President of Information Management Worldwide, for Ortho-Clinical Diagnostics, a Johnson & Johnson company, where he was responsible for all technology and e-business on a worldwide basis. Mr. Oechsle has also served as Senior Vice President and Chief Technology Officer for Land America Financial Group, Inc., and as Director of Global Information Management for Kellogg Company. Mr. Oechsle also currently serves on the Board of Directors for the Colorado Technology Association. Mr. Oechsle holds a Bachelor of Science degree in Computer Science from Rutgers University and is a graduate of the Tuck Executive Program offered by the Amos Tuck School of Business at Dartmouth College.

Daniel L. Jablonsky joined DigitalGlobe in March 2012 and currently serves as our Senior Vice President, General Counsel and Secretary. Prior to joining us, from 2011 to March 2012, Mr. Jablonsky was a shareholder at Brownstein Hyatt Farber Schreck, LLP where he practiced corporate and securities law. From 2010 to 2011, Mr. Jablonsky served as the Interim Co-General Counsel of Flextronics International Ltd. and from 2007 to 2010, Mr. Jablonsky served as Senior Corporate Counsel, Securities and M&A at Flextronics. During 2007,

Mr. Jablonsky was Regional Counsel, Director for UBS Financial Services Inc. Prior to UBS, Mr. Jablonsky worked in the enforcement division of the U.S. Securities and Exchange Commission and practiced corporate and securities law with O’Melveny & Myers LLP. Mr. Jablonsky also served as an officer and engineer in the United States Navy prior to attending law school. Mr. Jablonsky holds a Bachelor of Science degree in Mechanical Engineering from the United States Naval Academy and a Juris Doctor degree from the University of Washington School of Law.

Scott M. Hicar joined DigitalGlobe in April 2009 and currently serves as our Senior Vice President and Chief Information Officer. From January 2008, until joining DigitalGlobe, Mr. Hicar was an independent consultant. From October 2006 to December 2007, Mr. Hicar was Senior Vice President and Chief Information Officer of Solectron Corporation, a global electronics manufacturing company for original equipment manufacturers. Prior to that, from 1997 to 2006, Mr. Hicar was Vice President of World Wide Information Technology and Chief Information Officer of Maxtor Corporation, a global manufacturer of hard disk drives. Prior to Maxtor, Mr. Hicar was a Principal Consultant in Supply Chain/ERP with PriceWaterhouse. Mr. Hicar holds a Bachelor of Business Administration degree in Management Information Systems from Ohio University.

Jeffrey S. Kerridge joined DigitalGlobe in 1996 and currently serves as our Senior Vice President and General Manager of Defense and Intelligence. Prior to joining us, Mr. Kerridge spent nearly 12 years with the Central Intelligence Agency’s National Photographic Interpretation Center, serving in many capacities, including division level officer, strategic planning; branch chief, program management; and analyst. Mr. Kerridge holds a Bachelor of Arts in Geography from the University of Colorado at Boulder.

A. Rafay Khan joined DigitalGlobe in January 2009 and currently serves as our Senior Vice President, Commercial Sales. From 2001 until January 2009, Mr. Khan served as an executive of NAVTEQ, most recently as Vice President for Business Development and Sales for Asia/Pacific and Singapore. He previously was employed by MetFabCity, DaimlerChrysler and Altair Engineering. Mr. Khan holds a Bachelor of Science in mechanical engineering from NED University in Karachi, Pakistan, a Master of Science in Mechanical Engineering from Stanford University and a Master of Business Administration from the University of Chicago Booth School of Business.

Timothy M. Hascall joined DigitalGlobe in September 2011 and currently serves as our Senior Vice President of Operations. From 2004 until joining DigitalGlobe, Mr. Hascall was employed by TriZetto, an integrated health management enterprise software and services company. Mr. Hascall joined TriZetto in 2005 as Senior Vice President, was promoted to Executive Vice President, professional services in 2008 and was subsequently promoted to President, BlueCross BlueShield Market in 2010. From 2001-2004, Mr. Hascall was Senior Vice President, General Manager for Equitant, Inc., a global finance and accounting business process outsourcing company. Mr. Hascall began his commercial career with Accenture/Andersen Consulting in 1985 and having served as a partner from 1996-2001. Mr. Hascall holds a B.S. in Business Administration from the University of Nebraska and achieved the rank of Major in the United States Marine Corps where he served as an intelligence officer from 1978-1993.

Grover N. Wray joined DigitalGlobe in December 2011 and serves as our Senior Vice President and Chief of Human Resources. Prior to joining the Company, Mr. Wray most recently served as Executive Vice President of Western Union Co., from October 2005 to December 2011. Prior to joining Western Union in October 2005, Wray served as Vice President, leadership and professional development and staffing, for Janus Capital Group from 2004 to 2005. In addition, he held the role of Chief Human Resources Officer of North America for Heidrick and Struggles from 2003 to 2004. From 1988 to 2003, he held increasingly responsible senior management roles at Arthur Andersen LLP, culminating in the role of Managing Partner of Human Resources in North America. Mr. Wray holds a Bachelor of Science degree and a Master of Organizational Behavior degree from Brigham Young University in Provo, Utah.

Marcy A. Steinke-Fike joined DigitalGlobe in December 2011 and serves as our Senior Vice President, Government Relations. Ms. Steinke-Fike also currently serves on the Board of Trustees of the College of St. Scholastica. Ms. Steinke-Fike is a retired U.S. Air Force Colonel with 25 years of experience within the U.S. Department of Defense. From 2008 to 2011, Ms. Steinke-Fike served Presidents Bush and Obama as Director of the White House Operations Directorate where she helped coordinate all equipment and personnel for the president’s travel. From 2006 to 2009, Ms. Steinke-Fike served as Director of Congressional Legislative Affairs for the Chairman and Vice Chairman of the Joint Chiefs of Staff. Ms. Steinke-Fike also held various positions with the U.S. Air Force from 1986 to 2006. Ms. Steinke-Fike holds a B.S. in Nursing from the College of St. Scholastica and a Master of Health Service Administration from the Arizona State University W.P. Carey School of Business. She also received a Fellowship in Foreign Politics, International Relations and the National Interest from the Massachusetts Institute of Technology.

DIRECTOR MEETINGS AND COMMITTEES

Attendance at Meetings

Our Board of Directors met in person or conducted telephonic meetings a total of eight times from January 1, 2011 to December 31, 2011, and acted three times by unanimous written consent independent of the Board meetings. During such period, our Audit Committee held five meetings, the Compensation Committee held five meetings, the Governance and Nominating Committee held five meetings, and the Risk Committee held four meetings. Each director attended all meetings held by the Board of Directors and all meetings of the committees of the Board of Directors on which such director served during such period.

Our non-management directors meet in closed executive sessions without the presence of management following each regular meeting of the Board of Directors during the year. General Estes presided over these executive sessions in his role as Chairman.

Director Independence

As required by our Corporate Governance Guidelines and Governance and Nominating Committee charter, our Board of Directors has determined that each of Paul M. Albert, Jr., Nick S. Cyprus, General Howell M. Estes III, Warren C. Jenson, Alden Munson Jr., Kimberly Till, Eddy Zervigon, and James M. Whitehurst is an “independent director” as defined under the applicable rules and regulations of the SEC and the NYSE. A copy of our Corporate Governance Guidelines and Governance and Nominating Committee charter can be found on the Corporate Governance page of our website at http://investor.digitalglobe.com. There were no transactions, relationships or arrangements engaged in by these directors which we had to consider in making this determination.

Board Leadership Structure

Our Corporate Governance Guidelines do not require the separation of the offices of the Chairman of the Board and the Chief Executive Officer. The Board may select the Chairman of the Board in any manner that it deems best for the Company at any given point in time. In connection with Ms. Smith’s departure from the Company, the Board considered whether it was in the best interest of the Company to separate the offices of CEO and Chairman. The Board determined that, given the importance of having the new Chief Executive Officer focus on the business of the Company, it was in the best interest of the Company at that time to separate the positions of Chairman of the Board and Chief Executive Officer. Thus, General Howell M. Estes III currently serves are our duly elected Chairman of the Board.

Board Oversight of Risk

In December 2010, the Company established a standing Risk Management Committee of the Board. The Risk Management Committee is charged with oversight of enterprise risks, including performance on our EnhancedView contract, information technology and security risks, regulatory compliance risks, and oversight of the Company’s development and execution of its Risk Management Program. The Audit Committee has shared responsibility for risk with specific responsibility for financial risk, including risks associated with preparation of financial statements. The Audit Committee also serves as the Qualified Legal Compliance Committee. The Company reports to each Committee on a quarterly basis. Both Committees report to the full Board on all material risk considerations affecting the Company.

The day-to-day enterprise risk management responsibilities for the Company are overseen by an executive risk committee of the Company comprised of the Chief Financial Officer, the Chief Information Officer, Executive Vice President of Strategy and Product, the Senior Vice President of Operations and the General Counsel, in accordance with the Company’s Enterprise Risk Management Policy. The Chief Financial Officer and the Director of Internal Audit have primary responsibility for reporting to the Risk Management Committee and the Audit Committee on enterprise risk matters, though other members of management may participate, as warranted by the matters to be discussed.

Committees of the Board of Directors

The standing committees of our Board of Directors are the Audit Committee, the Compensation Committee, the Governance and Nominating Committee, and the Risk Management Committee.

The Board of Directors annually reviews and approves the charter of each of the committees. The Charters for each Committee were reviewed and approved on October 13, 2011. All Committee charters are available on the Corporate Governance page of our website at http://investor.digitalglobe.com.

Audit Committee.    Our Audit Committee assists our Board of Directors in its oversight of the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence and the performance of our independent registered public accounting firm. The Audit Committee: reviews the audit plans and findings of our independent registered public accounting firm and our internal audit activities, as well as the results of regulatory examinations, and tracks management’s corrective action plans where necessary; reviews our financial statements, including any significant financial items and changes in accounting policies, with our senior management and independent registered public accounting firm; reviews our financial risk and internal control procedures, and significant tax and legal; and has the sole discretion to appoint annually our independent registered public accounting firm, evaluate its independence and performance and set clear hiring policies for employees or former employees of the independent registered public accounting firm. The members of this committee are Mr. Cyprus, Mr. Albert and Mr. Jenson, each of whom qualifies as an independent director, as defined under the NYSE rules and Rule 10A-3 of the Securities Exchange Act of 1934. Our Board of Directors has determined each member of the Audit Committee, including our chair, Mr. Cyprus, qualifies as an audit committee financial expert as defined by applicable SEC rules.

Audit and Non-Audit Fees

PricewaterhouseCoopers LLP’s charges for fiscal years 2011 and 2010 were as follows:

	2011	2010
Audit Fees	$1,681,317	$1,279,000
Audit Related Fees	17,125	—
Tax Fees	—	37,500
All Other Fees	7,558	2,461

Audit fees include amounts related to our senior credit facility, subsequent registration statements and certain statutory audits. Audit related fees include fees related to services on revenue recognition policies. Other fees were associated with research software subscription fees.

Audit Committee Policy Regarding Pre-Approval of Services of Independent Registered Public Accounting Firm

As set forth in its charter, the Audit Committee has the sole authority to review in advance, and grant any appropriate pre-approval of: (i) all auditing services to be provided by the independent registered public accounting firm and (ii) all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Securities Exchange Act of 1934, and in connection therewith to approve all fees and other terms of engagement. Such pre-approval can be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. The pre-approval of non-auditing services can be delegated by the Audit Committee to one or more of its members, but the decision must be presented to the full Audit Committee at the next scheduled meeting. In 2010 and 2011, all services of PricewaterhouseCoopers LLP were pre-approved by the Audit Committee.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be available to respond to questions. They will be given an opportunity to make a statement if they desire to do so.

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

AUDIT COMMITTEE REPORT

To the Board of Directors of DigitalGlobe, Inc.:

As set forth in more detail in the Audit Committee charter, the Audit Committee’s primary responsibilities fall into three categories:

•

first, the Audit Committee is responsible for monitoring the preparation of and reviewing the quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s outside independent registered public accounting firm regarding significant accounting and reporting matters;

•

second, the Audit Committee is responsible for the appointment, compensation, retention and oversight of all of the work of the independent registered public accounting firm, as well as determining whether the outside registered public accounting firm is independent (based in part on the annual letter provided to the Company pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the public accounting firm’s communications with the Audit Committee concerning independence); and

•	third, the Audit Committee oversees management’s implementation of effective systems of internal controls.

The Audit Committee has reviewed and discussed with the Company’s management and its independent registered public accounting firm, PricewaterhouseCoopers LLP, the Company’s audited financial statements for the years ended December 31, 2009, 2010 and 2011, known as the Audited Financial Statements. Management advised the Audit Committee that the Audited Financial Statements were prepared in accordance with generally accepted accounting principles. In addition, the Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards Vol.1. AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee also has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with that firm its independence from the Company. The Audit Committee also discussed with the Company’s management and PricewaterhouseCoopers LLP such other matters, and received such assurances from that firm, as the Audit Committee deemed appropriate.

Management is responsible for the Company’s internal controls and the financial reporting process. PricewaterhouseCoopers LLP is responsible for performing an independent audit of the Company’s financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon.

Based on the foregoing review and discussions and a review of the report of PricewaterhouseCoopers LLP with respect to the Audited Financial Statements and internal control over financial reporting, and relying thereon, the Audit Committee recommended to the Company’s Board of Directors the inclusion of the Audited Financial Statements in our Annual Report on Form 10-K for 2011.

THE AUDIT COMMITTEE:

Nick S. Cyprus (Chair)

Paul M. Albert, Jr.

Warren C. Jenson

Compensation Committee.    Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and recommends the compensation of these officers based on such evaluations. The Compensation Committee also administers the issuance of stock options and other awards under our equity award plans. The Compensation Committee will review and evaluate, at least every 12 months, the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter. The members of this committee are Mr. Jenson, General Estes and Mr. Whitehurst, each of whom qualifies as an independent director, as defined under the applicable rules and regulations of the SEC and the NYSE. Mr. Jenson is the current chair of the Compensation Committee.

Governance and Nominating Committee.    The Governance and Nominating Committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors. In addition, the Governance and Nominating Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to our Board of Directors concerning governance matters. The members of this committee are General Estes, Ms. Till and Mr. Munson, each of whom qualifies as an independent director, as defined under the applicable rules and regulations of the SEC and the NYSE. General Estes is the current chair of the Governance and Nominating Committee.

The Governance and Nominating Committee reviews all candidates for nomination to the Board of Directors, including those recommended by stockholders, and including those recommended by Morgan Stanley under the Morgan Stanley Investor Agreement. To have a candidate considered by the Governance and Nominating Committee for the 2013 Annual Meeting, a stockholder must submit the recommendation in writing to our corporate Secretary at the address listed on the first page of this Proxy Statement no later than February 21, 2013. Recommendation letters must state the reasons for the recommendation and contain the full name and address of each proposed nominee as well as brief biographical information setting forth past and present directorships, employments, occupations and civic activities. Any such recommendation should be accompanied by a written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, consenting to serve as a director. Our bylaws include additional requirements regarding nominations of persons at a stockholders’ meeting other than by the Board of Directors.

The Governance and Nominating Committee evaluates and reviews with the Board from time to time the appropriate qualifications, expertise and characteristics required of Board members. This assessment includes consideration of experience, background and skills, including an understanding of media content markets, U.S. government contracting, international business, corporate finance, accounting and internal controls, technology, sales and marketing, and strategic business planning. The Board believes it is in the best interest of the Company for the Board to be comprised of members with diverse professional backgrounds, educational backgrounds, and experience levels in order to bring different points of view and substantive areas of expertise to the Board. Specifically, the Board seeks to have members with respective expertise in each of its two main markets, defense and intelligence, and the commercial digital content/mass media market. The Board also looks for individuals with experience in growth companies, as well as individuals with experience in large mature companies.

The Board considers depth in certain skill sets, in particular financial reporting and internal controls, to be of primary importance for the Board. Accordingly, the Board seeks to have no less than two independent qualified audit committee financial experts on the Board at any time to ensure redundancy in eligibility for the Audit Committee chair position. The financial experience of all Board members is a significant consideration in evaluation of candidates. The Board assesses qualifications of potential Board members in the context of the perceived needs of the Board at a particular point in time with the objective of maintaining a highly qualified Board with diversity in experience, educational background and skill sets. In determining whether to recommend a director for re-election, the Governance and Nominating Committee also considers the director’s tenure on the Board, past attendance at meetings, participation in and contributions to the activities of the Board, the director’s independence (including any actual, potential or perceived conflicts of interest), as well as the director’s age and changes in his or her principal occupation or professional status.

Risk Management Committee.    Our Risk Management Committee is responsible for overseeing enterprise risk management for the Company. Its responsibilities include reviewing the Company’s identification of risks and their mitigation in light of the Company’s risk tolerance profile and business strategy, periodically reviewing the adequacy of the Company’s resources to perform its risk management responsibilities and achieve its objectives, meeting with the Company’s executive risk oversight committee, reviewing the Company’s performance under material agreements such as the EnhancedView contract, reviewing the Company’s information technology and industrial security programs and reviewing the Company’s compliance with legal and regulatory requirements relating to business operations. The Risk Management Committee will review and evaluate, at least every 12 months, the adequacy of its charter. The members of this committee are Messrs. Munson, Whitehurst and Albert, each of whom qualifies as an independent director, as defined under the applicable rules and regulations of the SEC and the NYSE. Mr. Munson is the current chair of the Risk Management Committee.

Succession Planning

Our Board of Directors is accountable for the development, implementation and continual review of a succession plan for the CEO and other executive officers. Board members are expected to have a thorough understanding of the characteristics necessary for a CEO to execute on a long-term strategy that optimizes operating performance, profitability and stockholder value creation. As part of its responsibilities under its Charter, the Compensation Committee of the Board oversees the succession planning process for the CEO and other key employees. The ongoing succession process is designed to reduce vacancy, readiness and transition risks and develop strong leadership quality and executive bench strength. The succession plan for the CEO and other key employees is reviewed not less than annually with the Board in executive session.

Communications with the Board

The Board encourages our stockholders and other interested parties who are interested in communicating with the independent directors as a group to do so electronically by clicking on independentdirector@digitalglobe.com on our corporate governance website located at http://investor.digitalglobe.com or by mail addressed to: Corporate Secretary, DigitalGlobe, Inc., 1601 Dry Creek Drive, Suite 260, Longmont, Colorado 80503.

Correspondence received that is addressed to the independent directors will be reviewed by our General Counsel or designee, who will regularly forward to the independent directors all correspondence that, in the opinion of our General Counsel, deals with the functions of the Board or committees thereof or that the General Counsel otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to the independent directors and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

DIRECTOR COMPENSATION

The table below provides information concerning cash and other compensation paid to our independent non-employee directors who served during year 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Paul M. Albert, Jr.	$66,000	$85,034	$—	$151,034
General Howell M. Estes III	94,872	111,302	—	206,174
Warren C. Jenson	73,500	85,034	—	158,534
Nick S. Cyprus	72,750	85,034	—	157,784
Alden Munson, Jr.	68,625	85,034	—	153,659
Kimberly Till	54,925	85,034	—	139,959
James M. Whitehurst	63,000	85,034	—	148,034

(1)	Amounts represent the grant date fair value of awards computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used in the ASC Topic 718 calculations; see Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

As of December 31, 2011, Mr. Albert held options to purchase 35,932 shares of our common stock, General Estes held options to purchase 33,984 shares of our common stock, Mr. Jenson held options to purchase 32,512 shares of our common stock, Mr. Cyprus held options to purchase 22,876 shares of our common stock, Mr. Munson held options to purchase 17,847 shares of our common stock, and Mr. Whitehurst held options to purchase 17,847 shares of our common stock.

Directors’ Compensation

Our Compensation Committee meets with Towers Watson to review Board compensation on an annual basis. In July 2011, the Committee revised compensation for the independent Chairman of the Board position to reflect retainer compensation for the position of $100,000 per year with 65% paid in cash and the remaining 35% paid in fully vested shares of the Company’s stock. The Committee also determined that the retainer compensation for each of our Committee chairs should be increased to reflect the additional work required from the chair. These changes reflected the first changes to the Company’s compensation of outside directors since becoming a public company. As part of this process, the Committee reviewed competitive data from its current peer group and from similarly-sized industry companies. The Committee determined that, for 2011, no other changes in Director compensation were warranted.

For fiscal year 2011, we paid our Directors as follows:

A. Annual Retainers and Meeting Fees

Retainers:

Independent Chairman of the Board

•	Annual retainer of $100,000 paid 65% in cash and 35% in fully vested shares of the Company’s stock

All Other Independent Board Members

•	an annual retainer of $30,000;

Meeting Fees:

•	a fee of $3,750 for in-person attendance at each board meeting;

B. Committee Fees

•	annual committee fees of $6,000 for members, excluding chairs, of each committee ; and

•	committee chair fees as follows:

• Audit Committee Chair —	$21,000 (cash)
• Compensation Committee Chair —	$16,000 (cash)
• Nominating and Governance Chair —	$13,500 (cash)
• Risk Committee Chair —	$13,500 (cash)

C. New Member and Annual Equity Awards

•	annual equity awards having a value of $85,000 and an equity award having a value of $170,000 upon joining our Board of Directors.

We also reimburse our directors for their travel costs and expenses relating to attendance at committee and board meetings. In addition, pursuant to the Company’s Director Education Policy, the Company will reimburse up to $5,000 per director per year for expenses incurred by a director in connection with attendance at certain approved continuing education programs. Approved programs include (i) industry specific conferences with programs that are addressing matters reasonably expected to affect the Company, (ii) professional continuing education programs related to professional certifications (e.g. CPA), and (iii) programs related to corporate governance or service on boards of directors. Other education programs may be approved on a case-by-case basis by the Chairman of the Board.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below transactions and series of similar transactions, since January 1, 2011, to which we were a party or will be a party other than compensation arrangements which are described under “Compensation Discussion and Analysis,” in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	a director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Stockholders’ Agreement

We are a party to a stockholders’ agreement which provides, among other things, that certain holders of our common stock, including Morgan Stanley & Co. Incorporated, have the right to request that their shares be covered by a registration statement that we are otherwise filing.

Morgan Stanley & Co. Incorporated

At December 31, 2011, Morgan Stanley and its affiliates held 7,465,900 shares of the Company’s common stock. Pursuant to the Investor Agreement between the Company and Morgan Stanley, currently, four of Morgan Stanley designees have been duly elected and are serving on our Board of Directors. The Directors are Mr. Albert, Mr. Jenson, Mr. Whitehurst and Mr. Cyprus. Mr. Albert, Mr. Jenson, Mr. Whitehurst and Mr. Cyprus are independent directors, as defined under the applicable rules of the NYSE. As a result of the reduction in Morgan Stanley’s ownership percentage subsequent to the sale of shares in the September 15, 2010 secondary offering, Morgan Stanley currently has the right to propose three directors for nominations to the Board of Directors, all of whom must be independent. Because two of directors who are not up for election, Mr. Albert and Mr. Whitehurst, are Morgan Stanley designees, Morgan Stanley has the right to propose one director for election at the 2012 Annual Meeting. Morgan Stanley has proposed Mr. Warren Jenson.

On October 12, 2011, the Company entered into a $500.0 million, seven-year senior secured term loan facility and a $100.0 million, five-year senior secured revolving credit facility, the terms of which are set forth in a Credit and Guaranty Agreement dated as of October 12, 2011 among the Company, the guarantors party thereto, the lenders named therein and J.P. Morgan Chase Bank, N.A., as administrative agent and as collateral agent (the “Credit Agreement”). The Company has borrowed the full amount of the term loan facility to fund its cash tender offer to purchase all of its senior secured notes. Morgan Stanley Senior Funding, Inc. served as a joint lead arranger and joint bookrunner for the new credit facility and Morgan Stanley served as a dealer manager in connection with the tender offer. As a result of these transactions, Morgan Stanley and its affiliates received compensation in the amount of $3.9 million.

Hitachi, Ltd.

Hitachi Software Engineering Co., Ltd., an affiliate of Hitachi, Ltd., one of our stockholders, was granted certain international distribution rights for our imagery products, including exclusive distribution rights for our imagery products in Japan. In October 2010, Hitachi Software Engineering Co., Ltd. was merged into Hitachi Solutions, Ltd., and all contractual rights were assigned to Hitachi Solutions.

Pursuant to a data distribution agreement dated January 28, 2005, Hitachi Solutions has the rights to act as a reseller of our products and services, including the rights to sell access time to our WorldView-2 satellite to agencies within the government of Japan. In addition, we are party to a direct access facility purchase agreement dated March 23, 2007. Under the direct access facility purchase agreement, we have constructed and sold to Hitachi Software Engineering, now Hitachi Solutions, a direct access facility, which allows an end-customer of Hitachi Solutions to directly access and task our WorldView-2 satellite. In 2011, we received $27.9 million from Hitachi Solutions under the data distribution agreement and the direct access facility purchase agreement. As of December 31, 2011 we estimated that we would be entitled to receive from Hitachi Solutions minimum payments of approximately $43.6 million over the remaining life of the data distribution agreement. The data distribution agreement expires in 2013. The direct access facility purchase agreement does not have a specified term.

Under the data distribution agreement, Hitachi Solutions also earns commissions on sales of our products and services made by us or others within the non-exclusive distribution territory granted to Hitachi Solutions under the data distribution agreement. Hitachi Solutions earned sales commissions of approximately $1.7 million in 2011. We did not owe any amounts to Hitachi Solutions at December 31, 2011. Hitachi Solutions also purchased approximately $4.0 million of our products and services in 2011 for distribution within their territory. Amounts owed to us by Hitachi Solutions totaled $0.7 million at December 31, 2011.

Review, Approval or Ratification of Related Party Transactions

The standing committees of our Board of Directors include the Governance and Nominating Committee which is responsible for reviewing all related person transactions that are required to be disclosed under the SEC rules and, when appropriate, initially authorize or ratify all such transactions in accordance with written policies and procedures established by the committee from time to time.

The policies and procedures provide that, in determining whether or not to recommend the initial approval or ratification of a related person transaction, the committee will consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: (1) whether there is an appropriate business justification for the transaction; (2) the benefits that accrue to us as a result of the transaction; (3) the terms available to unrelated third parties entering into similar transactions; (4) the impact of the transaction on a Director’s independence (in the event the related person is a Director, an immediate family member of a Director or an entity in which a Director is a partner, stockholder or executive officer); (5) the availability of other sources for comparable products or services; (6) whether it is a single transaction or a series of ongoing, related transactions; and (7) whether entering into the transaction would be consistent with our code of business conduct and ethics. In addition, our Audit Committee reviews all related party transactions for which Audit Committee approval is required by applicable law or NYSE rules.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934, as amended, requires our executive officers (as defined under Section 16), directors and persons who beneficially own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. We are required to disclose any failure of these executive officers, directors and 10% stockholders to file these reports by the required deadlines. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no report on Form 5 was required for such persons, we believe that, for the reporting period covering 2011, each of our executive officers and directors complied, on a timely basis, with their reporting requirements under Section 16(a) for the year, except that Ms. Jill Smith, our former Chief Executive Officer filed two late reports, and Mr.  Grover Wray filed one late report, in each case due to administrative considerations.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee (whose names appear under the heading “Report of the Compensation Committee” below) is or has ever been one of our officers or employees. In addition, during the last fiscal year, none of our executive officers served as a member of the board of directors or the compensation committee of any other entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors reviewed and discussed with the Company’s management the following Compensation Discussion and Analysis (CD&A). Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and be incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC. The Board accepted the Compensation Committee’s recommendation.

This report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

The Compensation Committee:

Warren C. Jenson (Chair)

General Howell M. Estes, III

James M. Whitehurst

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains the material elements of the compensation of our named executive officers and describes the objectives and principles underlying our executive compensation programs.

Objectives of Our Executive Compensation Programs

A key component of our business strategy is to provide incentives to attract, retain and motivate top talent. The total compensation package for our named executive officers and other executives is designed to align individual compensation with our critical short-term and long-term objectives. We strive to meet these objectives by implementing the following principles:

•	A substantial portion of the total compensation paid to our executives is performance-based compensation;

•	We should support our overall business objectives by aligning executive pay with our financial and operating performance; and

•	Alignment to metrics that drive shareowner success. We win when the shareowner wins.

Our compensation programs are designed with these principles in mind in order to recognize our overall performance as a company, as well as reward individual contributions.

Compensation Process

Compensation Process.     Pursuant to its charter, the Compensation Committee has responsibility for overseeing our compensation and employee benefit plans and practices, including the incentive and equity compensation plans in which our named executive officers participate. The Compensation Committee also has responsibility for evaluating and reporting to the Board of Directors on matters concerning management performance. In carrying out these responsibilities, the Compensation Committee reviews the performance of the Chief Executive Officer, the Chief Executive Officer’s evaluation of the other named executive officers, and his recommendations with respect to their compensation (discussed below). The Compensation Committee also reviews all components of named executive officer compensation for consistency with our compensation philosophy, as stated above. Ultimately, the Compensation Committee recommends to the Board compensation for all named executive officers, including the Chief Executive Officer, and the full Board takes this recommendation under advisement. The full Board of Directors has the final responsibility for approving compensation for our named executive officers based on the recommendations of our Compensation Committee.

Role of Management.     At the end of each year, the Chief Executive Officer evaluates the performance of the named executive officers, excluding the Chief Executive Officer’s own performance, and discusses the results of such evaluations with the Compensation Committee. These evaluations assess actual performance relative to each officer’s individual business related goals and objectives, and the contribution made by each officer to our overall results. The Chief Executive Officer also considers the level of responsibility of each named executive officer and his or her specific individual leadership accomplishments, including how the leader is building succession plans, demonstrating our values and engaging employees in the Company’s success. Based on the foregoing evaluations, the Chief Executive Officer makes specific recommendations to the Compensation

Committee regarding any adjustments to base salary for the named executive officers. The Chief Executive Officer also makes recommendations to the Compensation Committee regarding the amount to be paid to each named executive officer (excluding the Chief Executive Officer) under the discretionary portion of the cash component of the Success Sharing Plan for the completed year as well as any adjustments to the target cash and equity components of the Success Sharing Plan (discussed below) for the upcoming year.

Management periodically reviews how the compensation plans align with our compensation philosophy and provides to the Compensation Committee recommendations regarding the design and strategy of the compensation and benefit plans affecting the named executive officers. The Compensation Committee takes such recommendations under advisement as part of their periodic review of the Company’s compensation program and recommends to the full Board adjustments to such plans as the Committee deems appropriate.

Results of 2011 “Say-on-Pay” Advisory Vote. The Company provided stockholders a “say-on-pay” advisory vote to approve its executive compensation in 2011 under recently adopted rules under Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At the 2011 Annual Meeting, stockholders expressed substantial support for the compensation of the Company’s named executive officers, with over 99% of the votes cast for approval of the “say-on-pay” advisory vote. The Compensation Committee carefully evaluated the results of the 2011 advisory vote in connection with its evaluation of the Company’s executive compensation programs more generally. Taking into account the results of the say-on-pay vote, along with other factors such as the Company’s financial performance and the Compensation Committee’s review of peer group data, the Compensation Committee did not make any material changes to the Company’s executive compensation program and policies as a result of the 2011 “say-on-pay” vote.

Use of Compensation Consultants.     Pursuant to our Compensation Committee Charter, the Compensation Committee may retain outside experts to assist the Committee in evaluating the Company’s compensation practices. Towers Watson was again engaged in 2011 to serve as the independent compensation consultant to the Compensation Committee. Towers Watson reports directly to the Compensation Committee and works for the Compensation Committee, in conjunction with management to obtain or confirm information, to review the Company’s compensation programs and evaluate the competitiveness of its Board and executive compensation levels. Towers Watson does not provide any other consulting services to the Company.

In May 2011, the Committee requested that Towers Watson review the Company’s existing compensation peer group that is used for executive and non-employee director compensation benchmarking purposes. The following factors were considered when developing the proxy peer group:

•	Industry affiliation, (i.e., relevant satellite, defense and information companies were considered, including U.S. based companies that are competitors with DigitalGlobe for market share and capital);

•	Competitors for senior executive talent (i.e. where DigitalGlobe would recruit senior talent from, and potentially lose executives to); and

•	Current and aspirational revenue, market capitalization and asset size.

The following companies are contained in the peer group:

• AeroVironment, Inc.	• GeoEye, Inc.	• NCI, Inc.
• Corporate Executive Board Co.	• IHS, Inc.	• Orbital Sciences Corporation
• CoStar Group, Inc.	• Iridium Communications, Inc.	• Trimble Navigation Limited
• FactSet Research Systems, Inc.	• Kratos Defense & Security Solutions, Inc.	• ViaSat, Inc.
• Fair Issac Corp.	• Loral Space & Communications, Inc.

Towers Watson reviewed the proxies for each of the foregoing and provided the Compensation Committee with compensation data relating to salary, cash bonus, and long-term incentives relative to our named executive officers. Additionally, Towers Watson provided the Compensation Committee with published survey benchmarks reflecting a blend of (i) general industry and (ii) high-technology services data for the CEO, CFO, General

Counsel and the other named executive officers. Compensation elements reviewed included base salary, bonus targets, total cash compensation, and total direct compensation. These survey data were adjusted to be consistent with the Company’s size and shared with the Committee along with the peer group proxy data. After review and discussion, the Compensation Committee approved the above peer group on December 12, 2011 for use in awarding 2011 bonuses and equity awards, and from time to time will monitor the peer group for potential revisions in light of changing market or business conditions. Annually, Towers Watson will review proxy & market data to recommend compensation decisions for the named executive officers.

The Compensation Committee was informed by the survey and peer group proxy data provided by Towers Watson in considering and approving bonus and long-term incentive awards for our named executive officers for fiscal year 2011 and in developing and recommending approval by the Board of the 2012 Success Sharing Plan. A description of our 2012 Success Sharing Plan is set forth below and a description was filed with the SEC on Form 8-K on March 12, 2012.

Components of Executive Compensation

We compensate our named executive officers for their performance through a combination of base salary, annual cash incentives, and long-term equity incentives that are granted on an annual basis. Annual cash incentives and annual long-term equity incentive grants are delivered under our Success Sharing Plan, which is described in detail below. As an executive’s level of responsibility and position increases, a greater portion of his or her total compensation is based on variable or incentive pay. Only base salary is assured so that the majority of overall compensation is at risk for senior executives. We believe that this emphasis on incentive based compensation is appropriate because senior executives are the persons most able to influence company performance, and should be incented to align shareowner expectations with Company performance.

Base Salary

As discussed above, the Compensation Committee commissioned Towers Watson to review the Company’s executive compensation program. The resulting report concerning total direct compensation continued to inform the Committee’s compensation decisions for 2011 and was utilized in conducting the annual review of the level of base salary provided to our named executive officers.

The annual base salaries of our named executive officers for 2010 and 2011 are shown below.

	2010	2011
Jeffrey R. Tarr	$–	$550,000
Jill D. Smith*	480,000	480,000
Yancey L. Spruill	300,000	320,000
H. John Oechsle	290,000	290,000
A. Rafay Khan	260,000	280,000
J. Alison Alfers	280,000	290,000

* Ms.	Smith served as our Chief Executive Officer from January 1, 2011 through April 4, 2011

Equity Compensation

The Compensation Committee administers our equity incentive compensation plans for the named executive officers. The Compensation Committee typically considers the grant of equity awards to the named executive officers upon hire and on an annual basis. The Compensation Committee may also consider additional grants from time to time based upon its determination to recognize promotions, provide for additional retention incentives or for such other reasons as the Compensation Committee deems appropriate.

For 2011, the criteria for determining the size of the annual equity grants to the named executive officers were set forth under the 2011 Success Sharing Plan (discussed in further detail below) as well as the peer group data provided by Towers Watson and discussed above. Our named executive officers, other than the Chief Executive Officer, had target equity incentive compensation for 2011 as follows: Yancey L. Spruill $400,000,

H. John Oechsle $370,000, A. Rafay Khan $345,000 and J. Alison Alfers $320,000. Grants were made in the form of stock options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code, and in the form of restricted shares of our stock. Our stock options typically have a 10-year term, and vest ratably over four years dependent on continued employment. Our restricted stock also typically vests ratably over four years dependent on continued employment. The “mix” of long-term incentives with respect to the named executive officers is targeted at 70% stock options and 30% restricted stock.

Equity incentives are designed to (1) encourage performance that leads to enhanced stockholder value, (2) closely align the executive’s interests with those of the stockholders, and (3) encourage retention.

We currently make all equity grants under our 2007 Employee Stock Option Plan, or the 2007 Plan. We also have prior awards outstanding under the Amended and Restated 1999 Equity Incentive Plan, or the 1999 Plan.

Success Sharing Plan

The Success Sharing Plan is our incentive compensation plan under which both annual cash bonuses and annual long-term incentive grants are delivered to executives. The purpose of the Success Sharing Plan is to align executive rewards with overall shareholder success, as well as recognize individual contributions. Thus, the Success Sharing Plan has both formulaic and discretionary or qualitative elements, as described in more detail below. The Compensation Committee and our full Board of Directors ultimately have discretion with respect to approval of both the cash and the equity awards made under the Success Sharing Plan.

For 2011, the Success Sharing Plan covers all of the named executive officers other than the Chief Executive Officer. The Chief Executive Officer’s annual and long-term incentive awards are determined in reference to the terms in his Employment Agreement (see the related discussion of Mr. Tarr’s Employment Agreement under “Chief Executive Officer Employment Agreement” below).

Because we use our full year financial results to determine achievement of company financial goals for purposes of awards under the Success Sharing Plan, awards earned for performance in one fiscal year are not actually paid and/or granted until March of the succeeding fiscal year. Due to this staggered administration of the plan, both the 2011 Success Sharing Plan (under which awards were paid in 2012) and the 2010 Success Sharing Plan (under which awards were paid in 2011) are described in this Compensation Discussion and Analysis. Under SEC reporting rules, the cash component of the 2011 Success Sharing Plan (paid in 2012) is reported in the Summary Compensation Table and in the Grants of Plan Based Awards Table. Because the equity component of our 2011 Success Sharing Plan is awarded at the discretion of the Board after the end of 2011, it is not reported as 2011 compensation in either the Summary Compensation Table or the Grants of Plan Based Awards Table, but the equity component of the 2010 Success Sharing Plan (granted in 2011) is reported this year in both of those tables.

2012 Success Sharing Plan

On March 6, 2012, our Board adopted an amended Success Sharing Plan that was filed with a Form 8-K on March 12, 2012. The amended Success Sharing Plan permits the Compensation Committee broad discretion in setting performance criteria for cash bonuses and equity awards. For 2012, the structure established by the Compensation Committee is similar to the 2011 Success Sharing Plan, with up to 70% of target cash bonuses based on 2012 consolidated revenue and 2012 adjusted EBITDA margin percentage and, for executives other than the Chief Executive Officer, the remaining 30% on the Chief Executive Officer’s qualitative assessment of the executive’s performance. For 2012, the Company’s named executive officers are eligible for cash bonus payments equal to the following percentage of base salary for achievement of 2012 performance goals at target levels: Jeffrey R. Tarr (100%); Yancey L. Spruill (60%); H. John Oechsle (60%); A. Rafay Khan (50%); and J. Alison Alfers (50%).

In addition, the amended Success Sharing Plan provides for the discretionary grant of equity awards by the Compensation Committee in the form of stock options, restricted stock and performance share units following the end of the applicable fiscal year. Beginning in 2012, the Compensation Committee anticipates that performance share units will be included in the “mix” of equity grants under the amended Success Sharing Plan as such awards align their payout directly with performance metrics that increase shareowner value. Each performance share unit granted will be equivalent in value to one share of common stock and is anticipated to vest over a three-year performance period. The actual number of shares for each performance share unit may increase up to two shares or decrease to zero depending upon the achievement of pre-determined performance goals established by the Compensation Committee, which may include the achievement of certain return on invested capital, or ROIC, performance, over a three-year period.

2011 Success Sharing Plan

Cash Component. Annual cash bonuses for our named executive officers, other than our Chief Executive Officer, Mr. Tarr, under the 2011 Success Sharing Plan were 70% based on the achievement of company financial goals according to a pre-determined formula, and were 30% based on Mr. Tarr’s discretionary evaluation of the individual job performance of each named executive officer. The company financial goals are approved by the Board of Directors on an annual basis at the beginning of the fiscal year. The discretionary element of the cash bonus component of the plan is viewed by the Compensation Committee as providing for recognition of individual performance and alignment to our corporate goals and thereby motivating superior performance in a more substantial way than was possible under a strictly formulaic approach where the entire cash bonus for every individual is determined solely by company financial results. Mr. Tarr’s compensation is determined in accordance with his employment agreement (see the discussion of Mr. Tarr’s employment agreement under “Chief Executive Officer Employment Agreement” below).

The aggregate cash awards for named executive officers, other than Mr. Tarr, participating in the 2011 Success Sharing Plan and comprising both the formula-based and discretionary portions, were targeted at the following percentages of their base salaries:

•	Mr. Spruill (60%)

•	Mr. Oechsle (60%)

•	Mr. Khan (50%)

•	Ms. Alfers (50%)

The percentage targets were established in the respective employment or severance agreements of each named executive officer. Under the 2011 Success Sharing Plan, actual payouts of the cash award to the participating named executive officers can range from 0% to 200% of these target levels, depending on the level of achievement of the pre-determined company financial goals for the formula-based portion, and the size of the award under the discretionary portion.

For 2011, the formula-based portion of the cash award was based on two Company financial performance metrics: 2011 consolidated revenue and 2011 adjusted EBITDA (“A-EBITDA”), a non-GAAP financial measure, weighted evenly between the two metrics. The Company believes these metrics are strong indicators of the overall performance of the Company and, along with ROIC and adjusted EBITDA margin percentage, are some of the key factors that relate to stock price and corresponding stockholder value.

For purposes of the 2011 Success Sharing Plan, A-EBITDA is deemed to be net income or loss adjusted for depreciation and amortization, net interest income or expense, income tax expense (benefit), loss on disposal of assets, restructuring, loss on early extinguishment of debt, bonus expense, non-cash stock compensation expense, EnhancedView deferred revenue and amortization of pre-FOC payments related to NextView. The following table provides a reconciliation of net income, Adjusted EBITDA disclosed for financial reporting purposes, and A-EBITDA used in consideration of cash awards under the 2011 Success Sharing Plan:

(in millions)	2011
Net income	$(28.1)
Depreciation and amortization	117.1
Interest (income) expense, net	21.7
Loss from early extinguishment of debt	51.8
Income tax expense (benefit)	(17.9)
Non-cash stock compensation expense	14.4
EnhancedView deferred revenue	86.4
EnhancedView outstanding invoices not yet paid by NGA	6.7
Amortization of pre-FOC payment related to NextView	(25.5)

Adjusted EBITDA for financial reporting (10-K)	226.6
Bonus expense	5.8

A-EBITDA for the 2011 Success Sharing Plan	232.4

For a discussion of the calculation of Adjusted EBITDA see the Management’s Discussion and Analysis of Financial Condition and Results of Operations, Non-GAAP Financial Measures included in our Annual Report on Form 10-K for the year ended December 31, 2011.

Cash awards under the Success Sharing Plan are weighted equally and determined independently on each of the two metrics, depending on the actual level of performance. Performance above or below target causes the award amount for that metric to be increased or decreased, with a minimum requirement that at least 80% of the target for any given metric be achieved in order for that metric to pay out at least 50% and a maximum award of 200% of target on any given metric if that metric is achieved at 120% or greater of target. Awards are interpolated between the described intervals.

The table below shows the performance goals for both metrics, the level of achievement of the goals, and the payout percentages for the formula-based portion of the cash award.

Metric	2011 Target Performance in Millions	2011 Actual Performance in Millions	2011 Payout Percentage per Metric
Consolidated Revenue	$363.2	$339.5	83.7%
A-EBITDA	248.9	232.4	83.4%
Total Payout as a Percentage of Target			83.6%

The payment of the discretionary portion of the cash award under the 2011 Success Sharing Plan to the named executive officers (other than the Chief Executive Officer) was based on our Chief Executive Officer’s subjective and qualitative assessment of each officer’s job performance for the year. In considering the cash award recommended for each named executive officer, the Chief Executive Officer took into account each individual’s contribution to Company achievements and, in particular, predetermined achievements against certain strategic initiatives of the Company, including performance on the EnhancedView program, achieving certain growth objectives in the Company’s commercial and defense and intelligence segments, and executing on certain strategic, corporate compliance and governance initiatives. In addition, the Chief Executive Officer considered the individual’s leadership contributions to the Company relative to all members of senior management. The differing award levels recommended to and approved by the Compensation Committee reflect the assessment by the Chief Executive Officer of each individual’s overall contribution to Company performance, including through leadership and personal contributions towards the Company’s strategic initiatives as described above.

The table below shows, for each named executive officer, other than the Chief Executive Officer, the percentages of the target award earned on the discretionary portion of the cash award, and, when added to the percentage earned on the formula-based portion of the cash award, the percentage of the total target bonus earned and the actual total bonus amounts paid under the 2011 Success Sharing Plan. These bonus amounts are reported in the “Non-Equity Incentive Plan Compensation” column of the 2011 Summary Compensation Table.

	Percent of Discretionary Portion Earned	Percent of Formula- Based Portion Earned	Percent of Total Target Bonus Earned	Total Bonus Amount
A. Rafay Khan	90%	83.6%	85.5%	$119,700
H. John Oechsle	90%	83.6%	85.5%	$148,800
Yancey L. Spruill	95%	83.6%	87%	$167,100
J. Alison Alfers	100%	83.6%	89%	$128,400

Equity Component. In addition, the 2011 Success Sharing Plan provided for equity awards that could be granted to the named executive officers, other than the Chief Executive Officer, at the discretion of the Compensation Committee following completion of the 2011 fiscal year. Recommendations for these equity awards were made by our Chief Executive Officer to the Compensation Committee based on his assessment of performance and his assessment of a competitive and appropriate award value, including contribution to strategic initiatives, levels of annual or performance awards granted by peer companies, the individual’s existing equity holdings and desired retention of key management. In assessing the individual’s overall contribution to Company performance, the Chief Executive Officer takes into consideration the Company’s full fiscal year financial results. Accordingly, the equity awards under the 2011 Success Sharing Plan were granted in March 2012, following final determination of the Company’s financial results for the year ended December 31, 2011. The award value was delivered 70% in the form of stock options, and 30% in the form of restricted stock, each with four-year vesting dependent on continued employment. This mix of awards is intended to emphasize share price appreciation, provide retention value, and to provide incentive for our named executive officers to drive Company performance to meet financial performance goals. Based on the above determination, the aggregate value of the equity awards granted in March 2012 to the named executive officers, other than Mr. Tarr, participating in the 2011 Success Sharing Plan were as follows:

•	Mr. Spruill - $400,000

•	Mr. Oechsle - $250,000

•	Mr. Khan - $345,000

•	Ms. Alfers - $175,000

2010 Success Sharing Plan

Equity Component.    The 2010 Success Sharing Plan provided for equity awards that were granted at the discretion of the Compensation Committee following completion of the 2010 fiscal year. As noted above, because the Committee takes into consideration the Company’s full fiscal year financial results in making equity award decisions, the equity awards under the 2010 Success Sharing Plan were granted in February 2011 and therefore are required to be reported in this Proxy Statement. Recommendations for the equity awards for the named executive officers (other than the Chief Executive Officer) under the 2010 Success Sharing Plan were made by our former Chief Executive Officer to the Compensation Committee based on her assessment of each executive’s individual job performance, leadership contributions, and contributions to company priorities relative to all members of senior management. Retention value and compensation practices of peer companies were also taken into account by the Chief Executive Officer in determining recommended awards and by the Compensation Committee in approving awards. The equity awards under the 2010 Success Sharing Plan were granted in February 2011 with 70% of the award value delivered in the form of stock options, and 30% of the award value delivered in the form of restricted stock, each with four-year vesting dependent on continued employment, and are reported in the “Stock Awards” and “Option Awards” columns of the 2011 Summary Compensation Table and the “All Other Stock Awards” and “Other Option Awards” columns of the 2011 Grants of Plan Based Awards Table.

Chief Executive Officer Employment Agreement

Agreement of Jill D. Smith

Ms. Smith served as our Chief Executive Officer during fiscal year 2011 from January 1, 2011 through April 4, 2011. In accordance with Ms. Smith’s Amended and Restated Agreement, filed with the SEC on Form 8-K on October 29, 2010, the Company made certain payments to Ms. Smith upon her departure. Please see “Payment and Potential Payments Upon Termination or Change in Control – Benefits Paid to Ms. Smith” for a detailed description of payments and benefits received by Ms. Smith upon her departure.

Agreement of Jeffrey R. Tarr

On February 23, 2011, the Company entered into an Employment Agreement with Jeffrey R. Tarr. Mr. Tarr currently serves as our President and Chief Executive Officer. A description of Mr. Tarr’s Employment Agreement was filed with the SEC on Form 8-K on February 28, 2011.

Base Salary.    Mr. Tarr’s Employment Agreement provides for an initial annual base salary for 2011 of $550,000. His salary may be increased, but not decreased at the discretion of the Board. For 2012, Mr. Tarr’s annual base salary was increased to $575,000, representing an increase of approximately 4.5% from his 2011 base salary. In considering the increase, the Compensation Committee and the Board were informed by market data for chief executive officers in the Company’s peer group provided by Towers Watson. The Committee and the Board also based their decision on assessment of Mr. Tarr’s performance during 2011, including Mr. Tarr’s achievement of certain performance and leadership objectives.

Annual Cash Bonus.    Mr. Tarr’s Employment Agreement provides for an annual target bonus equal to 85% of Mr. Tarr’s annual base salary, if target levels of performance for that year (as established by the Board each year) are achieved, with greater or lesser amounts (including zero) paid for performance above and below target. Any bonus for a calendar year is subject to Mr. Tarr’s continued employment with the Company through the end of the calendar year in which the bonus is earned.

In light of Mr. Tarr’s transition as the Company’s CEO in April 2011, the Board determined that Mr. Tarr’s bonus for 2011 would be based upon Mr. Tarr’s implementation of Company objectives regarding financial performance, execution under the EnhancedView contract, customer growth, allocation of Company resources and general leadership, as determined in the Board’s discretion. Upon reviewing Mr. Tarr’s implementation of such objectives, the Board awarded Mr. Tarr a cash bonus of $347,100 reflecting a full award of the 85% target of $467,500 prorated for his partial year of service. In particular, in determining Mr. Tarr’s cash bonus, the Committee and the Board considered several factors, including:

•	the Company’s positive trend in financial performance in the third and fourth quarters of the year following Mr. Tarr’s assumption of the CEO position;

•	the Company’s performance on the EnhancedView program, including the Company’s delivery against performance milestones under the agreement and the lack of a hold back during Mr. Tarr’s tenure;

•	the partial year progress in diversifying domestic and international growth outside of the EnhancedView program; and

•	Mr. Tarr’s leadership in strengthening the executive management team and keeping the Company focused on execution in the midst of a turbulent budget environment.

For 2012, Mr. Tarr’s first full year of employment with the Company, the Committee and the Board determined that Mr. Tarr’s annual target bonus should be set at 100% of Mr. Tarr’s annual base salary. The determination by the Committee and the Board was informed by market data for chief executive officers in the Company’s peer group provided by Towers Watson. The Board further determined that the performance goals applicable to Mr. Tarr’s 2012 annual cash bonus under the Employment Agreement will be weighted 70% with respect to the Company performance metrics established under the Company’s Success Sharing Plan applicable to the other named executive officers, described above, and 30% to individual performance criteria as determined by the Board.

Initial Equity Award Grant.    Mr. Tarr’s Employment Agreement provides for an initial equity award with a value of $2,500,000 (the “Initial Equity Award”) to be made upon the effective date of the Agreement. The award was approved on February 23, 2011. Fifty percent of the award consists of nonqualified stock options (the “Initial Option Grant”) to purchase the Company’s common stock pursuant to the 2007 Plan, and are subject to the terms of such plan. 25% of the Initial Option Grant vests and becomes exercisable on April 4, 2012 (the day prior to the first anniversary of his April 5, 2011 start date), and the remaining 75% of the Initial Option Grant shall vest and become exercisable in equal increments on the day prior to the second, third and fourth anniversaries of such date, subject in each case to Mr. Tarr’s continued employment with the Company through such date. In the event, however, that Mr. Tarr’s employment terminates due to his death or Disability, the Initial Option Grant shall fully vest and become exercisable. The remaining 50% of the Initial Equity Award consists of restricted stock (the “Initial Grant”) pursuant to the 2007 Plan, and is subject to the terms of such plan. 25% of the Initial Grant shall vest on April 4, 2012 (the day prior to the first anniversary of his April 5, 2011 start date), and the remaining 75% of the Initial Grant shall vest in equal increments on the day prior to the second, third and fourth anniversaries of such date, subject in each case to Mr. Tarr’s continued employment with the Company through such date. In the event, however, that Mr. Tarr’s employment terminates due to his death or Disability, the Initial Grant shall fully vest. Mr. Tarr’s equity awards are also subject to vesting under certain other circumstances as described under “Payments and Potential Payments Upon Termination of Change in Control — Benefits Payable to Mr. Tarr” below.

Annual Equity Grant.    Pursuant to the Employment Agreement, Mr. Tarr is eligible for annual stock option and/or other equity incentive grants based on the achievement of individual and Company-related performance criteria. Performance criteria shall include such criteria as determined by the Board, which may (but need not) include stock price, operating earnings, revenue, new product growth, operational improvements, individual goals, and/or such other metrics as the Board shall determine. The target annual equity value for Mr. Tarr is $1,300,000 with greater amounts up to $1,950,000 or lesser amounts, including zero, awarded for performance above or below the targets established by the Board for that year. The vesting and other terms of such equity incentive grants shall be determined by the Board at the time of grant, provided that all annual equity grants will vest on a pro rata basis in the event of Mr. Tarr’s death or Disability.

For 2011, Mr. Tarr’s award was $1,438,000, which represented 149% of Mr. Tarr’s pro-rated target award. The grants were made in the form of 70% stock options and 30% shares of our restricted stock with vesting and other terms consistent with those granted to the other named executive officers. The “mix” of long-term incentives with respect to the named executive officers is targeted at 70% stock options and 30% restricted stock. In determining Mr. Tarr’s long term incentive award, the Committee and the Board considered the same factors as it considered in determining Mr. Tarr’s 2011 cash bonus and were also informed by market data for chief executive officers in the Company’s peer group provided by Towers Watson.

The Committee and the Board also noted the effect of the on-going federal budget uncertainty on the Company’s market value. For 2012, Mr. Tarr’s target long-term equity incentive remains at $1,300,000.

Benefits.    For so long as Mr. Tarr remains in the employ of the Company, he is entitled to participate in and shall receive rights and benefits under those employee benefits plans that the Company provides for its executive employees generally, including medical and 401(k) benefits. These are the benefits offered to substantially all employees of DigitalGlobe consistent with market practice.

Pension Benefits

None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans maintained by us.

Non-qualified Deferred Compensation

None of our named executive officers participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Accounting and Tax Considerations

We follow the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718 (formerly, FASB Statement 123R). Under FASB ASC Topic 718, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We structure cash incentive bonus compensation so that it is taxable to our employees at the time it becomes available to them.

Section 162(m) of the Internal Revenue Code limits us to a deduction for federal income tax purposes of up to $1 million of compensation paid to certain named executive officers in a taxable year. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if (a) such awards are granted by a compensation committee comprised solely of “outside directors,” (b) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (c) the per-employee limitation is approved by the stockholders, and (d) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant. Compensation attributable to stock purchase awards, stock bonus awards, stock unit awards, performance stock awards, and performance cash awards will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors”; (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (iii) the compensation committee certifies in writing prior to the grant, vesting or exercise of the award that the performance goal has been satisfied; and (iv) prior to the grant of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

Our Compensation Committee intends for all stock options and stock appreciation rights granted under our 2007 Plan to qualify as performance-based compensation within the meaning of Section 162(m) of the Code. In addition, under our 2007 Plan our Compensation Committee has the discretion to grant other types of awards, such as shares of restricted stock, that may qualify as performance-based compensation within the meaning of Section 162(m) of the Code. The rules and regulations promulgated under Section 162(m) are complicated, however, and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under our 2007 Plan will be fully deductible under all circumstances. Additionally, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, our Compensation Committee has not adopted a policy requiring all compensation to be deductible. Our Compensation Committee intends to continue to evaluate the effects of the compensation limits of Section 162(m) of the Code and to grant compensation awards in the future in a manner consistent with the best interests of the Company and our stockholders.

2011 SUMMARY COMPENSATION TABLE

The following summary compensation table sets forth the total compensation earned for the years ended December 31, 2011, December 31, 2010, and December 31, 2009 by the chief executive officer, former chief executive officer, chief financial officer and our three other most highly compensated executive officers who were serving as executive officers on December 31, 2011. We refer to these officers as our “named executive officers.”

Name and Principal Position	Year	Salary ($)		Stock Awards ($)(3)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation Awards ($)(4)		Total ($)
Jeffrey R. Tarr	2011	408,621	(1)	1,250,008	(5)	1,250,005	(5)	347,100	987		3,256,721
President and Chief	2010	N/A		N/A		N/A		N/A	N/A		N/A
Executive Officer	2009	N/A		N/A		N/A		N/A	N/A		N/A
Jill D. Smith,	2011	123,692	(2)	1,766,961		—		—	543,663	(6)	2,434,316
President and Chief	2010	480,000		285,010		665,044		328,272	8,952		1,767,238
Executive Officer	2009	480,000		760,000		1,168,544		287,280	9,002		2,704,826
A. Rafay Khan,	2011	275,000		126,007		294,012		119,700	413,705	(7)	1,228,424
Senior Vice	2010	260,000		759,623		255,780		159,107	339,232	(8)	1,773,832
President, Commercial	2009	249,167	(1)	N/A		738,500		110,132	230,614	(9)	1,328,413
Yancey L. Spruill,	2011	315,000		132,016		308,009		167,100	9,265		931,390
Executive Vice President,	2010	300,000		920,011		280,006		177,102	8,952		1,686,071
Chief Financial Officer	2009	300,000		—		365,809		159,120	8,914		833,843
and Treasurer
H. John Oechsle,	2011	290,000		122,100		284,904		148,800	1,260		847,064
Executive Vice President,	2010	206,532	(1)	650,015		750,005		121,924	20,468	(10)	1,748,944
Strategy & Product	2009	N/A		N/A		N/A		N/A	N/A		N/A
J. Alison Alfers,	2011	287,500		108,010		252,006		128,400	9,357		785,273
Senior Vice President	2010	272,500		739,722		209,301		154,494	8,943		1,384,962
Secretary and General Counsel	2009	250,000		—		257,075		123,000	8,492		638,568

(1)	Salary paid to Messrs. Tarr, Kahn and Oechsle was pro-rated based on their dates of employment of April 2011, January 2009 and April 2010, respectively.

(2)	Salary paid to Ms. Smith was based on her employment through April 2011.

(3)	Amounts represent the grant date fair value of awards computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used in the ASC Topic 718 calculations; see Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

(4)	Includes the value of annual employer match under our tax-qualified 401(k) Savings and Retirement Plan and employer paid disability insurance premiums. The value for Ms. Smith includes severance and accumulated vacation pay. The value for Mr. Khan also includes tax equalization payments made on his behalf related to his foreign assignment.

(5)	Mr. Tarr’s equity awards were determined in accordance with his employment agreement.

(6)	Includes (a) $419,692 severance, (b) $35,304 accumulated vacation pay and (c) $88,667 for consulting fees following termination of employment.

(7)	Includes $412,543 tax equalization payments.

(8)	Includes (a) $240,000 expatriate allowance, (b) $80,000 relocation bonus, (c) $18,620 in tax equalization payments, and (d) $702 in employer paid disability insurance premiums.

(9)	Includes $230,000 expatriate allowance and $614 in employer paid disability insurance premiums.

(10)	Includes $20,000 relocation bonus and $468 in employer paid disability insurance premiums.

2011 GRANTS OF PLAN-BASED AWARDS

The following table contains information with respect to (i) cash incentives paid to our named executive officers in March 2012 for performance during 2011 under the 2011 Success Sharing Plan, (ii) options and restricted stock granted in 2011 for performance during 2010 under the 2010 Success Sharing Plan and (iii) initial grants made to new employees. The exercise price per share of each option granted to our named executive officers was determined by our Board to be equal to the fair market value of our common stock on the date of grant.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards($)(1)				All Other Stock Awards Number of Shares of Stock or Units		All Other Option Awards Number of Securities Underlying Options (#)(2)		Exercise of Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold	Target		Maximum
Jeffery R. Tarr	2/23/2011	—	347,103	(4)	—			85,911	(5)	$29.60	1,250,005
	2/23/2011					42,230	(5)				1,250,008
Jill D. Smith	2/23/2011					37,163	(7)				1,100,025
	4/4/2011					24,323	(8)				666,666
A. Rafay Khan	2/23/2011	70,000	140,000		280,000			20,207	(6)	$29.60	294,012
	2/23/2011					4,257	(7)				126,007
H. John Oechsle	2/23/2011	87,000	174,000		348,000			19,581	(6)	$29.60	284,904
	2/23/2011					4,125	(7)				122,100
Yancey L. Spruill	2/23/2011	96,000	192,000		384,000			21,169	(6)	$29.60	308,009
	2/23/2011					4,460	(7)				132,016
J. Alison Alfers	2/23/2011	72,000	145,000		290,000			17,320	(6)	$29.60	252,006
	2/23/2011					3,649	(7)				108,010

(1)	The Threshold represents achievement of the lowest minimum level required for payment across both financial performance metrics (consolidated revenue and A-EBITDA) and assumes an award of 50% of the discretionary component of the bonus amount for the named executive officers other than Ms. Smith and Mr. Tarr. The actual payout can be lower, including zero, based on metrics met. See the 2011 Summary Compensation Table for actual cash bonus amounts paid for 2011 under the 2011 Success Sharing Plan.

(2)	This column shows the number of shares of common stock underlying stock options granted to the named executive officers during the year ended December 31, 2011. The stock options have a 10-year term and vest over a four-year period, with 25% of the options vesting on the first anniversary of the date of grant and the remaining 75% of the options vesting over the next three years, subject to the recipient’s continued employment with the Company through such vesting dates. The stock options shown in the table are intended to qualify as incentive stock options to the extent permissible under Section 422 of the Code.

(3)	Reflects the grant date fair value of the stock options and restricted stock granted during 2011, calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used in the FASB ASC Topic 718 calculations, see Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

(4)	The Target amount represents achievement of the pro-rated target bonus amount of 85% of Mr. Tarr’s 2011 salary as set forth under his employment agreement and assumes achievement of the performance goals set for Mr. Tarr by the Board of Directors. See the 2011 Summary Compensation Table for actual cash bonus amount paid for 2011 under his employment agreement.

(5)	These stock awards and option awards were granted in connection with Mr. Tarr’s commencement of employment in April 2011.

(6)	These stock options reflect the portion of the bonus payment under our 2010 Success Sharing Plan that was paid in the form of stock options granted in 2011.

(7)	These shares of restricted stock reflect the portion of the bonus payment under our 2010 Success Sharing Plan that was paid in the form of restricted stock granted in 2011. The shares of restricted stock vest over a four-year period, with 25% of the shares vesting on the first anniversary of the date of grant and the remaining 75% of the shares vesting over the next three years, subject to the recipient’s continued employment with the Company through such vesting dates. In addition, the vesting of the shares granted to Ms. Smith accelerates in full on April 4, 2013, which is the end of Ms. Smith’s Expanded Non-Compete Agreement.
(8)	These shares were granted to Ms. Smith in connection with her severance with the Company. The shares of restricted stock vest over a four-year period, with 25% of the shares vesting on the first anniversary of the date of grant and the remaining 75% of the shares vesting over the next three years. The vesting of such shares accelerates in full on April 4, 2013, which is the end of Ms. Smith’s Expanded Non-Compete Agreement.

OUTSTANDING EQUITY AWARDS AT YEAR-END 2011

The following table contains information concerning the outstanding equity awards held by our named executive officers as of December 31, 2011.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/Sh)	Option Expiration Date	Number of Unvested or Unearned Shares Units or Other Rights (#)		Market or Payout Value of Unvested or Unearned Shares Units or Other Rights ($)(8)
Jeffery R. Tarr						42,230	(9)	722,555
	—	85,911	(1)	29.60	2/23/2021
Jill D. Smith						70,327	(10)	1,203,295
	3,000			12.50	12/1/2014
	125			12.50	12/31/2014
	192,000			12.50	10/15/2015
	72,457	1,543	(2)	27.40	1/31/2018
	13,770			27.40	3/7/2018
	15,000			22.10	11/3/2018
	74,941	34,065	(3)	21.30	3/23/2019
	13,649	40,949	(4)	24.18	3/2/2020
A. Rafay Khan						21,758	(11)	372,279
	51,041	18,959	(5)	21.30	2/23/2019
	5,250	15,750	(4)	24.18	3/2/2020
	—	20,207	(6)	29.60	2/23/2021
H. John Oechsle						18,226	(12)	311,847
	20,877	31,866	(7)	28.40	5/18/2020
	—	19,581	(6)	29.60	2/23/2021
Yancey L. Spruill						25,537	(13)	436,938
	40,000	—		12.50	10/20/2015
	25,000	—		22.50	6/14/2017
	43,083	917	(2)	27.40	1/31/2018
	9,180	—		27.40	3/7/2018
	23,460	10,664	(3)	21.30	3/23/2019
	5,747	17,242	(4)	24.18	3/2/2020
	—	21,169	(6)	29.60	2/23/2021
J. Alison Alfers				24.18	3/2/2020	20,533	(14)	351,320
	69,900	—		27.40	1/31/2018
	16,487	7,494	(3)	21.30	3/23/2019
	4,296	12,888	(4)	24.18	3/2/2020
	—	17,320	(6)	29.60	2/23/2021

(1)	These options were granted pursuant to Mr. Tarr’s employment agreement. 25% of the options will vest on April 4, 2012; the remaining options vest 25% per year thereafter, subject to continued employment as of such vesting dates with full vesting scheduled to occur on April 4, 2015.

(2)	25% of the option vested on January 31, 2009; the remaining vests in equal amounts on a monthly basis thereafter, subject to continued employment as of such dates, with full vesting scheduled to occur on January 31, 2012.

(3)	25% of the options vested on March 23, 2010; the remaining vest in equal amounts on a monthly basis thereafter, subject to continued employment as of such vesting dates, with full vesting scheduled to occur on March 23, 2013.

(4)	25% of these options vested on March 2, 2011; the remaining amounts vest 25% per year thereafter, subject to continued employment as of such vesting dates, with full vesting scheduled to occur on March 2, 2014. In addition, the vesting of the options granted to Ms. Smith accelerates in full on April 4, 2013, which is the end of Ms. Smith’s Expanded Non-Compete Agreement.

(5)	These options were granted pursuant to Mr. Khan’s employment agreement. 25% of the option vested on January 16, 2010; the remaining vests in equal amounts on a monthly basis thereafter, subject to continued employment as of such vesting dates with full vesting scheduled to occur on January 16, 2013.

(6)	25% of these options vested on February 23, 2012; the remaining amounts vest 25% per year thereafter, subject to continued employment as of such vesting dates, with full vesting scheduled to occur on February 23, 2015.

(7)	These options were granted pursuant to Mr. Oechsle’s employment agreement. 25% of the option will vest on May 18, 2011; the remaining vests in equal amounts on a monthly basis thereafter, subject to continued employment as of such vesting dates with full vesting scheduled to occur on May 18, 2014.

(8)	This value is based on the December 30, 2011 per share closing price of our common stock of $17.11.

(9)	These shares were granted to Mr. Tarr pursuant to his employment agreement. 25% vest on April 4, 2012. The remaining shares vest 25% per year thereafter, subject to continued employment as of such vesting dates with full vesting scheduled to occur April 4, 2015.

(10)	8,841 of these shares were granted on March 2, 2010 and vest 25% per year, subject to continued employment as of such vesting dates with full vesting scheduled to occur on March 2, 2014. 37,163 of these shares were granted on February 23, 2011 and vest 25% per year. The remaining 24,323 shares were granted on April 4, 2011, in connection with Ms. Smith’s termination of employment with the Company and vest 25% per year. The vesting of all unvested equity awards held by Ms. Smith will accelerate in full on April 4, 2013, which is the end of Ms. Smith’s Expanded Non-Compete Agreement.

(11)	3,400 of these shares were granted to Mr. Khan on March 2, 2010 and vest in equal installments on the second, third and fourth anniversaries of the grant date, subject to continued employment as of such vesting dates with full vesting scheduled to occur on March 2, 2014. 14,101 shares were granted to Mr. Khan as his retention grant in connection with Ms. Smith’s determination not to renew her employment agreement, which shares vest on August 31, 2012, subject to continued employment as of such vesting date. The remaining 4,257 shares were granted to Mr. Kahn on February 23, 2011 and vest 25% on February 23, 2012; the remaining shares vesting 25% per year thereafter, subject to continued employment as of such vesting dates with full vesting scheduled to occur on February 23, 2015.

(12)	14,101 of these shares were granted to Mr. Oechsle as his retention grant in connection with Ms. Smith’s determination not to renew her employment agreement, which vest on August 31, 2012, subject to continued employment as of such vesting date. The remaining 4,125 shares were granted to Mr. Oechsle on February 23, 2011 and vest 25% on February 23, 2012; the remaining shares vesting 25% per year thereafter, subject to continued employment as of such vesting dates with full vesting scheduled to occur on February 23, 2015.

(13)	3,723 of these shares were granted to Mr. Spruill on March 2, 2010 and vest in equal installments on the second, third and fourth anniversaries of the grant date, subject to continued employment as of such vesting dates with full vesting scheduled to occur on March 2, 2014. 17,354 shares were granted to Mr. Spruill as his retention grant in connection with Ms. Smith’s determination not to renew her employment agreement, which shares vest on August 31, 2012, subject to continued employment as of such vesting date. The remaining 4,460 shares were granted to Mr. Spruill on February 23, 2011 and vest 25% on February 23, 2012; the remaining shares vesting 25% per year thereafter, subject to continued employment as of such vesting dates with full vesting scheduled to occur on February 23, 2015.

(14)	2,783 of these shares were granted to Ms. Alfers on March 2, 2010 and vest in equal installments on the second, third and fourth anniversaries of the grant date, subject to continued employment as of such vesting dates with full vesting scheduled to occur on March 2, 2014. 14,101 shares were granted to Ms. Alfers as her retention grant in connection with Ms. Smith’s determination not to renew her employment agreement, which shares vest on August 31, 2012, subject to continued employment as of such vesting dates. The remaining 3,649 shares were granted to Ms. Alfers on February 23, 2011 and vest 25% on February 23, 2012; the remaining shares vesting 25% per year thereafter, subject to continued employment as of such vesting dates with full vesting scheduled to occur on February 23, 2015.

2011 OPTION EXERCISES AND STOCK VESTED

Name	Shares Acquired upon Exercise (#)	Value Realized upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized upon Vesting ($)
Jill D. Smith	8,000	96,960	12,946	369,181
Jeffery R. Tarr	—	—	—	—
A. Rafay Khan	—	—	7,175	171,094
H. John Oechsle	—	—	6,042	136,912
Yancey L. Spruill	—	—	8,677	205,933
J. Alison Alfers	10,100	52,744	6,969	164,879

PAYMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Benefits Paid to Ms. Smith

The Amended and Restated Agreement with Ms. Smith provided for Termination for Convenience by the Company upon 30 days prior written notice to Ms. Smith. On February 24, 2011, the Company provided such notice to Ms. Smith, and Ms. Smith resigned April 4, 2011, concurrent with commencement of employment by Mr. Tarr. The Amended and Restated Agreement provided for benefits to Ms. Smith as set forth below in the event of termination for convenience occurring on or after September 1, 2010 and on or before August 31, 2011.

(a)	Payment of (i) any unpaid portion of Ms. Smith’s accrued base salary and accrued paid time off; (ii) any amounts payable to Ms. Smith pursuant to the terms of any pension or welfare benefit plan, and (iii) any expense reimbursements payable pursuant to the Company’s reimbursement policy (the “Accrued Obligations”);

(b)	Base salary prorated from the effective date of termination, April 4, 2011, through August 31, 2011, paid as a lump sum;

(c)	If not previously paid, calendar year 2010 bonus;

(d)	If not previously paid, calendar year 2010 annual long-term incentive award, with a vesting schedule consistent with the Company’s practices for awards to other executives.

(e)	Calendar year 2011 bonus equal to 70% of base salary prorated from January 1, 2011 through August 31, 2011, paid as a lump sum concurrent with the lump sum payments provided for above.

(f)	Calendar year 2011 annual long-term incentive award of $1,000,000 prorated from January 1, 2011 through August 31, 2011, with a vesting schedule consistent with the Company’s practices for awards to other executives.

Calendar year 2010 bonus and calendar year 2010 long-term incentive awards in the amounts of $328,272 and $1,100,000, respectively, were paid on March 15, 2011 and February 23, 2011, respectively. Ms. Smith was entitled to receive a lump sum payment in the amount of $454,996, reflecting the Accrued Obligations, payment of prorated base salary from April 4, 2011 through August 31, 2011, and calendar year 2011 bonus payment pro-rated from January 1, 2011 through August 31, 2011. In addition, on April 4, 2011, Ms. Smith received an equity grant of restricted stock having a value of $666,667 reflecting an annualized target of $1,000,000 prorated from January 1, 2011 through August 31, 2011.

In addition to the above, pursuant to the Amended and Restated Agreement, on April 4, 2011, the Company and Ms. Smith entered into a Consulting Agreement providing for payment of a retainer of $10,000 per month for up to 15 hours per month of Ms. Smith’s time for a period of twelve months to support transition activities. The Company and Ms. Smith also entered into an Expanded Non-Compete Agreement providing for continued vesting of all of Ms. Smith’s unvested equity over the two year term of the Expanded Non-Compete Agreement and an acceleration of vesting for all unvested equity awards at the end of the two year term of the Expanded Non-Compete Agreement.

Benefits Payable to Mr. Tarr

On February 23, 2011, we entered into an Employment Agreement with Mr. Jeffrey Tarr to serve as President and Chief Executive Officer. Mr. Tarr’s Employment Agreement provides for certain benefits in the event of termination or change in control as follows:

In the event the Employment Agreement is terminated by the Company for Cause, or otherwise terminates due to the Disability, death or voluntary termination by Mr. Tarr, the Company shall pay Mr. Tarr (or, if applicable, his estate) in a lump sum (i) any unpaid portion of Mr. Tarr’s accrued base salary and accrued paid time off; (ii) any amounts payable pursuant to the terms of any pension or welfare benefit plan, and (iii) any expense reimbursements payable pursuant to the Company’s reimbursement policy (the “Accrued Obligations”). In the event of termination due to the Disability or death of Mr. Tarr, (i) any unvested portion of the Initial Equity Award, described above in “Compensation Discussion and Analysis, Chief Executive Officer Employment Agreement, Agreement of Jeffrey R. Tarr”, shall immediately vest, and (ii) any unvested portions of any other equity awards shall vest pro rata based on the number of days served prior to the termination date as percentage of the full vesting period for each award. In the event of termination for Cause or voluntary termination by Mr. Tarr, any unvested equity grants shall be forfeited as of the date of termination. In all cases of termination, any vested equity awards shall be treated as specified in the applicable equity plan and award agreement.

In the event the Employment Agreement is terminated by the Company without Cause or is otherwise terminated by Mr. Tarr through resignation for Good Reason outside of a Change in Control, Mr. Tarr shall be entitled to receive, (a) the Accrued Obligations, and (b) a lump sum severance payment in an amount equal to (x) two times (y) the sum of (i) Mr. Tarr’s then in effect base salary and (ii) the average of Mr. Tarr’s last two years of actual cash bonus payments (ignoring the year in which termination occurs). Any unvested equity grants are forfeited as of the date of termination, and any vested equity awards shall be treated as specified in the applicable equity plan and award agreement.

In the event the Employment Agreement is terminated by the Company without Cause or otherwise terminated by Mr. Tarr through resignation for Good Reason within six months prior to, upon or within twenty-four months following a Change in Control, Mr. Tarr shall be entitled to receive, (a) the Accrued Obligations, and (b) a lump sum severance payment in an amount equal to (x) two times (y) the sum of (i) Executive’s then in effect base salary and (ii) Mr. Tarr’s target bonus amount of 85% of base salary. In addition, any unvested equity awards that were granted prior to the Change in Control will fully vest and, in the case of stock options, become exercisable. All vested equity awards shall be treated as specified in the applicable equity plan and award agreement. Consistent with the employment arrangements of the Company’s other executives, the Employment Agreement does not include a golden parachute excise tax “gross up” provision in the event of a Change in Control.

In the event the Company elects not to renew Mr. Tarr’s Employment Agreement following the initial thirty-six month terms, Mr. Tarr shall be entitled to receive, (a) the Accrued Obligations, and (b) a lump sum severance payment in an amount equal to 1.85 times Mr. Tarr’s then in effect base salary. Any unvested equity grants shall be forfeited as of the date of termination, and any vested equity awards shall be treated as specified in the applicable equity plan and award agreement.

If Mr. Tarr elects continuation coverage under COBRA following termination of employment, the Company will provide the benefits at its sole cost for the period used to calculate any applicable severance payment. The receipt of severance pay or benefits under the terms of Mr. Tarr’s Employment Agreements is contingent upon his execution and non-revocation of a general release and waiver of employment-related claims against the Company.

For purposes of the Employment Agreement,

“Cause” is defined as:

•	conviction of a felony or a crime involving fraud or moral turpitude; or

•

theft, material act of dishonesty or fraud, intentional falsification of any employment or Company records, or commission of any criminal act which impairs Mr. Tarr’s ability to perform appropriate employment duties for the Company; or

•

intentional or reckless conduct or gross negligence materially harmful to the Company or the successor to the Company after a Change in Control, including violation of a non-competition or confidentiality agreement; or

•	Mr. Tarr’s loss of TS/SCI clearance as a result of Mr. Tarr’s misconduct; or

•	willful failure to follow lawful instructions of the person or body to which Mr. Tarr reports; or

•	gross negligence or willful misconduct in the performance of Mr. Tarr’s assigned duties.

“Disability” is defined as a physical or mental illness, injury, or condition that prevents Mr. Tarr from performing substantially all of his duties associated with his position or title with the Company for at least 90 days in a 12-month period.

“Good Reason” is defined as the occurrence of any of the following, provided, that the Company has not cured such event within such 30 days following the receipt of notice:

•

a material reduction or change in Mr. Tarr’s title or job duties, responsibilities and requirements inconsistent with Mr. Tarr’s position with the Company and Mr. Tarr’s prior duties, responsibilities and requirements;

•	any reduction of Mr. Tarr’s then in effect base salary or target bonus as provided in the Employment Agreement;

•

following a Change in Control, a material reduction or change of the authority, duties or responsibilities to whom Mr. Tarr is required to report, including a requirement that Mr. Tarr report to a corporate officer or employee instead of reporting directly to the Board of the ultimate parent entity;

•	Mr. Tarr’s refusal to relocate to a facility or location more than 30 miles from the Company’s current corporate headquarters; or

•	any material breach of the Employment Agreement by Company.

“Change in Control” is defined as the occurrence of any of the following events:

Any person (other than persons who are employees of the Company at any time more than one year before a transaction) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities. In applying the preceding sentence, (A) securities acquired directly from the Company or its affiliates, or from an underwriter pursuant to a public offering, by or for the person shall not be taken into account, and (B) an agreement to vote securities shall be disregarded unless its ultimate purpose is to cause what would otherwise be Change in Control, as reasonably determined by the Board;

•

The Company consummates a merger, or consolidation of the Company with any other corporation unless: (a) the voting securities of the Company outstanding immediately before the merger or consolidation would continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; and (b) no person

(other than persons who are employees at any time more than one year before a transaction) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

•	The stockholders of the Company approve an agreement for the sale or disposition by the Company of all, or substantially all, of the Company’s assets; or

•	The stockholders of the Company approve a plan or proposal for liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

Benefits Payable to Messrs. Khan, Spruill, Oechsle and Ms. Alfers

On October 27, 2010, the Company amended the respective Employment Agreements or, as applicable Severance Agreements of each of Messrs. Khan, Spruill, Oechsle and Ms. Alfers (collectively, “Amended Agreements”) eliminating the provision for payment of a “gross-up” payment if the executive becomes entitled to certain payments and benefits and equity acceleration under his or her employment agreement and those payments and benefits constitute “parachute” payments under Section 280G of the Code. In connection with the execution of the Amended Agreements, the Compensation Committee and the Board approved a special one-time equity award for the named executive officers (“Retention Grant”), which were made in the form of restricted stock, with 30% of the award vesting on August 31, 2011 and 70% of the award vesting on August 31, 2012 as follows: Mr. Spruill 24,791 shares and 20,143 shares to each of Messrs. Oechsle and Khan and Ms. Alfers. The Amended Agreements provide for “double trigger” accelerated vesting of the Retention Grants. Specifically, in order for any accelerated vesting of the Retention Grants, the executive must be involuntarily terminated for reasons other than Cause or resign for Good Reason prior to full vesting of the Retention Grants as scheduled in the applicable award agreement. The Amended Agreements also provide for pro rata vesting of the retention grants in the event of termination due to Disability or death of the executive. The equity awards granted to the named executive officers in March 2012 under the 2011 Success Sharing Plan are also subject to “double trigger” acceleration in the event of a Change in Control.

The Amended Agreements continue to provide that in the event of a Change in Control, as defined in the 2007 Plan, all then-outstanding unvested equity awards, other than the Retention Grants, held by the executive will become fully vested. The Amended Agreements also provide that if the executive’s employment is terminated for any reason other than for Cause, disability, or death, or if the executive resigns for Good Reason, he or she will be entitled to severance pay equal to the sum of his or her base salary and the average of the most recent two years’ bonuses. If the executive’s employment terminates under these circumstances upon or following a Change in Control, severance pay is calculated as the sum of his or her base salary plus the target bonus for the year in which the Change in Control occurred, multiplied by one and one-half (1.5). If the executive elects continuation coverage under COBRA following such termination of employment, the Company will provide the benefits at its sole cost for the period used to calculate his severance payment.

The receipt of severance pay or benefits under the terms of these employment agreements is contingent upon the executive’s execution and non-revocation of a general release and waiver of employment-related claims against the Company. For purposes of the foregoing employment agreements, “Disability”, “Change in Control”, “Good Reason” and “Cause” are defined materially the same as under Mr. Tarr’s employment agreement.

The following table reflects our estimate of the dollar value of the benefits payable to our named executive officers pursuant to the terms of their employment agreements, assuming that a qualifying termination event as described under the agreements occurred on December 31, 2011.

Name	Trigger	Severance Pay and Benefits ($)		Value of Option Acceleration($)(1)	Value of Restricted Stock Acceleration($)(2)
Jeffery R. Tarr	Termination of Employment other than for Cause, Disability, or Death, or Resignation for Good Reason	2,098,145	(5)	—	—

	Change in Control	2,098,145	(6)	—	722,555	(2)

	Termination for Death or Disability	31,747	(7)	—	722,555	(2)

	Termination for Cause or Resignation without Good Reason	31,747	(7)	—	—
A. Rafay Khan	Termination of Employment other than for Cause, Disability, or Death, or Resignation for Good Reason	456,641	(5)	—	241,268	(3)

	Change in Control	675,087	(6)	—	372,279	(2)

	Termination for Death or Disability	21,538	(7)	—	160,625	(4)

	Termination for Cause or Resignation without Good Reason	21,538	(7)	—	—
H. John Oechsle	Termination of Employment other than for Cause, Disability, or Death, or Resignation for Good Reason	462,344	(5)	—	241,268	(3)

	Change in Control	740,319	(6)	—	311,847	(2)

	Termination for Death or Disability	22,308	(7)	—	160,625	(4)

	Termination for Cause or Resignation without Good Reason	22,308	(7)	—	—
Yancey L. Spruill	Termination of Employment other than for Cause, Disability, or Death, or Resignation for Good Reason	531,454	(5)	—	296,927	(3)

	Change in Control	815,750	(6)	—	436,938	(2)

	Termination for Death or Disability	22,560	(7)	—	197,680	(4)

	Termination for Cause or Resignation without Good Reason	22,560	(7)	—	—
J. Alison Alfers	Termination of Employment other than for Cause, Disability, or Death, or Resignation for Good Reason	466,590	(5)	—	241,268	(3)

	Change in Control	694,801	(6)	—	351,320	(2)

	Termination for Death or Disability	20,827	(7)	—	160,625	(4)

	Termination for Cause or Resignation without Good Reason	20,827	(7)	—	—

(1)	Represents the aggregate intrinsic value of the accelerated vesting of the named executive officer’s unvested, in the money stock options. The named executive officers’ unvested stock option holdings as of December 31, 2011 are set forth in the “Outstanding Equity Awards at Year-End 2011” table above.

(2)	Represents the aggregate intrinsic value of the accelerated vesting of 100% of the restricted stock award. Unvested restricted stock holdings as of December 31, 2011 are set forth in the “Outstanding Equity Awards at Year-End 2011” table above.

(3)	Represents accelerated vesting of 100% of the unvested portion of the Retention Grants.

(4)	Represents pro rata accelerated vesting of the unvested portion of the Retention Grants through December 31, 2011.

(5)	The severance and pay benefits payable in connection with termination of employment other than for Cause, Disability or death, or resignation for Good Reason include payment of COBRA continuation coverage for Mr. Tarr of two years and one year for each of the other named executive officers estimated as follows: Jeffrey R. Tarr — $31,398; A. Rafay Khan — $15,699; H. John Oechsle — $14,674; Yancey L. Spruill — $16,793; and J. Alison Alfers — $14,316.

(6)	The severance and pay benefits payable in connection with termination of employment in connection with a Change in Control include payment of COBRA continuation coverage for Mr. Tarr of two years and eighteen months for each of the other named executive officers, estimated as follows: Jeffrey R. Tarr — $31,398; A. Rafay Khan — $23,549; H. John Oechsle — $22,011; Yancey L. Spruill — $25,190; and J. Alison Alfers—$21,474.

(7)	Amount represents accrued and unpaid paid-time off for each of the named executive officers as of December 31, 2011.

Employee Benefit and Stock Plans

1999 Equity Incentive Plan

On February 16, 2000, our Board adopted our 1999 Plan. On December 12, 2000, our stockholders approved our 1999 Plan, pursuant to which qualified and nonqualified stock options to purchase shares of our stock or the stock itself may be issued to employees, officers, directors, and consultants.

A total of 2,000,000 shares of our common stock were authorized for issuance under the 1999 Plan. As of December 31, 2011, options to purchase a total of 286,138 shares of our common stock were issued and outstanding, and a total of 1,472,095 shares of our common stock had been issued upon the exercise of options granted under the 1999 Plan.

Options granted pursuant to the 1999 Plan are subject to certain terms and conditions as contained therein, have a ten-year term, generally vest over a four-year period, and are immediately exercisable.

In connection with a change in control, as defined under our 1999 Plan, any then unvested award outstanding under our 1999 Plan will become fully vested. Under our 1999 Plan, a “change in control” is defined generally as (i) the disposition of substantially all of our assets, (ii) a consolidation or merger into another company in which our stockholders immediately prior to the transaction own less than 50% of the voting power of the surviving entity or its parent immediately following the transaction, (iii) a merger in which we are the surviving corporation but our common stock is converted into other property, whether securities, cash, or otherwise, or (iv) after an initial public offering, acquisition by any person, group or entity of at least 30% of our voting power; provided, that in the case of the transactions described in clauses (ii) and (iii) above, the transaction will only be considered a change in control if our stockholders immediately prior to the transaction hold less than 50% of the surviving company or its parent or, if the transaction involves the issuance of securities of an affiliate company, such affiliate.

2007 Employee Stock Option Plan

On June 14, 2007, our Board adopted our 2007 Plan. On June 21, 2007, our stockholders approved our 2007 Plan, pursuant to which qualified and nonqualified stock options to purchase shares of our common stock, or grants of our common stock, may be issued to our employees, officers, directors and consultants.

A total of 5,000,000 shares of our common stock were authorized for issuance under the 2007 Plan. The plan provides for reservation of an additional 2% of such figure each year for issuance. As of December 31, 2011, options to purchase a total of 3,210,062 shares of our common stock were issued and outstanding, 371,777 shares of our common stock had been granted with respect to restricted stock awards and 326,022 shares of our common stock had been issued upon the exercise of options granted under the 2007 Plan.

In connection with a change in control, the Compensation Committee may in its discretion arrange for the substitution of awards, waive repurchase rights, provide for the cashing out of awards or the termination of awards. Under our 2007 Plan, a “change in control” is defined generally as (i) the acquisition of company securities representing 50% or more of the combined voting power of the Company; (ii) the consummation of a merger or consolidation of the Company into any other corporation unless our voting securities immediately before the transaction continue to represent at least 50% of the combined voting power of the Company or the surviving entity, and unless in connection with the transaction no person or entity becomes the beneficial owner of securities representing 50% or more of the combined voting power of our then-outstanding securities; (iii) our stockholders approval of an agreement for the sale of all or substantially all of our assets or (iv) our stockholders approval of a plan for liquidation or dissolution of the Company.

Rule 10b5-1 Sales Plans

Our directors and executive officers have, and may in the future, adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend or terminate the plan in some circumstances. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

Stock Ownership Guidelines

In December 2010, and as part of further aligning the interests of our named executive officers and non-employee members of our Board of Directors with the interest of our stockholders, the Compensation Committee recommended and the Board approved certain stock ownership guidelines (“Guidelines”). The Guidelines apply to our Chief Executive Officer, our other elected officers, including our named executive officers, and our non-employee directors. The Guidelines recommend that for the term of their tenure with the Company, the Chief Executive Officer hold Qualifying Shares, as defined below, in an amount equal to five times his or her base salary, that our Executive Vice Presidents hold Qualified Shares in an amount equal to three times the individual’s base salary, that other elected officers hold Qualifying Shares in an amount equal to one and a half times the individual’s base salary, and that non-employee directors hold Qualifying Shares in an amount equal to three times the individual’s annual cash retainer. Qualifying Shares include (i) shares of DigitalGlobe common stock held by the covered executive or non-employee director in a brokerage account, or for the covered executive’s or non-employee director’s benefit in trust, or through a tax qualified retirement plan, (ii) restricted shares or RSUs (whether vested or unvested), and (iii) 50% of the aggregate spread on vested DigitalGlobe stock options held by the covered executive or non-employee director. Covered executives and non-employee directors are expected to achieve the holdings required by the Guidelines within five years from the date of adoption of the Guidelines, December 13, 2010, or their later date of hire or effective date of promotion, as applicable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, to the best of our knowledge, the beneficial ownership of our common stock as of the close of business on March 26, 2012 by:

•	each of the executive officers named in the 2011 Summary Compensation Table;

•	each of our directors;

•	each person known by us to be the beneficial owner of more than 5% of our common stock; and

•	all of our executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o DigitalGlobe, 1601 Dry Creek Drive, Suite 260, Longmont, Colorado 80503. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and/or investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 46,608,702 shares of our common stock outstanding on March 26, 2012.

In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of March 26, 2012 to be included. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner Directors and Executive Officers:	Number	% of Class
Jeffrey R. Tarr(1)	103,267	*
Yancey L. Spruill(2)	235,544	*
H. John Oechsle(3)	57,450	*
J. Alison Alfers(4)	129,904	*
A. Rafay Khan(5)	105,618	*
Jill D. Smith(6)	672,697	1.4%
Paul M. Albert, Jr.(6)	53,890	*
Nick S. Cyprus(8)	31,084	*
General Howell M. Estes III(9)	44,029	*
Warren C. Jenson(10)	40,720	*
Alden Munson, Jr.(11)	26,055	*
Kimberly Till	10,871	*
James M. Whitehurst(12)	26,055	*
Eddy Zervigon	1,801	*
All executive officers and directors as a group (21 persons)(13)	2,095,430	4.4%
Other 5% Stockholders:
Morgan Stanley(14)	7,465,900	16.0%
Wellington Management Company, LLP(15)	6,341,973	13.6%
Goldman Sachs Asset Management(16)	3,072,967	6.6%
Hitachi, Ltd.(17)	3,005,742	6.4%
Entities affiliated with John S. Osterweis(18)	2,745,006	5.9%
FMR LLC(19)	2,541,410	5.5%

* Less	than 1%.

(1)	Mr. Tarr’s beneficial ownership includes (i) exercisable options to purchase 21,477 shares of our common stock, (ii) 42,230 shares of unvested restricted stock that were granted pursuant to Mr. Tarr’s employment agreement, 25% of which will vest on April 4, 2012, with the remaining shares vesting 25% per year thereafter and (ii) 36,560 shares of unvested restricted stock granted on March 6, 2012 (for performance in 2011), 25% of which vests on March 6, 2013 with the remaining shares vesting 25% per year thereafter.

(2)

Mr. Spruill’s beneficial ownership includes (i) exercisable options to purchase 160,559 shares of our common stock, (ii) 2,482 shares of unvested restricted stock that were granted to Mr. Spruill on March 2, 2010 (for performance in 2009), which vest in equal installments on March 2, 2013 and March 2, 2014; (iii) 17,354 shares of unvested restricted stock granted to Mr. Spruill as a retention grant on October 27, 2010 which vest on August 31, 2012, (iv) 3,345 shares of unvested restricted stock granted to Mr. Spruill on February 23, 2011 (for performance in 2010), which vest in equal installments on the second, third and fourth anniversaries of the grant date and (v) 10,170 shares of unvested restricted stock granted to Mr. Spruill on March 6, 2012 (for performance in 2011), 25% of which vests on March 6, 2013 with the remaining shares vesting 25% per year thereafter.

(3)	Mr. Oechsle’s beneficial ownership includes (i) exercisable options to purchase 29,068 shares of our common stock, (ii) 14,101 shares of unvested restricted stock granted to Mr. Oechsle as a retention grant on October 27, 2010, which vest on August 31, 2012, (iii) 3,094 shares of unvested restricted stock granted to Mr. Oechsle on February 23, 2011 (for performance in 2010), which vest in equal installments on the second, third and fourth anniversaries of the grant date and (iv) 6,356 shares of unvested restricted stock granted to Mr. Oechsle on March 6, 2012 (for performance in 2011), 25% of which vests on March 6, 2013 with the remaining shares vesting 25% per year thereafter .

(4)	Ms. Alfers’ beneficial ownership includes (i) exercisable options to purchase 100,808 shares of our common stock, (ii) 1,855 shares of unvested restricted stock that were granted to Ms. Alfers on March 2, 2010, which vest in equal installments on March 2, 2013 and March 2, 2014, (iii) 14,101 shares of unvested restricted stock granted to Ms. Alfers as a retention grant on October 27, 2010, which shares vest on August 31, 2012, (iv) 2,737 shares of unvested restricted stock granted to Ms. Alfers on February 23, 2011 (for performance in 2010), which vest in equal installments on the second, third and fourth anniversaries of the grant date and (v) 4,450 shares of unvested restricted stock granted to Ms. Alfers on March 6, 2012 (for performance in 2011), 25% of which vests on March 6, 2013 with the remaining shares vesting 25% per year thereafter.

(5)	Mr. Khan’s beneficial ownership includes (i) exercisable options to purchase 70,967 shares of our common stock, (ii) 2,267 shares of unvested restricted stock that were granted on March 2, 2010, which shares vest in equal installments on March 2, 2013 and March 2, 2014, (iii) 14,101 shares of unvested restricted stock granted to Mr. Khan as a retention grant on October 27, 2010, which shares vest on August 31, 2012, (iv) 3,193 shares of unvested restricted stock granted to Mr. Khan on February 23, 2011 (for performance in 2010), which vest in equal installments on the second, third and fourth anniversaries of the grant date and (v) 8,772 shares of unvested restricted stock granted to Mr. Khan on March 6, 2012 (for performance in 2011), 25% of which vests on March 6, 2013 with the remaining shares vesting 25% per year thereafter.

(6)	Ms. Smith’s beneficial ownership includes (i) exercisable options to purchase 541,947 shares of our common stock, (ii) 5,893 shares of unvested restricted stock that were granted on March 2, 2010, which shares vest in equal installments on March 2, 2013 and March 2, 2014, (iii) 27,873 shares of unvested restricted stock granted to Ms. Smith on February 23, 2011 (for performance in 2010), which vest in equal installments on the second, third and fourth anniversaries of the grant date, and (iv) 24,323 shares of unvested restricted stock granted to Ms. Smith on April 4, 2011, 25% of which vests on April 4, 2012 with the remaining shares vesting 25% per year thereafter.

(7)	Mr. Albert’s beneficial ownership includes exercisable options to purchase 35,932 shares of our common stock.

(8)	Mr. Cyprus’ beneficial ownership includes exercisable options to purchase 22,876 shares of our common stock.

(9)	General Estes’ beneficial ownership includes exercisable options to purchase 33,984 shares of our common stock.

(10)	Mr. Jenson’s beneficial ownership includes exercisable options to purchase 32,512 shares of our common stock.

(11)	Mr. Munson’s beneficial ownership includes exercisable options to purchase 17,847 shares of our common stock.

(12)	Mr. Whitehurst’s beneficial ownership includes exercisable options to purchase 17,847 shares of our common stock.

(13)	This amount includes: (i) 103,662 shares of our common stock registered in the name of Walter S. Scott & Dianne R. Scott, Trustees or Their Successors in Trust under the Walter and Diane Scott Living Trust, Dated March 19, 2000; (ii) 20,906 shares of our common stock formerly registered in the name of Walter Scott or His Successor in Trust as Trustee of the Robert and Christina Tillman Gift Trust, Dated May 17, 1995, which shares are now registered in street name; (iii) exercisable options to purchase 1,304,346 shares of our common stock, and (iv) an aggregate of 199,240 shares of unvested restricted stock granted to Messrs. Scott, Hascall, Hicar, Kerridge, Wray and Jablonsky, Ms. Steinke-Fike and an aggregate of 369,097 shares of unvested restricted stock granted to the named executive officers as set forth in footnotes (1)-(6) above.

(14)	Based on information supplied by Morgan Stanley and Morgan Stanley Principal Investments, Inc. in an amended Schedule 13G filed with the SEC on February 9, 2012. Morgan Stanley, as a parent holding company, indirectly owns 2,824 shares of our common stock, and may be deemed to have sole voting and dispositive power with respect to an additional 7,463,076 shares of our common stock, which shares are directly owned by its indirect, wholly-owned subsidiary, Morgan Stanley Principal Investments, Inc., as of December 31, 2011. The address of Morgan Stanley and Morgan Stanley Principal Investments, Inc. is 1585 Broadway, New York, New York 10036.

(15)	Based on information supplied by Wellington Capital Management Company, LLP in an amended Schedule 13G filed with the SEC on February 14, 2012. According to the amended Schedule 13G, Wellington Capital Management Company, LLP has shared power to vote or direct the vote of 5,108,252 shares of common stock and shared power to dispose or to direct the disposition of 6,341,793 shares of common stock. The address of Wellington Capital Management Company, LLP is 280 Congress Street, Boston, Massachusetts 02210.

(16)	Based on information supplied by Goldman Sachs Assets Management, L.P. (“GSAM”) and GS Investment Strategies, LLC (“GSIS”) in an amended Schedule 13G filed with the SEC on February 14, 2012. According to the amended Schedule 13G, GSAM and GSIS have shared power to vote or direct the vote of 3,044,791 shares of common stock and shared power to dispose or to direct the disposition of 3,072,967 shares of common stock. The address of GSAM and GSIS is Goldman Sachs Asset Management, 200 West Street, New York, New York 10282.

(17)	Based on information supplied by Hitachi, Ltd. in an amended Schedule 13G filed with the SEC on February 9, 2011. Hitachi, Ltd. directly owns 75,850 shares of our common stock and may be deemed to have sole voting and dispositive power with respect to an additional 2,929,892 shares of our common stock which shares are directly owned by its controlling subsidiary, Hitachi Solutions, Ltd. (formerly known as Hitachi Software Engineering Co., Ltd.). The address of Hitachi, Ltd. is 6-6, Marunouchi 1-chrome, Chiyoda-ku, Tokyo 100-8280, Japan. The address of Hitachi Solutions, Ltd. is 12-7, Higashishinagawa 4-chrome, Shinagawa-ku, Tokyo 140-0002, Japan.

(18)	Based on information supplied by Osterweis Capital Management, Inc. and affiliates in an amended Schedule 13G filed with the SEC on February 14, 2012. Osterweis Capital Management, Inc. and affiliates reported voting and investment power with respect to shares of our common stock as follows: Osterweis Capital Management, Inc. (investment adviser) — sole voting and investment power for1,490,390 shares of common stock; Osterweis Capital Management, LLC (investment adviser) — sole voting and investment power for 1,253,746 shares of common stock; and John S. Osterweis (parent holding company/control person) — sole voting power for 2,744,136 shares of common stock and sole investment power for 2,745,006 shares of common stock. These holders are located at One Maritime Plaza, Suite 800, San Francisco, California 94111.

(19)	Based on information supplied by FMR LLC in an amended Schedule 13G filed with the SEC on February 14, 2012. FMR LLC, as the parent holding company of Fidelity Management & Research Company, has sole power to vote or direct the vote of 33,080 shares of common stock and sole power to dispose or to direct the disposition of 2,541,410 shares of common stock. The address of FMR, LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

ADVANCED REGISTRATION

To register in advance for the Annual Meeting please check the appropriate box on your proxy card. Advanced registration will expedite your admission to the meeting but is not required for admittance.

ADDITIONAL INFORMATION

We file annual, quarterly and special reports, Proxy Statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the office of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at www.sec.gov and on our website at www.digitalglobe.com.

We have adopted a Code of Ethics and Business Conduct that governs our senior officers, including our chief executive officer and chief financial officer, and employees. Copies of our Code of Ethics and Business Conduct are available on our website at www.digitalglobe.com and may also be obtained upon request without charge by writing to the Secretary of the Company, DigitalGlobe, Inc., 1601 Dry Creek Drive, Suite 260, Longmont, Colorado 80503. We will post to our website any amendments to the Code of Ethics and Business Conduct, and any waivers that are required to be disclosed by the rules of either the SEC or the NYSE.

By order of the Board of Directors,

Daniel L. Jablonsky

Senior Vice President, Secretary and General Counsel

Longmont, Colorado

April 10, 2012

Annex A

DIGITALGLOBE, INC.

2007 EMPLOYEE STOCK OPTION PLAN

Amended and Restated Effective             , 2012

Plan Document

DIGITALGLOBE, INC.

2007 EMPLOYEE STOCK OPTION PLAN

Amended and Restated Effective             , 2012

Plan Document

1. Establishment, Purpose, and Types of Awards

DigitalGlobe (the “Company”) hereby amends and restates the “2007 Employee Stock Option Plan” (hereinafter referred to as the “Plan”), in order to provide equity-based incentives and awards to select employees, directors, consultants, and advisors of the Company and its Affiliates. The Plan permits the granting of the following types of awards (“Awards”), Options (Section 6), Stock Appreciation Rights (Section 7), and Restricted Shares, Restricted Share Units and Unrestricted Shares (Section 8). To the extent required by Applicable Law, security holders will be provided with Company financial statements at least annually.

Except as provided in an Award Agreement, the Plan shall not affect any stock options, equity-based compensation, or other benefits that the Company or its Affiliates may have provided, or may separately provide in the future pursuant to any agreement, plan, or program that is independent of this Plan.

2. Defined Terms

Terms in the Plan that begin with an initial capital letter have the defined meaning set forth in Appendix A, unless defined elsewhere in this Plan or the context of their use clearly indicates a different meaning.

3. Shares Subject to the Plan

Subject to the provisions of Section 12 of the Plan, the maximum number of Shares that the Company may issue for all Awards is 8,800,000 Shares. Shares that are subject to an Award that for any reason expires, is forfeited, is cancelled, or becomes unexercisable, and Shares that are for any other reason not paid or delivered under this Plan shall again, except to the extent prohibited by Applicable Law, be available for subsequent Awards under the Plan. In addition, the Committee may make future Awards with respect to Shares that the Company retains from otherwise delivering pursuant to an Award under this Plan either (i) as payment of the exercise price of an Award, or (ii) in order to satisfy the withholding or employment taxes due upon grant, exercise, vesting or distribution of an Award. Notwithstanding the foregoing, but subject to adjustments pursuant to Section 12 below, the number of Shares that are available for ISO Awards shall be determined, to the extent required under applicable tax laws, by reducing the number of Shares designated in the first sentence of this paragraph by the number of Shares granted pursuant to Awards (whether or not Shares are issued pursuant to such Awards), provided that any Shares that are either issued or purchased under the Plan and forfeited back to the Plan, or surrendered in payment of the Exercise Price for an Award shall be available for issuance pursuant to future ISO Awards.

4. Administration

(a) General. The Committee shall administer the Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter. The Committee shall hold meetings at such times and places as it may determine and shall make such rules and regulations for the conduct of its business as it deems advisable. In the absence of a duly appointed Committee, the Board shall function as the Committee for all purposes of the Plan.

(b) Committee Composition. The Board shall appoint the members of the Committee. If and to the extent permitted by Applicable Law, the Committee may authorize one or more Reporting Persons (or other officers) to make Awards to Eligible Persons who are not Reporting Persons (or other officers whom the Committee has specifically authorized to make Awards). The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without cause, and fill vacancies on the Committee.

(c) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:

(i) to grant Awards;

(ii) to determine Eligible Persons to whom Awards shall be granted from time to time and the number of Shares, to be covered by each Award;

(iii) to determine, from time to time, the Fair Value of Shares;

(iv) to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations;

(v) to approve the forms of Award Agreements and all other documents, notices and certificates in connection therewith which need not be identical either as to type of Award or among Participants;

(vi) to construe and interpret the terms of the Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration;

(vii) in order to fulfill the purposes of the Plan and without amending the Plan, to modify, to cancel, or to waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs; and

(viii) to make all other interpretations and to take all other actions that the Committee may consider necessary or advisable to administer the Plan or to effectuate its purposes.

Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Reporting Persons, officers, or Employees of the Company or its Affiliates.

(d) Deference to Committee Determinations. The Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate in its sole discretion, and to make any findings of fact needed in the administration of the Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to thereafter exercise its authority in a like fashion. The Committee’s interpretation and construction of any provision of the Plan, or of any Award or Award Agreement, shall be final, binding, and conclusive. The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly made in bad faith or materially affected by fraud.

(e) No Liability; Indemnification. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any Award Agreement. The Company and its Affiliates shall pay or reimburse any member of the Committee, as well as any Director, Employee, or Consultant who takes action on behalf of the Plan, for all expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties on behalf of the Plan.

5. Eligibility

(a) General Rule. Subject to the express provisions of the Plan, the Committee shall determine from the class of Eligible Persons those individuals to whom Awards under the Plan may be granted, the number of Shares subject to each Award, the price (if any) to be paid for the Shares or the Award. The Committee may grant ISOs only to Employees (including officers who are Employees) of the Company or any Affiliate that is a “parent corporation” or “subsidiary corporation” within the meaning of Section 424 of the Code, and may grant all other Awards to any Eligible Person. A Participant who has been granted an Award may be granted an additional Award or Awards if the Committee shall so determine, if such person is otherwise an Eligible Person and if otherwise in accordance with the terms of the Plan.

(b) Documentation of Awards. Each Award shall be evidenced by an Award Agreement signed by the Company and, if required by the Committee, by the Participant. The Award Agreement shall set forth the material terms and conditions of the Award established by the Committee, and each Award shall be subject to the terms and conditions set forth in this Plan unless otherwise specifically provided in an Award Agreement, as permitted by this Plan.

(c) Limits on Awards. The maximum aggregate number of Shares subject to Awards granted to a Participant in a calendar year may not exceed 2,000,000 shares. Replacement Awards. Subject to Applicable Laws (including any associated Shareholder approval requirements), the Committee may, in its sole discretion and upon such terms as it deems appropriate, require as a condition of the grant of an Award to a Participant that the Participant surrender for cancellation some or all of the Awards that have previously been granted to the Participant under this Plan or otherwise. An Award that is conditioned upon such surrender may or may not be the same type of Award, may cover the same (or a lesser or greater) number of Shares as such surrendered Award, may have other terms that are determined without regard to the terms or conditions of such surrendered Award, and may contain any other terms that the Committee deems appropriate. In the case of Options, these other terms may not involve an Exercise Price that is lower than the exercise price of the surrendered Option unless the Company’s shareholders approve the grant itself or the program under which the grant is made pursuant to the Plan. Except in connection with a corporate transaction involving the company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel, exchange, replace, buyout or surrender outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

6. Option Awards

(a) Types; Documentation. Subject to Section 5(a), the Committee may in its discretion grant Options pursuant to Award Agreements that are delivered to Participants. Each Option shall be designated in the Award Agreement as an ISO or a Non-ISO, and the same Award Agreement may grant both types of Options. At the sole discretion of the Committee, any Option may be exercisable, in whole or in part, immediately upon the grant thereof, or only after the occurrence of a specified event, or only in installments, which installments may vary. Options granted under the Plan may contain such terms and provisions not inconsistent with the Plan that the Committee shall deem advisable in its sole and absolute discretion.

(b) ISO $100,000 Limitation. To the extent that the aggregate Fair Value of Shares with respect to which Options designated as ISOs first become exercisable by a Participant in any calendar year (under this Plan and any other plan of the Company or any Affiliate) exceeds $100,000, such excess Options shall be treated as Non-ISOs. For purposes of determining whether the $100,000 limit is exceeded, the Fair Value of the Shares subject to an ISO shall be determined as of the Grant Date. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. In the event that Section 422 of the Code is amended to alter the limitation set forth therein, the limitation of this Section 6(b) shall be automatically adjusted accordingly.

(c) Term of Options. Each Award Agreement shall specify a term at the end of which the Option automatically expires, subject to earlier termination provisions contained in Section 6(h) hereof; provided, that, the term of any Option may not exceed ten years from the Grant Date. In the case of an ISO granted to an Employee who is a Ten Percent Holder on the Grant Date, the term of the ISO shall not exceed five years from the Grant Date.

(d) Exercise Price. The exercise price of an Option shall be determined by the Committee in its sole discretion and shall be set forth in the Award Agreement, provided that —

(i) the per Share exercise price shall not be less than the Fair Value per Share on the Grant Date, and

(ii) the per Share exercise price shall not be less than 110% of the Fair Value per Share on the Grant Date for any Options granted to (a) an Employee who is a Ten Percent Holder on the Grant Date or (b) any person who owns securities possessing more than 10% of the total combined voting power (as defined in Section 194.5 of the California Corporations Code) of all classes of securities of the Company or its parent or subsidiaries possessing voting power.

(e) Exercise of Option. The times, circumstances and conditions under which an Option shall be exercisable shall be determined by the Committee in its sole discretion and set forth in the Award Agreement. The Committee shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such leave approved by the Company.

(f) Methods of Exercise. Prior to its expiration pursuant to the terms of the applicable Award Agreement, and subject to the times, circumstances and conditions for exercise contained in the applicable Award Agreement, each Option may be exercised, in whole or in part (provided that the Company shall not be required to issue fractional shares), by delivery of written notice of exercise to the secretary of the Company (in the form approved by the Committee) accompanied by the full exercise price of the Shares being purchased. In the case of an ISO, the Committee shall determine the acceptable methods of payment on the Grant Date and it shall be included in the applicable Award Agreement The methods of payment that the Committee may in its discretion accept or commit to accept in an Award Agreement include:

(i) cash or check payable to the Company (in U.S. dollars);

(ii) other Shares that (A) are owned by the Participant who is purchasing Shares pursuant to an Option, (B) have a Fair Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised, (C) were not acquired by such Participant pursuant to the exercise of an Option, unless such Shares have been owned by such Participant for at least six months or such other period as the Committee may determine, (D) are all, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such Shares to or by the Company (other than such restrictions as may have existed prior to an issuance of such Shares by the Company to such Participant), and (E) are duly endorsed for transfer to the Company;

(iii) a cashless exercise program that the Committee may approve, from time to time, pursuant to which a Participant may concurrently provide irrevocable instructions (A) to such Participant’s broker or dealer to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price of the Option plus all applicable taxes required to be withheld by the Company by reason of such exercise, and (B) to the Company to deliver the certificates for the purchased Shares directly to such broker or dealer in order to complete the sale; or

(iv) any combination of the foregoing methods of payment.

The Company shall not be required to deliver Shares pursuant to the exercise of an Option until payment of the full exercise price therefore is received by the Company.

(g) Vesting. Unless otherwise provided in an Award Agreement, 1/4 (25%) of the Options granted pursuant to an Award Agreement shall vest on the first anniversary of the date of grant and 1/36th of the remaining 75% shall vest thereafter on each of the first 36 monthly anniversaries of the date of grant, subject to the Participant remaining in Continuous Service on each such vesting date. The Committee may, in its sole discretion, waive any vesting provisions contained in an Award Agreement, but any such waiver must be in writing.

(h) Termination of Continuous Service. The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option at the date of his or her termination of Continuous Service, or if the Participant (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Award Agreement or below (as applicable), the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan and become available for future Awards. In no event may any Option be exercised after the expiration of the Option term as set forth in the Award Agreement.

The following provisions shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an Option shall terminate when there is a termination of a Participant’s Continuous Service:

(i) Termination other than Upon Disability or Death or for Cause. In the event of termination of a Participant’s Continuous Service (other than as a result of Participant’s death, disability, or termination for Cause), the Participant shall have the right to exercise an Option at any time within three months following such termination (or such earlier date on which the Option expires) to the extent the Participant was entitled to exercise such Option at the date of such termination.

(ii) Disability. In the event of termination of a Participant’s Continuous Service as a result of his or her being Disabled, the Participant shall have the right to exercise an Option at any time within six months following such termination (or such earlier date on which the Option expires) to the extent the Participant was entitled to exercise such Option at the date of such termination.

(iii) Death. In the event of the death of a Participant during the period of Continuous Service since the Grant Date of an Option, or within 12 months following termination of the Participant’s Continuous Service, the Option may be exercised, at any time within 12 months following the date of the Participant’s death (or such earlier date on which the Option expires), by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the right to exercise the Option had vested at the date of death or, if earlier, the date the Participant’s Continuous Service terminated.

(iv) Cause. If the Committee determines that a Participant’s Continuous Service terminated due to Cause or that the Company had Cause to terminate the Participant’s Continuous Service or would have had Cause if the Company had then known all of the relevant facts, the Participant shall forfeit the right to exercise any Option as of the time that the Committee determines that Cause first existed, and it shall be considered immediately null and void.

If there is a Securities and Exchange Commission blackout period that prohibits the buying or selling or Shares during any part of the ten (10) day period before the expiration of any Option based on the termination of a Participant’s Continuous Service (as described above), the period for exercising the Options shall be extended until ten (10) days beyond when such blackout period ends. Notwithstanding any provision hereof or within an Award Agreement, no Option shall ever be exercisable after the expiration date of its original term as set forth in the Award Agreement.

7. Share Appreciation Rights (SARs)

(a) Grants. The Committee may in its discretion grant Share Appreciation Rights to any Eligible Person in any of the following forms:

(i) SARs related to Options. The Committee may grant SARs either concurrently with the grant of an Option or with respect to an outstanding Option, in which case the SAR shall extend to all or a portion of the Shares covered by the related Option. An SAR shall entitle the Participant who holds the related Option, upon exercise of the SAR and surrender of the related Option, or portion thereof, to the extent the SAR and related Option each were previously unexercised, to receive payment of an amount determined pursuant to Section 7(e) below. Any SAR granted in connection with an ISO will contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder.

(ii) SARs Independent of Options. The Committee may grant SARs which are independent of any Option subject to such conditions as the Committee may in its discretion determine and set forth in the applicable Award Agreement.

(iii) Limited SARs. The Committee may grant SARs exercisable only upon or in respect of a Change in Control or any other specified event, and such limited SARs may relate to or operate in tandem or combination with or substitution for Options or other SARs, or on a stand-alone basis, and may be payable in cash or Shares based on the spread between the exercise price of the SAR, and (A) a price based upon or equal to the Fair Value of the Shares during a specified period, at a specified time within a specified period before, after or including the date of such event, or (B) a price related to consideration payable to Company’s shareholders generally in connection with the event.

(b) Exercise Price. The per Share exercise price of an SAR shall be determined in the sole discretion of the Committee, shall be set forth in the applicable Award Agreement, and shall be no less than the Fair Value of one Share. The exercise price of an SAR related to an Option shall be the same as the exercise price of the related Option.

(c) Exercise of SARs. An SAR may not have a term exceeding ten years from its Grant Date. Unless the Award Agreement otherwise provides, an SAR related to an Option will be exercisable at such time or times, and to the extent, that the related Option will be exercisable; provided that the Award Agreement shall not, without the approval of the shareholders of the Company, provide for a vesting period for the exercise of the SAR that is more favorable to the Participant than the exercise period for the related Option. An SAR granted independently of any other Award will be exercisable pursuant to the terms of the Award Agreement. Whether an SAR is related to an Option or is granted independently, the SAR may only be exercised when the Fair Value of the Shares underlying the SAR exceeds the exercise price of the SAR.

(d) Effect on Available Shares. All SARs that may be settled in Shares shall be counted in full against the number of Shares available for awards under the Plan, regardless of the number of Shares actually issued upon settlement of the SARs.

(e) Payment. Upon exercise of an SAR related to an Option and the attendant surrender of an exercisable portion of any related Award, the Participant will be entitled to receive payment of an amount determined by multiplying —

(i) the excess of the Fair Value of a Share on the date of exercise of the SAR over the exercise price per Share of the SAR, by

(ii) the number of Shares with respect to which the SAR has been exercised.

(iii) Notwithstanding the foregoing, an SAR granted independently of an Option (i) may limit the amount payable to the Participant to a percentage, specified in the Award Agreement but not exceeding one-hundred percent (100%), of the amount determined pursuant to the preceding sentence, and (ii) shall be subject to any payment or other restrictions that the Committee may at any time impose in its discretion, including restrictions intended to conform the SARs with Section 409A of the Code.

(f) Form and Terms of Payment. Unless otherwise provided in an Award Agreement, all SARs shall be settled in Shares as soon as practicable after exercise. Subject to Applicable Law, the Committee may, in its sole discretion, provide in an Award Agreement that the amount determined under Section 7(e) above shall be settled solely in cash, solely in Shares (valued at their Fair Value on the date of exercise of the SAR), or partly in cash and partly in Shares, with cash paid in lieu of fractional shares.

(g) Termination of Employment or Consulting Relationship. The Committee shall establish and set forth in the applicable Award Agreement the terms and conditions under which an SAR shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The provisions of Section 6(h) above shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an SAR shall terminate when there is a termination of a Participant’s Continuous Service.

8. Restricted Shares, Restricted Share Units and Unrestricted Shares

(a) Grants. The Committee may in its sole discretion grant restricted shares (“Restricted Shares”) to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant and that sets forth the number of Restricted Shares, the purchase price for such Restricted Shares (if any), and the terms upon which the Restricted Shares may become vested. In addition, the Company may in its discretion grant to any Eligible Person the right to receive Shares after certain vesting requirements are met (“Restricted Share Units”), and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the number of Shares (or formula, that may be based on future performance or conditions, for determining the number of Shares) that the Participant shall be entitled to receive upon vesting and the terms upon which the Shares subject to a Restricted Share Unit may become vested. The Committee may condition any Award of Restricted Shares or Restricted Share Units to a Participant on receiving from the Participant such further assurances and documents as the Committee may require to enforce the restrictions. In addition, the Committee may grant Awards hereunder in the form of unrestricted shares (“Unrestricted Shares”), which shall vest in full upon the date of grant or such other date as the Committee may determine or which the Committee may issue pursuant to any program under which one or more Eligible Persons (selected by the Committee in its sole discretion) elect to pay for such Shares or to receive Unrestricted Shares in lieu of cash bonuses that would otherwise be paid.

(b) Vesting and Forfeiture. The Committee shall set forth in an Award Agreement granting Restricted Shares or Restricted Share Units, the terms and conditions under which the Participant’s interest in the Restricted Shares or the Shares subject to Restricted Share Units will become vested and non-forfeitable. Except as set forth in the applicable Award Agreement or as the Committee otherwise determines, upon termination of a Participant’s Continuous Service for any reason, the Participant shall forfeit his or her Restricted Shares and Restricted Share Units; provided that if a Participant purchases the Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant only if and to the extent set forth in an Award Agreement.

(c) Issuance of Restricted Shares Prior to Vesting. The Company shall issue stock certificates that evidence Restricted Shares pending the lapse of applicable restrictions, and that bear a legend making appropriate reference to such restrictions. Except as set forth in the applicable Award Agreement or as the Committee otherwise determines, the Company or a third party that the Company designates shall hold such Restricted Shares and any dividends that accrue with respect to Restricted Shares pursuant to Section 8(e) below.

(d) Issuance of Shares upon Vesting. As soon as practicable after vesting of a Participant’s Restricted Shares (or of the right to receive Shares underlying Restricted Share Units) and the Participant’s satisfaction of applicable tax withholding requirements, the Company shall release to the Participant, free from the vesting restrictions, one Share for each vested Restricted Share (or issue one Share free of the vesting restriction for each vested Restricted Share Unit), unless an Award Agreement provides otherwise. No fractional shares shall be distributed, and cash shall be paid in lieu thereof.

(e) Dividends Payable on Vesting. Whenever Shares are released to a Participant or duly-authorized transferee pursuant to Section 8(d) above as a result of the vesting of Restricted Shares or the Shares underlying Restricted Share Units are issued to a Participant pursuant to Section 8(d) above, such Participant or duly authorized transferee shall also be entitled to receive (unless otherwise provided in the Award Agreement), with respect to each Share released or issued a number of Shares equal to the sum of (i) any stock dividends, which were declared and paid to the holders of Shares between the Grant Date and the date such Share is released from the vesting restrictions in the case of Restricted Shares or issued in the case of Restricted Share Units, and (ii) a number of Shares equal to the Shares that the Participant could have purchased at Fair Value on the payment date of any cash dividends for Shares if the Participant had received such cash dividends with respect to each Restricted Share or Share subject to a Restricted Share Unit Award between its Grant Date and its settlement date. For the avoidance of doubt, no amount shall be paid with respect to dividends for Restricted Shares or Shares underlying Restricted Share Units that are subject to performance-based vesting except to the extent that the applicable performance goals are satisfied.

(f) Section 83(b) Elections. A Participant may make an election under Section 83(b) of the Code (the “Section 83(b) Election”) with respect to Restricted Shares. If a Participant who has received Restricted Share

Units promptly provides the Committee with written notice of his or her intention to make a Section 83(b) Election with respect to the Shares subject to such Restricted Share Units, the Committee may in its discretion convert the Participant’s Restricted Share Units into Restricted Shares, on a one-for-one basis, in full satisfaction of the Participant’s Restricted Share Unit Award. The Participant may then make a Section 83(b) Election with respect to those Restricted Shares.

9. Taxes

(a) General. As a condition to the issuance or distribution of Shares pursuant to the Plan, the Participant (or in the case of the Participant’s death, the person who succeeds to the Participant’s rights) shall make such arrangements as the Company may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the Award and the issuance of Shares. The Company shall not be required to issue any Shares until such obligations are satisfied, and may unilaterally withhold Shares for this purpose. If the Committee allows or effectuates the withholding or surrender of Shares to satisfy a Participant’s tax withholding obligations, the Committee shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

(b) Default Rule for Employees. In the absence of any other arrangement authorized by the Committee or set forth in the Award Agreement, and to the extent permitted under Applicable Law, each Participant shall be deemed to have elected to have the Company withhold from the Shares or cash to be issued pursuant to an Award that number of Shares having a Fair Value determined as of the applicable Tax Date (as defined below) or cash equal to the minimum applicable tax withholding and employment tax obligations associated with an Award. If such withholding of Shares is not permitted for any reason, the Company shall satisfy any required withholding through withholding from cash compensation otherwise payable to the Participant. For purposes of this Section 9, the Fair Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Law (the “Tax Date”).

(c) Surrender of Shares. If permitted by the Committee, in its discretion, a Participant may satisfy the minimum applicable tax withholding and employment tax obligations associated with an Award by surrendering Shares to the Company (including Shares that would otherwise be issued pursuant to the Award) that have a Fair Value determined as of the applicable Tax Date equal to the amount required to be withheld. In the case of Shares previously acquired from the Company that are surrendered under this Section 9, such Shares must have been owned by the Participant for more than six months on the date of surrender (or such longer period of time the Company may in its discretion require).

(d) Income Taxes and Deferred Compensation. Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes. The Committee shall have the discretion to organize any deferral program, to require deferral election forms, and to grant or to unilaterally modify any Award in a manner that (i) conforms with the requirements of Section 409A of the Code, (ii) that voids any Participant election to the extent it would violate Section 409A of the Code, and (iii) for any distribution election that would violate Section 409A of the Code, to make distributions pursuant to the Award at the earliest to occur of a distribution event that is allowable under Section 409A of the Code or any distribution event that is both allowable under Section 409A of the Code and is elected by the Participant, subject to any valid second election to defer, provided that the Committee permits second elections to defer in accordance with Section 409A(a)(4)(C). The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and all Awards.

10. Performance Criteria

(a) General. The Committee may establish performance criteria and level of achievement versus such criteria that shall determine the number of Awards to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. In addition, the

Committee may specify that an Award or a portion of an Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for such Award or portion of an Award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of Shares issued under or the amount paid under an Award may, to the extent specified in the Award Agreement, be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(b) Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: (i) cash flow including either operating cash flow, cash flow from operations or free cash flow (before or after dividends), (ii) net income, earnings per share or net income growth or earnings per share growth, (iii) earnings before interest, taxes, depreciation and amortization (EBITDA) or earnings or EBITDA margin percentage, (iv) stock price on an absolute or relative basis, (v) return on equity, (vi) total stockholder return, (vii) return on capital or investment (including return on total capital, return on invested capital, or return on investment), (viii) return on assets or net assets, (ix) market capitalization, (x) economic value added, (xi) debt leverage (debt to capital) or reduction in debt leverage, (xii) revenue, (xiii) operating income, (xiv) operating profit or net operating profit, (xv) operating profit margin or net profit margin, (xvi) return on operating revenue, (xvii) cash from operations, (xviii) operating ratio, (xix) operating revenue of (xx) operating revenue growth. To the extent consistent with Section 162(m) of the Code, the Committee (A) shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the acquisition or disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with standards established by opinion No. 30 of the Accounting Principles Board (APA Opinion No. 30) or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (B) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (I) asset write-downs, (II) litigation, claims, judgments or settlements, (III) the effect of changes in tax law or other such laws or provisions affecting reported results, (IV) accruals for reorganization and restructuring programs and (V) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company.

11. Non-Transferability of Awards

(a) General. Except as set forth in this Section 11, or as otherwise approved by the Committee, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by a Participant will not constitute a transfer. An Award may be exercised, during the lifetime of the holder of an Award, only by such holder, the duly-authorized legal representative of a Participant who is Disabled, or a transferee permitted by this Section 11.

(b) Limited Transferability Rights. Notwithstanding anything else in this Section 11, the Committee may in its discretion provide in an Award Agreement that an Award in the form of a Non-ISO, or Restricted Shares may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s “Immediate Family” (as defined below), or (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and the Plan. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

12. Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions

(a) Changes in Capitalization. The Committee shall equitably adjust the number of Shares covered by each outstanding Award, and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture, or expiration of an Award, as well as the price per Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Shares resulting from a stock-split, reverse stock-split, stock dividend, combination, recapitalization or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. In any case, such substitution of securities shall not require the consent of any person who is granted Awards pursuant to the Plan. Except as expressly provided herein, or in an Award Agreement, if the Company issues for consideration shares of stock of any class or securities convertible into shares of stock of any class, the issuance shall not affect, and no adjustment by reason thereof shall be required to be made with respect to the number or price of Shares subject to any Award.

(b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company other than as part of a Change in Control, each Award will terminate immediately prior to the consummation of such action, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.

(c) Change in Control. The Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s shareholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions in connection with a Change in Control:

(i) arrange for or otherwise provide that each outstanding Award shall be assumed or a substantially similar award shall be substituted by a successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”);

(ii) provide that repurchase rights of the Company with respect to Shares issued upon exercise of an Award shall lapse as to the Shares subject to such repurchase right;

(iii) arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards;

(iv) provide that to the extent that an Award is not exercised prior to consummation of a transaction in which the Award is not being assumed or substituted, such Award shall terminate upon such consummation; or

(v) make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate.

(d) Certain Distributions. In the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per Share covered by each outstanding Award to reflect the effect of such distribution.

13. Time of Granting Awards.

The date of grant (“Grant Date”) of an Award shall be the date on which the Committee makes the determination granting such Award or such other date as is determined by the Committee, provided that in the case of an ISO, the Grant Date shall be the later of the date on which the Committee makes the determination granting such ISO or the date of commencement of the Participant’s employment relationship with the Company.

14. Modification of Awards and Substitution of Options.

(a) Modification, Extension, and Renewal of Awards. Within the limitations of the Plan, the Committee may modify an Award to accelerate the rate at which an Option or SAR may be exercised (including without limitation permitting an Option or SAR to be exercised in full without regard to the installment or vesting provisions of the applicable Award Agreement or whether the Option or SAR is at the time exercisable, to the extent it has not previously been exercised), to accelerate the vesting of any Award, to extend or renew outstanding Awards or to accept the cancellation of outstanding Awards to the extent not previously exercised. However, the Committee may not cancel an outstanding Option whose exercise price is greater than Fair Value at the time of cancellation for the purpose of reissuing the Option to the Participant at a lower exercise price or granting a replacement award of a different type. Notwithstanding the foregoing provision, no modification of an outstanding Award shall materially and adversely affect such Participant’s rights thereunder (with such an affect being presumed to arise from a modification that would trigger a violation of Section 409A of the Code), unless either (i) the Participant provides written consent, or (ii) before a Change in Control, the Committee determines in good faith that the modification is not materially adverse to the Participant. Nothing in this Section shall prohibit the Committee from taking any action authorized pursuant to Section 12. Furthermore, neither the Company nor the Committee shall, without shareholder approval, allow for a “repricing” within the meaning of federal securities laws applicable to proxy statement disclosures.

(b) Substitution of Options. Notwithstanding any inconsistent provisions or limits under the Plan, in the event the Company or an Affiliate acquires (whether by purchase, merger or otherwise) all or substantially all of outstanding capital stock or assets of another corporation or in the event of any reorganization or other transaction qualifying under Section 424 of the Code, the Committee may, in accordance with the provisions of that Section, substitute Options for options under the plan of the acquired company provided (i) the excess of the aggregate fair value of the shares subject to an option immediately after the substitution over the aggregate option price of such shares is not more than the similar excess immediately before such substitution, and (ii) the new option does not give persons additional benefits, including any extension of the exercise period.

15. Term of Plan.

The Plan shall continue in effect for a term of 10 years from the date it is amended and restated by the Board, unless the Plan is sooner terminated under Section 16 below.

16. Amendment and Termination of the Plan.

(a) Authority to Amend or Terminate. Subject to Applicable Laws, the Board may from time to time amend, alter, suspend, discontinue, or terminate the Plan.

(b) Effect of Amendment or Termination. No amendment, suspension, or termination of the Plan shall materially and adversely affect Awards already granted (with such an affect being presumed to arise from a modification that would trigger a violation of Section 409A of the Code) unless either it relates to an adjustment pursuant to Section 12 or modification pursuant to Section 14(a) above, or it is otherwise mutually agreed between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company. Notwithstanding the foregoing, the Committee may amend the Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

17. Conditions Upon Issuance of Shares.

Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with Applicable Law, with such compliance determined by the Company in consultation with its legal counsel.

18. Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19. Effective Date.

This Plan shall become effective on the date which it has received approval by a vote of a majority of the votes cast at a duly held meeting of the Company’s shareholders (or by such other shareholder vote that the Committee determines to be sufficient for the issuance of Shares or stock options according to the Company’s governing documents and applicable state law), which shall occur no later more than 12 months after the date the Plan is adopted by the Company. Awards may be granted under the Plan, but shall not become exercisable, prior to obtaining such shareholder approval.

20. Controlling Law.

All disputes relating to or arising from the Plan shall be governed by the internal substantive laws (and not the laws of conflicts of laws) of the State of Colorado, to the extent not preempted by United States federal law. If any provision of this Plan is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective.

21. Laws And Regulations.

(a) U.S. Securities Laws. This Plan, the grant of Awards, and the exercise of Options and SARs under this Plan, and the obligation of the Company to sell or deliver any of its securities (including, without limitation, Options, Restricted Shares, Restricted Share Units, Unrestricted Shares and Shares) under this Plan shall be subject to all Applicable Law. In the event that the Shares are not registered under the Securities Act of 1933, as amended (the “Act”), or any applicable state securities laws prior to the delivery of such Shares, the Company may require, as a condition to the issuance thereof, that the persons to whom Shares are to be issued represent and warrant in writing to the Company that such Shares are being acquired by him or her for investment for his or her own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Act, and a legend to that effect may be placed on the certificates representing the Shares.

(b) Other Jurisdictions. To facilitate the making of any grant of an Award under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Company may adopt rules and procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures of particular countries. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Company may adopt sub-plans and establish escrow accounts and trusts as may be appropriate or applicable to particular locations and countries.

22. No Shareholder Rights.

Neither a Participant nor any transferee of a Participant shall have any rights as a shareholder of the Company with respect to any Shares underlying any Award until the date of issuance of a share certificate to a Partic-

ipant or a transferee of a Participant for such Shares in accordance with the Company’s governing instruments and Applicable Law. Prior to the issuance of Shares pursuant to an Award, a Participant shall not have the right to vote or to receive dividends or any other rights as a shareholder with respect to the Shares underlying the Award, notwithstanding its exercise in the case of Options and SARs. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate is issued, except as otherwise specifically provided for in this Plan.

23. No Employment Rights.

The Plan shall not confer upon any Participant any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way a Participant’s right or the Company’s right to terminate the Participant’s employment, service, or consulting relationship at any time, with or without Cause. By accepting any Award under this Plan a Participant confirms his or her at-will status (except as otherwise provided in a written employment agreement signed by an officer of the Company) and that such relationship only can be changed by a written agreement signed by an officer of the Company.

24. Termination, Rescission and Recapture of Awards.

(a) Each Award under the Plan is intended to align the Participant’s long-term interest with those of the Company. If the Participant engages in certain activities discussed below, either during employment or any other service relationship or after employment or such service relationship with the Company terminates for any reason, the Participant is acting contrary to the long-term interests of the Company. Accordingly, to the extent not prohibited by Applicable Law, the Company may terminate any outstanding, unexercised, unexpired, unpaid, or deferred Awards (“Termination”), rescind any exercise, payment or delivery pursuant to the Award (“Rescission”), or recapture any Common Stock (whether restricted or unrestricted) or proceeds from the Participant’s sale of Shares issued pursuant to the Award (“Recapture”), if the Participant does not comply with the conditions of subsections (b), (c), and (d) hereof (collectively, the “Conditions”).

(b) Each Participant acknowledges that by virtue of his or her employment or other service relationship with the Company, he or she will be granted otherwise prohibited access to confidential information and proprietary data including but not limited to such information described in those or other similar terms in any applicable patent, confidentiality, inventions, secrecy, or other agreement between the Participant and the Company, which are not known, and not readily accessible to the Company’s competitors. This information (the “Confidential Information”) includes, but is not limited to, current and prospective customers; the identity of key contacts at such customers; customers’ particularized preferences and needs; marketing strategies and plans; financial data; personnel data; compensation data; proprietary procedures and processes; and other unique and specialized practices, programs and plans of the Company and its customers and prospective customers. Each Participant recognizes that this Confidential Information constitutes a valuable property of the Company, developed over a significant period of time and at substantial expense. Accordingly, each Participant, by accepting any Award under this Plan, agrees that he or she shall not, at any time during or after his or her employment or other service relationship with the Company, divulge such Confidential Information or make use of it for his or her own purposes or the purposes of any person or entity other than the Company.

(c) Pursuant to any agreement between the Participant and the Company with regard to intellectual property (including but not limited to patents, trademarks, copyrights, trade secrets, inventions, developments, improvements, proprietary information, confidential business and personnel information), a Participant shall promptly disclose and assign to the Company or its designee all right, title, and interest in such intellectual property, and shall take all reasonable steps necessary to enable the Company to secure all right, title and interest in such intellectual property in the United States and in any foreign country.

(d) By virtue of his or her relationship with the Company, each Participant will be introduced to and involved in the solicitation and servicing of existing customers of the Company and new customers obtained by the Company and agrees that all efforts expended in soliciting and servicing such customers shall be for the permanent benefit of the Company. During each Participant’s employment or other service relationship with the Company he or she will not engage in any conduct which could in any way jeopardize or disturb any of the

Company’s customer relationships. Each Participant agrees that, to the extent not prohibited by Applicable Law, for a period beginning on the date of grant of each Award and ending (i) 1 year after termination of Continuous Service, regardless of the reason for such termination, he or she shall not, directly or indirectly, without the prior written consent of the Chairman of the Company, market, offer, sell or otherwise furnish any products or services similar to, or otherwise competitive with, those offered by the Company to any customer of the Company; and (ii) 2 years after termination of Continuous Service, regardless of the reason for such termination, he or she shall not, directly or indirectly, solicit, offer employment to, hire or otherwise retain the services of any employee or other service provider of the Company.

(e) Upon exercise, payment, or delivery of cash or Common Stock pursuant to an Award, the Participant shall certify on a form acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan and, if a severance of Continuous Service has occurred for any reason, shall state the name and address of the Participant’s then-current employer or any entity for which the Participant performs business services and the Participant’s title, and shall identify any organization or business in which the Participant owns a greater-than-five-percent equity interest.

(f) If the Company determines, in its sole and absolute discretion, that (i) a Participant has violated any of the Conditions, or (ii) during his or her Continuous Service has rendered services to or otherwise directly or indirectly engaged in or assisted, any organization or business that, in the judgment of the Company in its sole and absolute discretion, is or is working to become competitive with the Company; or (iii) during his or her Continuous Service, or within one year after its termination for any reason, a Participant (a) has solicited any non-administrative employee of the Company to terminate employment with the Company; or (b) has engaged in activities which are materially prejudicial to or in conflict with the interests of the Company, including any breaches of fiduciary duty or the duty of loyalty, or taken any action or inaction that resulted in a restatement to the Company’s audited financial statements, then, except to the extent prohibited by Applicable Law, the Company may, in its sole and absolute discretion, impose a Termination, Rescission or Recapture with respect to any or all of the Participant’s relevant Awards, Shares, and the proceeds thereof.

(g) Within ten days after receiving notice from the Company of any such activity described in Section 24(f) above, the Participant shall deliver to the Company the Shares acquired pursuant to the Award, or, if Participant has sold the Shares, the gain realized, or payment received as a result of the rescinded exercise, payment, or delivery; provided, that if the Participant returns Shares that the Participant purchased pursuant to the exercise of an Option (or the gains realized from the sale of such Common Stock), the Company shall promptly refund the exercise price, without earnings, that the Participant paid for the Shares. Any payment by the Participant to the Company pursuant to this Section 24 shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment, or delivery. It shall not be a basis for Termination, Rescission or Recapture if after termination of a Participant’s Continuous Service, the Participant purchases, as an investment or otherwise, stock or other securities of such an organization or business, so long as (i) such stock or other securities are listed upon a recognized securities exchange or traded over-the-counter, and (ii) such investment does not represent more than a five percent equity interest in the organization or business.

(h) Notwithstanding the foregoing provisions of this Section, the Company has sole and absolute discretion not to require Termination, Rescission or Recapture, and its determination not to require Termination, Rescission or Recapture with respect to any particular act by a particular Participant or Award shall not in any way reduce or eliminate the Company’s authority to require Termination, Rescission or Recapture with respect to any other act or Participant or Award. Nothing in this Section shall be construed to impose obligations on the Participant to refrain from engaging in lawful competition with the Company after the termination of employment that does not violate subsections (b), (c), or (d) of this Section, other than any obligations that are part of any separate agreement between the Company and the Participant or that arise under Applicable Law.

(i) All administrative and discretionary authority given to the Company under this Section shall be exercised by the most senior human resources executive of the Company or such other person or committee (including without limitation the Committee) as the Committee may designate from time to time.

(j) Notwithstanding any provision of this Section, if any provision of this Section is determined to be unenforceable or invalid under any Applicable Law, such provision will be applied to the maximum extent permitted by Applicable Law, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under Applicable Law. Furthermore, if any provision of this Section is illegal under any Applicable Law, such provision shall be null and void to the extent necessary to comply with Applicable Law.

DigitalGlobe, Inc.

Employee Stock Option Plan

Appendix A: Definitions

As used in the Plan, the following definitions shall apply:

“Affiliate” means, with respect to any Person (as defined below), any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors, whether through the ownership of voting securities, by contract or otherwise; and the terms “Affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” means the legal requirements relating to the administration of options and share-based plans under applicable U.S. federal and state laws, the Code, and any applicable stock exchange or automated quotation system rules or regulations (to the extent the Committee determines in its discretion that compliance with such rules or regulations is desirable) and the applicable laws of any other country or jurisdiction where Awards are granted or that apply to the Company’s or a Participant’s rights and obligations under this Plan or any Award Agreement, as such laws, rules, regulations and requirements shall be in place from time to time.

“Award” means any award made pursuant to the Plan, including awards made in the form of an Option, an SAR, a Restricted Share, a Restricted Share Unit, an Unrestricted Share, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

“Award Agreement” means any written document setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.

“Board” means the Board of Directors of the Company.

“Cause” for termination of a Participant’s Continuous Service will have the meaning set forth in any unexpired employment agreement between the Company and the Participant. In the absence of such an agreement, “Cause” will exist if the Participant is terminated from employment or other service with the Company or an Affiliate for any of the following reasons: (i) the Participant’s willful failure to substantially perform his or her duties and responsibilities to the Company or deliberate violation of a material Company policy; (ii) the Participant’s commission of any material act or acts of fraud, embezzlement, dishonesty, or other willful misconduct; (iii) the Participant’s material unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; (iv) Participant’s willful and material breach of any of his or her obligations under any written agreement or covenant with the Company or any of its Affiliates; (v) the Participant’s conviction of, or plea of nolo contendere to a crime involving fraud, theft, or moral turpitude or any felony; or (vi) the Participant’s misconduct, significant failure to perform the Participant’s duties or engagement in any activity that constitutes a conflict of interest with the Company or its Affiliates.

The Committee shall in its discretion determine whether or not a Participant is being terminated for Cause. The Committee’s determination shall, unless arbitrary and capricious, be final and binding on the Participant, the Company, and all other affected persons. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted herein to include any Affiliate or successor thereto, if appropriate.

“Change in Control” means any of the following:

(i) Acquisition of Controlling Interest. Any Person (other than Persons who are Employees at any time more than one year before a transaction) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities. In applying the preceding sentence, (i) securities acquired directly from the Company or its Affiliates by or for the Person shall not be taken into account, and (ii) an agreement to vote securities shall be disregarded unless its ultimate purpose is to cause what would otherwise be Change in Control, as reasonably determined by the Board.

(ii) Merger. The Company consummates a merger, or consolidation of the Company with any other corporation unless: (a) the voting securities of the Company outstanding immediately before the merger or consolidation would continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; and (b) no Person (other than Persons who are Employees at any time more than one year before a transaction) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities.

(iii) Sale of Assets. The sale or disposition by the Company of all, or substantially all, of the Company’s assets.

(iv) Liquidation or Dissolution. The liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Committee” means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 4 above. With respect to any decision involving an Award made at a time when the Company is publicly traded and that is intended to satisfy the requirements of Section 162(m) of the Code, the Committee shall consist of two or more Directors of the Company who are “outside directors” within the meaning of Section 162(m) of the Code. With respect to any decision relating to a Reporting Person made at a time when the Company is publicly traded, the Committee shall consist of two or more Directors who are disinterested within the meaning of Rule 16b-3.

“Company” means DigitalGlobe, Inc., a Delaware corporation; provided, however, that in the event the Company reincorporates to another jurisdiction, all references to the term “Company” shall refer to the Company in such new jurisdiction.

“Consultant” means any person, including an advisor, who is engaged by the Company or any Affiliate to render services and is compensated for such services.

“Continuous Service” means the absence of any interruption or termination of service as an Employee, Director, or Consultant. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Affiliates or their respective successors. Changes in status between service as an Employee, Director, and a Consultant will constitute an interruption of Continuous Service if the Committee determines that the individual has not continued or will not continue to perform bona fide services for the Company or determines that the relationship will or may result in adverse accounting consequences.

“Director” means a member of the Board, or a member of the board of directors of an Affiliate.

“Disabled” means that a Participant is contemporaneously receiving full disability benefits under a long-term disability plan maintained by the Company (but, if a Participant is awarded disability benefits as the result of such a disability plan’s formal claims procedure process, prior to denial at the final level of administrative appeal, he or she shall be deemed to have contemporaneously received such benefits with respect to the period for which they were awarded). If a Participant is denied such benefits at the final level of appeal, or does not timely pursue his or her disability plan administrative remedies through the final level of appeal, he or she shall not be considered to be Disabled for purposes of the Plan.

“Eligible Person” means any Consultant, Director or Employee and includes non-Employees to whom an offer of employment has been or is being extended.

“Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes, whether or not that classification is correct. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Value” means, as of any date (the “Determination Date”) means: (i) the closing price of a Share on the New York Stock Exchange or the American Stock Exchange (collectively, the “Exchange”), on the Determination Date, or, if shares were not traded on the Determination Date, then on the nearest preceding trading day during which a sale occurred; or (ii) if such stock is not traded on the Exchange but is quoted on Nasdaq or a successor quotation system, (A) the last sales price (if the stock is then listed as a National Market Issue under The Nasdaq National Market System) or (B) the mean between the closing representative bid and asked prices (in all other cases) for the stock on the Determination Date as reported by Nasdaq or such successor quotation system; or (iii) if such stock is not traded on the Exchange or quoted on Nasdaq but is otherwise traded in the over-the-counter, the mean between the representative bid and asked prices on the Determination Date; or (iv) if subsections (i)-(iii) do not apply, the fair value established in good faith by the Board or the Committee.

“Grant Date” has the meaning set forth in Section 13 of the Plan.

“Incentive Share Option or ISO” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.

“Non-ISO” means an Option not intended to qualify as an ISO, as designated in the applicable Award Agreement.

“Option” means any stock option granted pursuant to Section 6 of the Plan.

“Participant” means any holder of one or more Awards, or the Shares issuable or issued upon exercise of such Awards, under the Plan.

“Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity.

“Plan” means this DigitalGlobe, Inc. 2007 Employee Stock Option Plan, as amended and restated effective             , 2012.

“Reporting Person” means an officer, Director, or greater than ten percent shareholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

“Restricted Shares” mean Shares subject to restrictions imposed pursuant to Section 8 of the Plan.

“Restricted Share Units” mean Awards pursuant to Section 8 of the Plan.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

“SAR” or “Share Appreciation Right” means Awards granted pursuant to Section 7 of the Plan.

“Share” means a share of common stock of the Company, as adjusted in accordance with Section 12 of the Plan.

“Ten Percent Holder” means a person who owns stock representing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Affiliate.

“Unrestricted Shares” mean Shares awarded pursuant to Section 8 of the Plan.

ANNUAL MEETING OF STOCKHOLDERS OF

DIGITALGLOBE, INC.

May 22, 2012

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

COMPANY NUMBER
Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.	ACCOUNT NUMBER
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The notice of meeting and proxy statement are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=16165

iPlease detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.i

¢    20330303000000001000  6                                                                                  052212

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

				FOR	AGAINST	ABSTAIN
1. Election of three Class III Directors to serve for a three-year term expiring at our 2015 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.			2. Approval of the amendment of our 2007 Employee Stock Option Plan.	☐	☐	☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: O Nick S. Cyprus O Warren C. Jenson O Kimberly Till		3. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012.	FOR ☐	AGAINST ☐	ABSTAIN ☐
				FOR	AGAINST	ABSTAIN
			4. Approval, on an advisory basis, of executive compensation.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
If you plan to attend the Annual Meeting, please check the box at right. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: ¢	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

☐	¢

DIGITALGLOBE, INC. Proxy for Annual Meeting of Stockholders on May 22, 2012 Solicited on Behalf of the Board of Directors

The undersigned stockholder of DigitalGlobe, Inc. (the “Company”) hereby appoints Daniel L. Jablonsky and Yancey L. Spruill, and each of them, the lawful attorneys and proxies of the undersigned, each with full power of substitution and the power to act alone, to vote all of the shares of Common Stock of the Company held of record by the undersigned on March 26, 2012, at the Annual Meeting of Stockholders to be held at the Grand Hyatt Hotel, located at 1750 Welton Street, Denver, Colorado 80202 in the Mt. Oxford Room, on Tuesday, May 22, 2012 at 9:00 a.m., local time, and at any postponement or adjournment thereof, with all the powers the undersigned would possess if personally present upon all matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement.

Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy and in the discretion of the proxy holders as to any other matter that may properly come before the Annual Meeting of Stockholders. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS FROM REGISTERED STOCKHOLDERS, PROXIES WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS.

(Continued and to be signed on the reverse side.)

¢	14475	¢

ANNUAL MEETING OF STOCKHOLDERS OF

DIGITALGLOBE, INC.

May 22, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The notice of meeting and proxy statement

are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=16165

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢    20330303000000001000  6                                                                                  052212

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

				FOR	AGAINST	ABSTAIN
1. Election of three Class III Directors to serve for a three-year term expiring at our 2015 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.			2. Approval of the amendment of our 2007 Employee Stock Option Plan.	☐	☐	☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: O Nick S. Cyprus O Warren C. Jenson O Kimberly Till		3. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012.	FOR ☐	AGAINST ☐	ABSTAIN ☐
				FOR	AGAINST	ABSTAIN
			4. Approval, on an advisory basis, of executive compensation.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
If you plan to attend the Annual Meeting, please check the box at right. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: ¢	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢